Exhibit 10.53
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DEVELOPMENT AND COMMERCIALIZATION AGREEMENT
This Development and Commercialization Agreement (the “Agreement”), entered into as of May 29, 2013 (the “Effective Date”), is made by and between Array BioPharma Inc., a Delaware corporation, having offices at 3200 Walnut Street, Boulder, Colorado 80301, and Oncothyreon Inc., a Delaware corporation, having offices at with offices at 2601 Fourth Ave., Suite 500, Seattle WA 98121.
BACKGROUND
A.Array owns certain intellectual property rights and know-how with respect to ARRY 380 (as defined below) and is developing ARRY 380 for the treatment of cancer.
B.    Oncothyreon and Array desire to collaborate on the development and commercialization of certain products utilizing ARRY 380 for the treatment of cancer, including breast cancer, all on the terms and conditions set forth below. The goal of the collaboration, as more fully described below, is for Oncothyreon and Array to share in the conduct of a coordinated clinical development program for the Product for the United States and the EU, and to share in the commercialization of the Product in the United States, all on the terms and conditions set forth herein.
NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the Parties as follows:
ARTICLE 1
DEFINITIONS
Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized, shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.
1.1    “Affiliate” means any entity which controls, is controlled by or is under common control with Oncothyreon or Array. For purposes of this definition, “control” means beneficial ownership (direct or indirect) of at least fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).
1.2    “Alliance Manager” has the meaning set forth in Section 2.1.
1.3    “Allowable Expenses” has the meaning set forth in the Financial Exhibit.
1.4    “Array” means Array BioPharma Inc. and any of its Affiliates.
1.5    “Array Development Activities” means all research and pre-clinical and clinical Development activities with respect to the Product that are specifically designated as Array’s

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

obligations in the Development Plan and Budget, including, to the extent provided therein, chemistry, manufacturing and control (CMC) activities, toxicology studies and the manufacturing of Product for use in connection therewith.
1.6    “Array Indemnitees” has the meaning set forth in Section 16.1.
1.7    “Array Know-How” means any Know-How Controlled by Array as of the Effective Date or thereafter during the term of this Agreement relating to the Product that is reasonably necessary for the research, Development, manufacture, use or Commercialization of the Product in the Field and to practice the licenses granted hereunder.
1.8    “Array Patents” means any Patent Rights Controlled by Array as of the Effective Date or thereafter during the term of this Agreement having claims covering ARRY 380 and/or the Product, their use, composition, formulation, preparation or manufacture or having claims that are reasonably necessary for the research, Development, manufacture, use or Commercialization of the Product in the Field and to practice the licenses granted hereunder. For the avoidance of doubt, “Array Patents” shall include Array’s ownership interest in any Joint Patents.
1.9    “Array Technology” means the Array Know-How and Array Patents.
1.10    “ARRY 380” means that certain synthetic chemical entity described in Exhibit A hereto.
1.11    “Audited Party” has the meaning set forth in Section 12.4.
1.12    “Auditing Party” has the meaning set forth in Section 12.4.
1.13    “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in Seattle, WA or Boulder, CO, are authorized or required by law to remain closed.
1.14    “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.
1.15    “Calendar Year” means a period of twelve (12) consecutive calendar months ending on December 31. For purposes hereof, the period from the Effective Date through December 31, 2013 shall be deemed the first (1st) Calendar Year.
1.16    “Change of Control” means: (i) the acquisition, directly or indirectly, by any person, entity or “group” (within meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by means of a transaction or series of related transactions, of (a) beneficial ownership of fifty percent (50%) or more of the outstanding Voting Securities of a Party (or the surviving entity, as applicable, whether by merger, consolidation, reorganization, tender offer or other similar means), or (b) all, or substantially all, of the assets of a Party and its Affiliates; or (ii) any consolidation or merger of a Party with or into any Third Party, or any other corporate reorganization involving a Third Party, in which those persons or entities that are stockholders of the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Party immediately prior to such consolidation, merger or reorganization (or prior to any series of related transactions leading up to such event) own fifty percent (50%) or less of the surviving entity’s voting power immediately after such consolidation, merger or reorganization.
1.17    “Claims” means all Third Party demands, claims, actions, proceedings and liability (whether criminal or civil, in contract, tort or otherwise) for losses, damages, reasonable legal costs and other reasonable expenses of any nature whatsoever.
1.18    “Co-Promotion Agreement” has the meaning set forth in Section 8.2.2(a).
1.19    “Co-Promotion Notice” has the meaning set forth in Section 8.2.2.
1.20    “Co-Promotion Option” has the meaning set forth in Section 8.2.2.
1.21    “Co-Promoting Percentage” has the meaning set forth in Section 8.2.2(a).
1.22    “Co-Promotion Plan” has the meaning set forth in Section 8.2.2(c)(i).
1.23    “Commercialization Plan and Budget” has the meaning set forth in Section 8.2.1.
1.24    “Commercialize” means to market, promote, distribute, import, export, offer to sell and/or sell the Product and/or conduct other Commercialization activities, and “Commercialization” means commercialization activities relating to the Product, including without limitation, activities relating to marketing, promoting, distributing, importing, exporting, offering for sale or selling Product, and manufacturing activities related to commercial supplies of Products. For clarity, Commercialization activities shall also include planning and implementation relating to such commercialization activities, distribution, booking of sales, and pricing and reimbursement activities.
1.25    “Commercially Reasonable Efforts” means the expenditure of those efforts and resources used consistent with the usual practice of Oncothyreon or Array, as the case may be, in actively and diligently pursuing development or commercialization of its other similarly important innovative pharmaceutical products with similarly significant market potential and at a similar stage in development.
1.26    “Competing Product” means any product, whether or not containing ARRY 380, that includes, as an active pharmaceutical ingredient, a small molecule agent that (i) directly binds to and inhibits the activity of [*] and (ii) selectively inhibits [*] with at least [*] times the inhibitory activity that such small molecule agent has against any other biological target. It is understood and agreed that the compound known as [*], and any salt, hydrate, solvate, clathrate, polymorph or isomer thereof, is not and shall not be deemed a Competing Product.
1.27    “Competing Product Infringement” has the meaning set forth in Section 13.3.2(a).
1.28    “Completion” shall be deemed to occur, with respect to a particular clinical trial for the Product, after the end of the administration period for the last subject to be treated in such trial

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and upon collection of Data to be obtained from trial subject in connection with such clinical trial in accordance with the applicable trial protocol. Discontinuation of a clinical trial prior to completion of the administration period for at least the number of subjects called for in the applicable study protocol and collection of corresponding Data from such subjects does not constitute “Completion” for purposes of this Agreement. For purposes of the foregoing, “administration period” means the period during which doses of the Product are administered to the subject, in accordance with the protocol for such trial.
1.29    “Confidential Information” has the meaning set forth in Section 15.1.
1.30    “Control” or “Controlled” means, with respect to any Know How, Patent Rights, other intellectual property rights, or any proprietary or trade secret information, the legal authority or right (whether by ownership, license or otherwise) of a Party or its Affiliates to grant the licenses or sublicenses, of the scope set forth herein, of or under such Know How, Patent Rights, or intellectual property rights to another Person, or to otherwise disclose such proprietary or trade secret information to another Person, without breaching the terms of any agreement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.
1.31    “Co-Promotion” means promotion of the Product, including, without limitation, Detailing, by Array and Oncothyreon (and/or their respective Affiliates) under the same Marketing Approval and Product Marks in the U.S. When used as a verb, “Co‑Promote” means to engage in such activities.
1.32     “Core Dossier” means a compilation of clinical Data, preclinical Data and other information necessary for filing an MAA in the United States and the Major EU Countries.
1.33    “Data” means any and all research data, results, pharmacology data, medicinal chemistry data, preclinical data, clinical data (including investigator reports (both preliminary and final), statistical analysis, expert opinions and reports, safety and other electronic databases), in any and all forms, including files, reports, raw data, source data (including patient medical records and original patient report forms, but excluding patient-specific data to the extent required by applicable laws, rules or regulations) and the like, in each case directed to, resulting from or used in the Development, manufacture or Commercialization of ARRY 380 or the Product hereunder.
1.34    “Decision Period” has the meaning set forth in Section 4.5.2.
1.35    “Detail” means an interactive face-to-face visit by a Sales Representative with a medical professional who has prescribing authority or is able to influence prescribing decisions, within the target audience during which approved uses, safety, effectiveness, contraindications, side effects, warnings or other relevant characteristics of a pharmaceutical product are discussed in an effort to increase prescribing preferences of a pharmaceutical product for its approved uses. When used as a verb, the terms “Detail” or “Detailing” means to perform a Detail. Details include First Position Details, Second Position Details and Other Details (as defined in the Financial Exhibit). For purposes of determining US Profit/Loss hereunder, “Details” do not include (i) activities conducted by medical support staff (such as medical science liaisons), or (ii) e-details, activities

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

conducted at conventions or similar gatherings and activities performed by market development specialists, managed care account directors and other personnel not performing face-to-face sales calls or not specifically trained with respect to a pharmaceutical product. For clarity, the foregoing sentence shall not be construed to restrict or limit either Party’s ability to engage in the activities described in the preceding sub-clauses (i) and (ii) as part of Co-Promotion in accordance with the terms of this Agreement.
1.36    “Develop” or “Development” means drug development activities, including, without limitation, non-clinical research, preclinical and clinical activities, test method development and stability testing, assay development and audit development, toxicology, formulation, process development and improvement, process validation, manufacturing scale-up (including scale-up for commercial manufacturing for the United States market), delivery system development, manufacturing, storage, transportation and distribution of the Product for use in clinical trials including placebos and comparators as the case may be, development activities with respect to a diagnostic product, quality assurance/quality control, statistical design and analysis, clinical studies (including any clinical studies after Marketing Approval), packaging development, regulatory affairs, and the preparation, filing and prosecution of MAAs or other Regulatory Filings related to the Product.
1.37    “Development Costs” means all Out-of-Pocket Costs and FTE Costs incurred by or on behalf of a Party or its Affiliates in connection with the research and Development of the Product in accordance with the applicable approved Development Plan and Budget, in accordance with the expense recognition provisions of the GAAP, including, without limitation, the costs of preclinical testing, toxicology, formulation, clinical trials, the preparation, collection and/or validation of Data from such clinical trials and the preparation of medical writing and publishing on the Data and results obtained from such clinical trials, market research with respect to Development, in each case to the extent that such activities, Out-of-Pocket Costs and FTE Costs are within the scope of the Development Plan and Budget. For purposes of the preceding sentence, costs shall be deemed to be incurred in accordance with an applicable approved Development Plan and Budget if they were incurred in the performance of the activities specified in the Development Plan and Budget and do not exceed by more than ten percent (10%) the amount budgeted in the Development Plan and Budget for such activities (unless such overage has been approved by the other Party, which approval shall not be unreasonably withheld to the extent the incurrence of such excess costs was not within the reasonable control of the Party who incurred such excess costs). Development Costs shall not include any (i) costs incurred by Array prior to the Effective Date, or (ii) Out-of-Pocket Costs committed to by Array prior to the Effective Date; provided, however, that notwithstanding the foregoing, (a) the amounts to be paid to Array as set forth in Section 9.1.2 representing 100% of the Fully Burdened Manufacturing Cost for Existing Quantities of Product shall be included within the POC Development Costs, and (b) Out-of-Pocket Payments for the manufacture or supply of Products from and after the Effective Date, or for the conduct of data analysis or sample analysis in connection with Development activities conducted after the Effective Date, in each case that are otherwise within the definition of Development Costs, shall be included within Development Costs regardless of whether such Out-of-Pocket Payments are made pursuant to an agreement in effect prior to the Effective Date. Payments to support investigator-sponsored trials of the Product at the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Dana Farber Cancer Institute, and the costs of clinical supplies for such investigator-sponsored trials, shall be excluded from Development Costs (and shall be borne by Array). Without limiting the generality of the foregoing, Development Costs shall include, to the extent included in the scope set forth above, the following:
(a)    Out-of-Pocket Costs and/or FTE Costs for internal scientific, medical or technical personnel engaged in Development efforts, which costs shall be determined based on the FTE Rate and represented in the FTE Costs;
(b)    the Fully Burdened Manufacturing Cost for clinical supplies;
(c)    Out-of-Pocket Costs and/or FTE Costs for other manufacturing activities related to the Product (but excluding any costs of manufacturing commercial supplies of Products to the extent included under Allowable Expenses), including without limitation (i) Out-of-Pocket Costs and/or FTE Costs incurred in procuring clinical supplies, including reasonable Out-of-Pocket Costs and/or FTE Costs incurred in connection with the development of the manufacturing process for such clinical supplies, but excluding any capital expenditures or qualification or validation expenses relating to any manufacturing facility, (ii) Out-of-Pocket Costs and/or FTE Costs incurred to purchase and/or package placebos and comparator drugs, (iii) Out-of-Pocket Costs and/or FTE Costs incurred in disposal of clinical samples, (iv) Out-of-Pocket Costs and/or FTE Costs for manufacturing process development and process validation, manufacturing scale-up and improvements (including scale-up of commercial manufacturing, but excluding, for clarity, any other commercial manufacturing or supply costs included under Allowable Expenses), and (v) scrap, failed batches and the like in connection with manufacturing activities associated with Development of the Product;
(d)    Out-of-Pocket Costs and/or FTE Costs for Regulatory Filings to the extent such costs are to be considered Development Costs in accordance with the overall Development Plan and Budget;
(e)    Out-of-Pocket Costs and/or FTE Costs for identification, synthesis, qualification, validation and/or stability testing of Product batches;
(f)    Out-of-Pocket Costs and FTE Costs identifiable to establishing, updating and maintaining a global safety database for Products; and
(g)    Out-of-Pocket Costs and FTE Costs associated with pre- and post-approval commitments mandated by Regulatory Authorities (including any clinical studies after Marketing Approval such as Phase IV studies), to the extent incurred with respect to the Product.
It is understood that only those FTEs directly performing Development activities under the Development Plan and Budget will be charged as Development Costs. For clarity, the only costs to be included as Development Costs are FTE Costs, Out-of-Pocket Costs, and (for clinical supplies) the Fully Burdened Manufacturing Cost. The Parties acknowledge and agree that no amounts shall

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

be double-counted in the determination of Development Costs, even if such amounts may potentially fall within the description of more than one category of Development Costs.
1.38    “Development Data” means (i) all Data from clinical trials of the Product; and (ii) all research Data, preclinical Data, manufacturing Data and other information, together with all reports, analyses and summaries on or of such Data, in each case that are generated by or under authority of a Party either under the Development Program or by Array with respect to ARRY 380 or a Product prior to the Effective Date. For such purposes, “Development Data” shall include (1) raw Data, study protocols, study results, analytical methodologies, manufacturing processes, materials lists, batch records, vendor information, validation documentation, and the like, and (2) expert opinions, analyses, reports and the like, relating to the Data, including in each case electronic information and databases embodying such Data.
1.39    “Development Plan and Budget” means the plan and budget for the Parties’ research and Development of the Product, as amended from time to time by the JDC pursuant to Section 3.2. The initial Development Plan and Budget has been mutually agreed in writing by the Parties as of the date of signing this Agreement, and shall be the operative Development Plan and Budget unless and until amended, modified or updated as provided in this Agreement. Such plan and budget shall also be referred to individually as “Development Plan” and “Development Budget”, respectively.
1.40    “Development Program” means the Development activities provided for in the Development Plan with respect to the Product, including the conduct of clinical studies of the Product relating to the compilation of the Core Dossier, obtaining and maintaining Marketing Approval in the United States and the Major EU Countries, and Development activities after Marketing Approval (including activities directed to new indications and formulations, Phase IV studies and the like) in the United States and the Major EU Countries, and associated manufacturing activities (including formulation, process development and validation, and production or acquisition of clinical supplies). For avoidance of doubt, the Development Program includes, but is not limited to, the Development of the Product (e.g., planning and execution of clinical studies and related documentary and medical writing) required for the compilation of the Core Dossier.
1.41    “Distribution Costs” has the meaning set forth in the Financial Exhibit.
1.42    “EAP Expenses” has the meaning set forth in the Financial Exhibit.
1.43    “Early Access Program” or “EAP” has the meaning set forth in the Financial Exhibit.
1.44    “EMA” means the European Medicines Agency or any successor entity thereto.
1.45    “Employer Indemnitees” has the meaning set forth in Section 8.2.7.
1.46    “Enforcing Party” has the meaning set forth in Section 13.3.2(b)(ii).
1.47    “Existing Quantities of Product” has the meaning set forth in Section 9.1.2.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.48    “FDA” means the U.S. Food and Drug Administration or any successor entity thereto.
1.49    “Field” means all human and animal therapeutic, diagnostic and prophylactic uses.
1.50    “Financial Exhibit” means Exhibit B attached hereto, as the same may be amended from time to time by the Parties.
1.51    “First Commercial Sale” means, with respect to a country, the first commercial sale of the Product in the Field in such country. Sales for clinical study purposes, Early Access Programs or similar uses shall not constitute a First Commercial Sale. In addition, sales of a Product by and between a Party and its Affiliates and Sublicensees, or between the Parties (or their respective Affiliates or Sublicensees), shall not constitute a First Commercial Sale.
1.52    “FTE” means a full time equivalent person year (consisting of 1880 hours per year) of work performing Development or Commercialization of the Product hereunder. For clarity, indirect personnel (including support functions such as managerial, financial, legal or business development) shall not constitute FTEs. Notwithstanding the foregoing, the time of a single individual shall not account for more than one FTE for a given Calendar Year (or applicable pro-rata portion of an FTE during any Calendar Quarter or other period of less than a Calendar Year).
1.53    “FTE Costs” for a given period means the product of (a) the total FTEs (proportionately, on a per-FTE basis) dedicated by personnel of a Party or its Affiliates in the particular period to the direct performance of the activities allocated to such Party under and in accordance with the applicable Development Plan and Budget, as applicable, and (b) the FTE Rate.
1.54    “FTE Rate” means a rate per FTE equal to [*] per annum (which may be prorated on a daily or hourly basis as necessary) with respect to Development or Commercialization activities conducted pursuant to this Agreement. “FTE Rate” shall be deemed to include all direct and indirect costs of each Party’s FTEs (including personnel and travel expenses, and the costs of managerial, financial, legal or business development personnel supporting the activities of such FTEs).
1.55    “Fully Burdened Manufacturing Cost(s)” means:
(a)    to the extent Licensed Compounds, Products or any direct materials used to manufacture Products (collectively, “Product Materials”) are manufactured by Third Party contract manufacturing organizations and similar contractors (collectively, “CMOs”) the costs paid to such CMO(s) for the manufacture and testing of such Product Materials, together with the internal costs of a Party or its Affiliate associated with quality control, quality assurance and validation with respect to Product Materials, and otherwise managing and coordinating the activities of such CMOs (provided that, with respect to commercial supply of Products, such costs of otherwise managing and coordinating the activities of such CMO shall be capped, for purposes of determining Fully Burdened Manufacturing Costs, at [*]% of the Out-of-Pocket amounts paid to the CMO(s) for such commercial supply), and costs of transportation, clearance and storage of such Product Materials (if necessary), customs, duty and transit insurance on account of such Product Materials; or

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)    to the extent a Party or its Affiliate itself manufactures Product Materials, the fully burdened cost of goods sold for such Product Materials, calculated in accordance with GAAP (and, if either Party or its Affiliate so manufactures Product Materials during a period when costs therefor would be shared by the Parties as Developments Costs or Allowable Expenses under this Agreement, the Parties shall negotiate in good faith to establish a more detailed, mutually acceptable accounting methodology for calculation thereof); or
(c)    to the extent a Party or its Affiliate purchases Product Materials from the other Party or its Affiliate, the transfer price paid, plus Out-of-Pocket Costs for transportation, clearance, release of Product and storage of such Product Materials (if necessary), customs, duty and transit insurance on account of such Product Materials.
1.56    “GAAP” means U.S. generally accepted accounting principles.
1.57    “Good Clinical Practice” means the current standards for clinical trials for pharmaceuticals, as set forth in the ICH guidelines and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good clinical practice as are required by the EMA and other organizations and governmental agencies in Major EU Countries to the extent such standards are not less stringent than United States Good Clinical Practice.
1.58    “Good Laboratory Practice” means the current standards for laboratory activities for pharmaceuticals, as set forth in the FDA’s Good Laboratory Practice regulations or the Good Laboratory Practice principles of the Organization for Economic Co-Operation and Development (“OECD”), as amended from time to time, and such standards of good laboratory practice as are required by the EMA and other organizations and governmental agencies in Major EU Countries, to the extent such standards are not less stringent than United States Good Laboratory Practice.
1.59    “Good Manufacturing Practice” means the part of quality assurance which ensures that products are consistently produced and controlled in accordance with the quality standards appropriate to their intended use as defined in 21 C.F.R. § 210 and 211, European Directive 2003/94/EC, Eudralex 4, Annex 16, and applicable United States, European Union, and ICH Guidance and/or regulatory requirements for a product.
1.60    “Health Care Reform Fees” has the meaning set forth in the Financial Exhibit.
1.61    “Indemnification Claim Notice” has the meaning set forth in Section 16.3.2.
1.62    “Indemnified Party” has the meaning set forth in Section 16.3.2.
1.63    “Indemnifying Party” has the meaning set forth in Section 16.3.2.
1.64    “Initial Development Plan and Budget” has the meaning set forth in Section 3.2.1.
1.65    “Insolvency Event” means, in relation to either Party, any one of the following: (a) that Party is the subject of voluntary or involuntary bankruptcy proceedings instituted on behalf of or against such Party (except for involuntary bankruptcy proceedings which are dismissed within sixty

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(60) days); (b) an administrative receiver, receiver and manager, interim receiver, custodian, sequestrator or similar officer is appointed in respect of that Party (collectively, the “Receiver”) and that Party has not caused the underlying action or the Receiver to be dismissed within sixty (60) days after the Receiver’s appointment; (c) the Board of Directors have passed a resolution to wind up that Party (other than a resolution for the solvent reconstruction or reorganization of that Party) or to make an application for an administration order or to appoint an administrator; or (d) that Party makes a general assignment, composition or arrangement with or for the benefit of all or the majority of that Party’s creditors.
1.66    “Joint Commercialization Committee” (or “JCC”) means the committee established under Section 2.3.
1.67    “Joint Development Committee” (or “JDC”) means the committee established under Section 2.2.
1.68    “Joint Know-How” means any Know-How which is jointly owned, or jointly Controlled, by Array and Oncothyreon at any time during the Term of this Agreement.
1.69    “Joint Patents” means any Patent Rights which are jointly owned, or jointly Controlled, by Array and Oncothyreon at any time during the Term of this Agreement.
1.70    “Joint Technology” means the Joint Know-How and Joint Patents.
1.71    “Know-How” means all technical information, know-how and Data, including inventions (whether patentable or not), discoveries, trade secrets, specifications, instructions, processes, formulae, materials, expertise and other technology applicable to compounds, formulations, compositions, products or to their manufacture, development, registration, use or commercialization or methods of assaying or testing them or processes for their manufacture, formulations containing them, compositions incorporating or comprising them and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical Data, instructions, processes, formulae, expertise and information, regulatory filings and copies thereof, relevant to the development, manufacture, use or commercialization of and/or which may be useful in studying, testing, development, production or formulation of products, or intermediates for the synthesis thereof.
1.72    “Large Company” means a company that, together with its Affiliates, had aggregate worldwide revenues from sales of pharmaceuticals exceeding [*]in the preceding Calendar Year.
1.73    “Major EU Country” means France, Germany, Italy, Spain and the United Kingdom.
1.74    “Marketing Approval” means, with respect to each country, approval by the FDA or the applicable health regulatory authority in or for such country that is the counterpart of the FDA of the applicable MAA for the Product filed in or for such country.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.75    “Marketing Approval Application” or “MAA” means a New Drug Application, or similar application for Marketing Approval, required under the United States Federal Food, Drug and Cosmetics Act and the regulations promulgated thereunder, or a comparable filing for Marketing Approval in or for a given country, in each case with respect to the Product.
1.76    “Marketing Expenses” has the meaning set forth in the Financial Exhibit.
1.77    “Medical Affairs Expenses” has the meaning set forth in the Financial Exhibit.
1.78    “Net Proceeds” means all cash payments and other consideration received by a Party for a grant a Sublicense to a Sublicensee, including without limitation, up-front payments, milestone payments, Premium on Equity, and running royalties, less any applicable withholding taxes and any other amounts credited or deducted against the amounts actually received by the Party, unless and until the Party recoups such taxes or charges through a credit against taxes due or against other cash payments that the Party otherwise would be required to make. The Party negotiating the Sublicense agreement shall have the right to deduct from the Net Proceeds received from such agreement the out-of-pocket costs incurred by such Party in negotiating such license agreement. Net Proceeds shall not include any amounts received by a Party (a) for the funding of research and development activities relating to a the Product at reasonable and customary rates (including, for the avoidance of doubt, periodic reimbursements, in arrears, for research and development activities undertaken after execution of the applicable Sublicense), (b) for the supply of a the Product at a reasonable and customary transfer price, (c) in the form of loans at reasonable and customary rates of interest, and (d) as payment for equity, other than Premium on Equity. For the avoidance of doubt, the performance of Development or Commercialization activities, or associated manufacturing, by a Sublicensee or its Third Party contractors shall not, by itself, constitute “other consideration” to be included within the definition of Net Proceeds. Any dispute between the Parties with respect to the determination of the value of any “other consideration” to be included within the definition of Net Proceeds shall be determined pursuant to Section 18.2.1.
(a)    “Premium on Equity” means the amount by which cash amounts received by a Party for a particular equity security exceed the Fair Market Value of such security.
(b)    “Fair Market Value” of an equity security means (i) if the equity security is traded on a National Exchange, then Fair Market Value shall equal the average closing sale price of a share of such equity security as reported on the National Exchange for the five (5) trading days immediately preceding, and the five (5) trading days including and following, the date payment is received for such security from the Sublicensee; (ii) if the equity security is not traded on a National Exchange, then Fair Market Value shall be determined on the basis of the common stock equivalents of such equity security, and shall equal the effective gross price per share of a common stock equivalent of the issuing Party (subject to appropriate adjustments for stock splits, stock dividends, recapitalizations, reorganizations and combinations) in the last sale of equity securities by the issuing Party to Third Parties other than the Sublicensee (but including sales to such other Third Parties made at the same time as the sale to the Sublicensee) within the preceding six (6) months. If no shares have been issued as provided in subsection (ii), the board of directors of the issuing Party

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shall determine the Fair Market Value in good faith, provided that the other Party shall have the right to request a determination by an independent expert selected by mutual agreement of the Parties.
(c)    “National Exchange” means the New York Stock Exchange, the American Stock Exchange, any national market system (including without limitation the Nasdaq National Market), or the European or Japanese equivalent of such an exchange or market system.
(d)    In the event that a Party grants a Sublicense to a Sublicensee and obtains equity or other ownership interest in the Sublicensee in consideration of such grant, then (i) to the extent that such equity is in the form of securities that are then immediately publicly tradable without restriction (“Marketable Securities”), such Party shall promptly distribute fifty percent (50%) thereof to the other Party; and (ii) to the extent such equity is not in the form of Marketable Securities, any cash payment received by such Party for or in respect of such equity and other ownership interests (including by way of dividend or distribution, or proceeds from sale of such equity or other ownership interest) shall be included within Net Proceeds hereunder.
1.79    “Net Sales” means the gross invoice price received by a Party or (subject to the qualifications regarding sales by Sublicensees set forth below) by a Sublicensee, as the case may be, for Products sold by such Party or Sublicensee (“Selling Party”), under this Agreement in arm’s length sales to Third Parties less deductions allowed to the Third Party customer by the Selling Party, to the extent actually taken by the Third Party customer, on such sales for:
(a)    trade, quantity, and cash discounts;
(b)    credits, rebates and chargebacks (including those to managed-care entities and government agencies), and allowances or credits to customers on account of rejection or returns (including, but not limited to, wholesaler and retailer returns) or on account of retroactive price reductions affecting such Product;
(c)    freight, postage and duties, and transportation charges specifically relating to Product, including handling and insurance thereto; and
(d)    sales (such as VAT or its equivalent) and excise taxes, other consumption taxes, customs duties and compulsory payments to governmental authorities and any other governmental charges imposed upon the sale of the Product to Third Parties.
Sales among the Selling Party and its Affiliates and Sublicensees shall be excluded from the computation of Net Sales, and no royalties will be payable on such sales except where such Affiliates are end users, and sales from one Party or its Affiliate to the other Party or its Affiliate for use in Development activities, in the further manufacture or Products, or for resale shall be excluded from the computation of Net Sales; provided, however, in each case that any subsequent resale to a Third Party shall be included within Net Sales; and further provided, however, that notwithstanding the foregoing, sales of Products by a Sublicensee pursuant to a Sublicense that is subject to the sharing provisions set forth in Section 10.3.2 below, and sales of Product by a Party to such a Sublicensee or its Affiliate, shall excluded from the computation of Net Sales. In addition, the Selling Party may

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

exclude from Net Sales a reasonable provision for uncollectible accounts, to the extent such reserve is determined in accordance with GAAP, consistently applied across all product lines of the particular Party, until such amounts are actually collected. Net Sales shall not include, and no royalty shall be due on, Products used in clinical trials or other research and Development activities, or Products given as samples. With respect to Products, if any, that are sold at a discount in “bundles” with other products or services (i.e., sold together in a single sales transaction with other products or services for which separate prices are charged in such transaction), if the amount invoiced for the applicable Products represents a discount greater than the average discount for all products and services in the applicable “bundle,” then Net Sales for such “bundled” Product shall be determined using a sales price based on the average discount for all products and services in the applicable “bundle,” less applicable deductions as set forth above. Any dispute between the Parties with respect to adjustments as described in the preceding sentence for Products sold in “bundles” shall be determined pursuant to Section 18.2.1.
1.80    “Non-Enforcing Party” has the meaning set forth in Section 13.3.2(b)(ii).
1.81    “Oncothyreon” means Oncothyreon Inc. and any of its Affiliates.
1.82    “Oncothyreon Development Activities” means all research and pre-clinical and clinical Development activities with respect to the Product that are specifically designated as Oncothyreon’s obligations in the Development Plan, including, to the extent provided therein, conduct of the POC Activities.
1.83    “Oncothyreon Indemnitees” has the meaning set forth in Section 16.1.
1.84    “Oncothyreon Know-How” means any Know-How Controlled by Oncothyreon as of the Effective Date or thereafter during the term of this Agreement relating to the Product that is reasonably necessary for the research, Development, manufacture, use or Commercialization of the Product in the Field and to practice the licenses granted hereunder.
1.85    “Oncothyreon Patents” means any Patent Rights Controlled by Oncothyreon as of the Effective Date or thereafter during the term of this Agreement having claims covering ARRY 380 and/or the Product, their use, composition, formulation, preparation or manufacture or having claims that are reasonably necessary for the research, Development, manufacture, use or Commercialization of the Product in the Field and to practice the licenses granted hereunder. For the avoidance of doubt, “Oncothyreon Patents” shall include Oncothyreon’s ownership interest in any Joint Patents.
1.86    “Oncothyreon Technology” means the Oncothyreon Know-How and Array Patents.
1.87    “Ongoing Clinical Trials” has the meaning set forth in Section 5.3.2.
1.88    “Opt-Out Notice” has the meaning set forth in Section 5.2.
1.89    “Opt-Out Option” has the meaning set forth in Section 5.1.
1.90    “Opt-Out Party” has the meaning set forth in Section 5.2.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.91    “Other Commercialization Costs” has the meaning set forth in the Financial Exhibit.
1.92    “Out-of-Pocket Costs” means direct project expenses paid or payable to Third Parties which are specifically identifiable and incurred for services or materials provided by them directly in their performance of activities under the applicable Development Plan and Budget or for use in performing the Development Plan and Budget, in each case to Develop the Product in the Territory; such expenses to have been recorded as income statement items in accordance with GAAP and for the avoidance of doubt, not including pre-paid amounts (until expensed in accordance with GAAP, in accordance with the Development Plan and Budget). For clarity, Out-of-Pocket Costs do not include capital expenditures, payments for internal salaries or benefits; facilities; utilities; general office or laboratory supplies; information technology; and the like, or any expenses incurred by FTEs (all of which shall be deemed included within the FTE Rate and not otherwise reimbursable).
1.93    “Party” or “Parties” means Array and Oncothyreon or Array or Oncothyreon, as indicated by the context.
1.94    “Patent Rights” means all patents and patent applications, including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, extensions, registrations, and supplemental protection certificates and the like of any of the foregoing.
1.95    “Payee” has the meaning set forth in Section 12.2.
1.96    “Payor” has the meaning set forth in Section 12.2.
1.97    “POC Activities” means certain activities in connection with the Development of the Product as have been mutually agreed by the Parties, as of the date of signing this Agreement, to be “POC Activities.”
1.98    “POC Development Costs” has the meaning set forth in Section 6.1.1.
1.99    “POC Reimbursement Amount” has the meaning set forth in Section 6.1.2.
1.100    “Post-Effective Date Acquiror” has the meaning set forth in Section 4.5.2(a).
1.101    “Post-Effective Date Acquiror Group” has the meaning set forth in Section 4.5.2(a).
1.102    “Prescriber” means a healthcare professional authorized to prescribe a Product or issue hospital orders for a Product, in each case in a relevant country of the Territory, or those other allied professionals that are part of the treatment team and who are recognized for this purpose in the Commercialization Plan, as applicable.
1.103    “Product” means a pharmaceutical preparation for human use incorporating ARRY 380 as an active ingredient.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.104    “Product Mark Costs” has the meaning set forth in Section 8.1.1.
1.105    “Product Marks” has the meaning set forth in Section 8.1.1.
1.106     “Prosecution and Maintenance” or “Prosecute and Maintain” has the meaning set forth in Section 13.2.3(d).
1.107    “Recall Expenses” has the meaning set forth in the Financial Exhibit.
1.108    “Regulatory and Clinical Quality Agreement” has the meaning set forth in Section 3.6.3.
1.109    “Regulatory Authority” means any governmental agency or authority responsible for granting clinical trial authorizations or Marketing Approvals for the Product, including the FDA, EMA and any corresponding national or regional regulatory authorities, excluding ethics committees (national and/or local).
1.110    “Regulatory Filings” means, with respect to the Product, any submission to a Regulatory Authority of any appropriate regulatory application together with any related correspondence and documentation(including minutes of any meetings, telephone conferences or discussions with any Regulatory Authority), and shall include, without limitation, any submission to a regulatory advisory board, marketing authorization application, and any supplement or amendment thereto. For the avoidance of doubt, Regulatory Filings shall include any IND, MAA or the corresponding application in any other country or group of countries.
1.111    “Regulatory Maintenance Costs” has the meaning set forth in the Financial Exhibit.
1.112    “Remaining Party” has the meaning set forth in Section 5.2.
1.113    “Restricted Period” has the meaning set forth in Section 4.5.2.
1.114    “Restricted Product” has the meaning set forth in Section 4.5.2.
1.115    “ROW Development” has the meaning set forth in Section 3.1.2.
1.116    “Royalty Term” has the meaning set forth in Section 10.5.2.
1.117    “Safety Data Exchange Agreement” has the meaning set forth in Section 3.7.1.
1.118    “Sales Force FTE Costs” has the meaning set forth in the Financial Exhibit.
1.119    “Sales Force FTE Rate” has the meaning set forth in the Financial Exhibit.
1.120    “Sales Representative” means a professional pharmaceutical sales representative engaged or employed by either Party to conduct sales activities and other promotional efforts with respect to the Product in the United States.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.121    “Selling Costs” has the meaning set forth in the Financial Exhibit.
1.122    “Selling Party” has the meaning set forth in the definition of Net Sales.
1.123    “Senior Officers” means, for Array, the Chief Executive Officer of Array BioPharma Inc. or its designee, and for Oncothyreon, the Chief Executive Officer of Oncothyreon Inc. or its designee, provided that in each case the designee shall be an individual with sufficient seniority and authority to make decisions for the matter at issue.
1.124    “Shared Product Liability Costs” has the meaning set forth in Section 16.4.
1.125    “Sublicense” means the grant of a license, sublicense or other right to a non‑Affiliate Third Party to use and sell the Product, provided that such Third Party (a) is responsible for some or all of the marketing and promotion of the Product within the applicable territory or (b) pays to the applicable Party or its Affiliates additional consideration attributable and allocable to the license for the Product (such as upfront payments, royalties or commissions) beyond the price for the purchase of the Product. For the avoidance of doubt, licenses or sublicenses to Third Party distributors that do not have responsibility for promotion of the Product within the applicable territory and do not pay such additional consideration, or to Third Party contract manufacturers for the purpose of manufacturing the Product for the applicable Party or its Affiliates or Sublicensees, are not “Sublicenses.”
1.126    “Sublicense Notice” has the meaning set forth in Section 8.3.2(a).
1.127    “Sublicensing Party” has the meaning set forth in Section 8.3.2.
1.128    “Sublicensee” means a non‑Affiliate Third Party to whom Oncothyreon or Array has granted a Sublicense.
1.129    “Term” is defined in Article 17.1.
1.130    “Territory” means worldwide.
1.131    “Third Party” means any entity other than Array (including, for the avoidance of doubts, its Affiliates) or Oncothyreon (including, for the avoidance of doubts, its Affiliates).
1.132    “Third Party Agreement Payments” has the meaning set forth in Article 11.
1.133    “Third Party License(s)” has the meaning set forth in Section 10.6.1.
1.134    “United States” or “U.S.” means the United States of America and its territories and possessions.
1.135    “US Losses” means US Profit/Loss that is negative for a given period such as a Calendar Quarter (i.e., where Net Sales for the applicable period are less than the Allowable Expenses for the applicable period).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.136    “US Profits” means US Profit/Loss that is positive for a given period such as a Calendar Quarter (i.e., where Net Sales for the applicable Period exceed Allowable Expenses for the applicable Period).
1.137    “US Profit/Loss” has the meaning set forth in the Financial Exhibit.
1.138    Interpretation. In this agreement unless otherwise specified:
(a)    “includes” and “including” means respectively includes and including without limitation;
(b)    a statute or statutory instrument or any of their provisions is to be construed as a reference to that statute or statutory instrument or such provision as the same may have been or may from time to time hereafter be amended or re-enacted;
(c)    words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;
(d)    unless the context requires a different interpretation, the word “or” has the inclusive meaning that is typically associated with the phrase “and/or”;
(e)    the Exhibits and other attachments form part of the operative provision of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the Exhibits and attachments;
(f)    the headings in this Agreement are for information only and shall not be considered in the interpretation of this Agreement; and
(g)    the Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party participated in the preparation of this Agreement.
ARTICLE 2
GOVERNANCE
2.1    Alliance Managers. Within thirty (30) days following the Effective Date, each Party will appoint (and notify the other Party of the identity of) a senior representative having a general understanding of pharmaceutical Development and Commercialization issues to act as its alliance manager under this Agreement (“Alliance Manager”). The Alliance Managers will serve as the contact point between the Parties for the purpose of providing the other Party with information on the progress of Development and Commercialization of the Product(s) and will be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties; providing single point communication for seeking consensus both internally within the respective Party’s organization and together regarding key global strategy and planning issues, as appropriate, including facilitating review of external

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

corporate communications; and raising cross-Party and/or cross-functional disputes in a timely manner. Each Party may replace its Alliance Manager by notice to the other Party.
2.2    Joint Development Committee.  Oncothyreon and Array shall establish a joint development committee (“Joint Development Committee” or “JDC”) to oversee, review and coordinate the Development Program. The Joint Development Committee shall (i) review, discuss and oversee the Parties’ Development activities with respect to the Product; (ii) review and approve any amendments to the Development Plan and Budget and any modifications thereto; (iii) make the final decision regarding an early termination of a clinical study (other than in accordance with the protocol), (iv) determine any matter within the JDC’s responsibility delegated to any sub-committees established pursuant to Section 2.2.3 with respect to which such sub-committees have been unable to reach agreement; and (v) consider and act upon such other matters expressly designated to be made by the Joint Development Committee pursuant to this Agreement.
2.2.1    Membership. The Joint Development Committee shall be composed of three (3) senior executives of Array and three (3) senior executives of Oncothyreon, one (1) of which will be the appointing Party’s Alliance Manager, one (1) of which will have responsibility for Development activities within the appointing Party’s organization, and one (1) of which will have responsibility for Commercialization activities within the appointing Party’s organization. At least one representative from each Party shall have sufficient seniority and authority to make decisions on behalf of the appointing Party; provided, however, it is understood and agreed that when each Party’s representatives to the JDC are acting in their roles as members of the JDC, such representatives may only bind the Party that they represent with respect to matters that are within the authority of the JDC. Subject to the foregoing provisions of this Section, Array and Oncothyreon may replace its Joint Development Committee representatives at any time, with prior written notice to the other Party.
2.2.2    Joint Development Committee Meetings. During the term of this Agreement, the Joint Development Committee shall meet quarterly, or as otherwise agreed by the Joint Development Committee Members. Unless the Joint Development Committee Members agree otherwise, at least one (1) meeting of the Joint Development Committee per full Calendar Year will be held at each Party’s facilities in the United States. With the consent of the Joint Development Committee members, other representatives of Array or Oncothyreon may attend Joint Development Committee or subcommittee meetings as nonvoting observers. Each party shall bear its own personnel and travel costs and expenses relating to Joint Development Committee meetings.
2.2.3    Delegate Committees. From time to time, the JDC may establish subcommittees or project teams to oversee particular projects or activities, and such subcommittees or project teams will be constituted as the JDC agrees (e.g., for oversight of certain day-to-day matters).
2.2.4    Decision Making. Except as set forth in this Section 2.2.4, decisions of the JDC and lower level committees shall be made by consensus of all members present; provided that at least one representative of each Party is present and so approves. Non‑attending members of the JDC may represent themselves by proxies in any decision. In the event consensus for a decision

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

cannot be reached within 30 days, the matter shall be referred to the Senior Officers who shall attempt in good faith to resolve such disagreement. If they cannot resolve such issue within thirty (30) days of the matter being referred to them, then the resolution and/or course of conduct shall be determined as follows: (i) for matters relating to POC Activities that do not materially change the scope and timing of or budget for such Activities, Oncothyreon will have the deciding vote, provided that, in exercising such deciding vote, Oncothyreon will consider Array’s position in good faith; and (ii) except as set forth in this Section 2.2.4(i), the deciding vote on any other matter before the JDC, including matters related to material changes to the POC Activities or to jointly funded Development activities, shall be made by an arbitrator in accordance with Section 18.2.1.
2.3    Joint Commercialization Committee. At the appropriate time, but in no event later than the date set forth in Section 2.3.2 below, Oncothyreon and Array shall establish a joint commercialization committee (“Joint Commercialization Committee” or “JCC”) to oversee the marketing and promotion of the Product in the United States. The Joint Commercialization Committee shall (i) review, discuss and oversee the Parties’ Commercialization activities (including commercial manufacturing) in the United States with respect to the Product; (ii) review and approve any amendments to the Commercialization Plans and Budgets and any modifications thereto; (iii) subject to and within the parameters of the Commercialization Plan, oversee the implementation of the Commercialization Plans; (iv) determine any matter within the JCC’s responsibility delegated to any sub-committees established pursuant to Section 2.3.3 with respect to which such sub-committees have been unable to reach agreement; and (v) consider and act upon such other matters expressly designated to be made by the Joint Commercialization Committee pursuant to this Agreement.
2.3.1    Membership. The Joint Commercialization Committee shall be composed of three (3) senior executives of Array and three (3) senior executives of Oncothyreon, one (1) of which will be the appointing Party’s Alliance Manager, and one (1) of which will have responsibility for Commercialization activities within the appointing Party’s organization. At least one representative from each Party shall have sufficient seniority and authority to make decisions on behalf of the appointing Party; provided, however, it is understood and agreed that when each Party’s representatives to the JCC are acting in their role as members of the JCC, such representatives may only bind the Party that they represent with respect to matters that are within the authority of the JCC. Subject to the foregoing provisions of this Section, Array and Oncothyreon may replace its Joint Commercialization Committee representatives at any time, with prior written notice to the other Party.
2.3.2    Joint Commercialization Committee Meetings. Beginning at least twelve (12) months before the planned submission of an MAA to the FDA for the Product, the Joint Commercialization Committee shall meet quarterly, or as otherwise agreed by the Joint Commercialization Committee members. Unless the Joint Commercialization Committee members agree otherwise, at least one (1) meeting of the Joint Commercialization Committee per full Calendar Year will be held at each Party’s facilities in the United States. With the consent of the Joint Commercialization Committee Members, other representatives of Array or Oncothyreon may attend Joint Commercialization Committee or subcommittee meetings as nonvoting observers. Each

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

party shall bear its own personnel and travel costs and expenses relating to Joint Commercialization Committee meetings.
2.3.3    Delegate Committees. The Joint Commercialization Committee may establish specific sub‑committees, or alternate committees, from time to time to oversee and coordinate particular activities, such as a marketing committee to oversee the marketing and promotion of the Product.
2.3.4    Decision Making. Except as set forth in this Section 2.3.4, decisions of the JCC and lower level committees shall be made by consensus of all members present; provided that at least one representative of each Party is present and so approves. Non‑attending members of the JCC may represent themselves by proxies in any decision. In the event that the JCC cannot reach consensus any matter within the authority of the JCC, then the resolution and/or course of conduct shall be determined by Array, in its sole discretion, provided that: (i) if the JCC cannot reach consensus regarding a material modification of the Commercialization Plan and Budget, such matter shall first be referred to the Senior Officers, who shall attempt in good faith to resolve such disagreement within thirty (30) days of such matter being referred to them (and if such matter is not resolved within such 30-day period, Array may then exercise its deciding vote with respect to such matter); (ii) in exercising such deciding vote, Array will consider Oncothyreon’s position in good faith; and (iii)  in no event shall Array in exercising such final decision-making authority have the right to (A) unilaterally impose an obligation on Oncothyreon to conduct activities beyond those expressly provided in or contemplated by this Agreement, (B) excuse Array from any of its obligations specifically enumerated under this Agreement, or (C) reduce the rights of Oncothyreon specifically enumerated under this Agreement. For the avoidance of doubt, subject to Section 10.2.3, Array’s use of its final decision-making authority (i) to increase the budget in the Commercialization Plan and Budget, or (ii) to establish a Commercialization Plan and Budget containing activities related to Commercialization of the Product in the United States (which activities the Parties acknowledge will in part be conducted by Oncothyreon if Oncothyreon elects to Co-Promote the Product in the United States), shall not be construed to “unilaterally impose an obligation on Oncothyreon to conduct activities beyond those expressly provided in or contemplated by this Agreement” as described in clause (A) of the preceding sentence.
2.4    No Committee Amendments; Authority.  Notwithstanding the creation of the Joint Development Committee or the Joint Commercialization Committee, or any subcommittee or alternate committee, each Party to this Agreement shall retain the rights, powers, and discretion granted to it hereunder, and neither the Joint Development Committee, Joint Commercialization Committee, nor any such sub- or alternate committee shall be delegated or vested with any such rights, powers, or discretion unless such delegation or vesting is expressly provided for herein or the Parties expressly so agree in writing. Neither the Joint Development Committee, Joint Commercialization Committee nor any such sub- or alternate committee shall have the power to amend or modify this Agreement, which may be amended or modified only as provided in Section 18.8 “Modification.” It is understood and agreed that issues to be formally decided by the Joint Development Committee or the Joint Commercialization Committee are only those specific issues that are expressly provided in this Agreement to be so decided.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 3
PRODUCT DEVELOPMENT
3.1    Development Generally. The Parties’ respective responsibilities for the research and Development of the Product are set forth in this Article 3 and in the Development Plan. Each Party agrees that in performing its obligations under this Agreement (a) it shall comply with all applicable current international regulatory standards, including Good Laboratory Practice, Good Manufacturing Practice and Good Clinical Practice and other rules, regulations and requirements and (b) it will not employ or use any person that has been debarred under Section 306(a) or 306(b) of the US Federal Food, Drug and Cosmetic Act (or similar sanctions in other countries).
3.1.1    Development Program. The Parties will use Commercially Reasonable Efforts to conduct the Development Program, including the POC Activities. All Development Program activities will be conducted pursuant to the applicable Development Plan and Budget and shall be subject to oversight by the JDC. Other than with respect to the POC Activities (which shall be conducted by Oncothyreon), the JDC will endeavor in good faith to provide both Parties with a meaningful role in the Development of the Product under the Development Program. Each Party shall provide the other Party such timely assistance as reasonably requested by the other Party to enable such Party to perform its obligations and accomplish the activities allocated to such Party under the Development Plan and Budget.
(a)    Oncothyreon Development Activities. Oncothyreon shall use Commercially Reasonable Efforts to timely and diligently conduct all Oncothyreon Development Activities. Nothing in this Section 3.1.1 shall limit Array’s right to concurrently undertake the Array Development Activities as are assigned to it under the Development Plan and Budget. All Oncothyreon Development Activities shall be conducted by Oncothyreon in accordance with the Development Plan and Budget and such reasonable directions as may be issued by the JDC from time to time. Subject to the provisions of this Agreement, Oncothyreon shall make all decisions relating to the day-to-day Oncothyreon Development Activities, provided such decisions are consistent with the then-current approved Development Plan and Budget and any decisions and instructions of the JDC. Oncothyreon shall promptly inform Array in writing about any unforeseen and/or material results, problems, difficulties or issues in connection with the Oncothyreon Development Activities.
(b)    Array Development Activities. Array shall use Commercially Reasonable Efforts to timely and diligently conduct all Array Development Activities. Nothing in this Section 3.1.1 shall limit Oncothyreon’s right to concurrently undertake the Oncothyreon Development Activities as are assigned to it under the Development Plan and Budget. All Array Development Activities shall be conducted by Array in accordance with the Development Plan and Budget and such reasonable directions as may be issued by the JDC from time to time. Subject to the provisions of this Agreement, Array shall make all decisions relating to the day-to-day Array Development Activities, provided such decisions are consistent with the then-current approved Development Plan and Budget and any decisions and instructions of the JDC. Array shall promptly inform Oncothyreon in writing about any unforeseen and/or material results, problems, difficulties or issues in connection with the Array Development Activities.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.1.2    ROW Development.
(a)    General. Alone or with a partner, subject to the terms of this Agreement, Array will have the sole right to obtain Marketing Approval for the Product for use outside the United States (and, for the avoidance of doubt, to Commercialize the Product outside the United States); provided, however, that following Marketing Approval of the Product in the United States, Array shall use Commercially Reasonable Efforts to obtain Marketing Approval for the Product in each of the Major EU Countries. Array agrees not to conduct Development Activities with respect to the Product outside of the Development Program in countries outside the United States and the Major EU Countries (the “ROW Territory”) that could reasonably be expected to have an adverse effect on the safety, marketability or pricing of the Product in the U.S. and the Major EU Countries. Array will have the right to use Development Data, CMC information, intellectual property and other results generated under the Development Program for such purposes. Any such Development for the generation of information necessary for filing an MAA in countries outside the United States and the Major EU Countries (“ROW Development”) shall not be deemed part of the Development Program.
(b)    Sublicenses outside the United States. If Array grants a Sublicense to Develop and Commercialize the Product outside of the United States to any Third Party, Array shall remain responsible to Oncothyreon hereunder with respect to activities of such Sublicensee under such Sublicense, including payments due to Oncothyreon hereunder with respect to activities of (or payments from) such Sublicensee. Array agrees to keep Oncothyreon reasonably informed of Array’s negotiations with respect to such Sublicenses (including, to the extent reasonably practicable, by providing to Oncothyreon drafts of the proposed arrangement, subject to Array’s ability to redact such drafts in accordance with the following sentence), and will reasonably consider comments Oncothyreon may provide with respect to any such proposed arrangement in good faith. In addition, following execution, Array shall provide to Oncothyreon copy of each executed Sublicense, which Sublicense may be redacted to protect confidential information of the Sublicensee or to redact information related to any product other than the Product (but shall be sufficient, after such redactions, for Oncothyreon to determine the scope of the licenses and sublicenses granted to such Sublicensee with respect to the Product and for Oncothyreon to determine all payments to be made to Array with respect to the Product under such Sublicense).
3.2    Development Plans and Budgets.
3.2.1    Initial Development Plan and Budget. The initial plan and budget for the Development of the Product has been mutually agreed by the Parties as of the Effective Date (collectively, “Initial Development Plan and Budget”). Promptly after the Effective Date the Joint Development Committee shall meet to discuss modifications, if any, to the Initial Development Plan and Budget, and the Initial Development Plan and Budget shall be modified only as approved by the Joint Development Committee as set forth in Section 3.2.4.
3.2.2    Development Plan. Each Development Plan will include a reasonably detailed plan for the then-current Calendar Year and the successive two (2) Calendar Years, and a general overview of activities required to obtain Marketing Approval of the Product in the United States and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Major EU Countries, and shall establish a development timeline including projected time durations for the particular stages of the Development Program. Each Development Plan will contain go/no-go criteria for continuing the development of the Product from one clinical trial to the next. Each Development Plan shall be comprehensive and shall fully describe at least (i) the proposed activities related to ongoing preclinical studies, clinical studies, manufacturing of Product related to Development activities in the Development Program, and regulatory plans, and (ii) clinical goals and objectives as well as criteria for successful Completion of clinical trials and other development activities. All activities in the Development Plan and Budget shall be designed to a standard acceptable by the FDA and the EMA.
3.2.3    Development Budget. Each Development Budget shall forth the budgeted amounts for Development Costs with respect to activities allocated to the Parties under the Development Plan during the then-current calendar Year and the successive two (2) Calendar Years, on a rolling three (3)-year basis, and shall include for each Party a budget for Development Costs for the Development activities allocated to such Party, broken down by Calendar Quarter with respect to the then-current Calendar Year, as well as a good faith forecast of the annual development budgets (i) through receipt of Marketing Approval for the Product in the United States and the Major EU Countries, and (ii) for any Development activities following such Marketing Approval, including Phase IV studies and the like, that are known to or anticipated by the Parties at the time such budget is prepared. The Parties acknowledge that the initial Development Plan and Budget agreed to by the Parties at the time of signing this Agreement does not address all of the matters described in the preceding sentence, and agree that that JDC shall establish a comprehensive Development Plan and Budget addressing all of the matters described in the preceding sentence following (and in any event within one hundred and eighty (180) days after) the Effective Date.
3.2.4    Periodic Review. The JDC shall review the Development Plan and Development Budget on an ongoing basis (at least annually) and shall adjust and make appropriate changes to the Development Program, including the development timeline, based on the results and progress to date. At such time as it deems appropriate, the JDC shall include in the Development Plan and Budget mutually agreed activities relating to new indications and formulations, Phase IV studies and the like. In the event that the JDC does not approve the updated Development Plan and Development Budget prior to the start of the next Calendar Year, either Party may initiate procedures to resolve the issue pursuant to Section 2.2.4, and the then-current Development Plan and Development Budget shall continue to apply until such resolution.
3.3    Technology Transfer.
3.3.1    Initial Transfer. Promptly following the Effective Date, Array shall transfer to Oncothyreon at its cost such Array Technology, including preclinical and clinical test Data, as are in Array’s possession and Control and are reasonably necessary for Oncothyreon to conduct the Oncothyreon Development Activities.
3.4    Information and Reports. Each Party shall keep the Joint Development Committee fully informed as to the progress and results of such Party’s Development Activities, including inventions and such results and information are reasonably necessary or directly useful for the other

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Party to conduct its Development Activities or as otherwise determined by the JDC. In addition, each Party shall make available to the other (i) information about such Party’s Development Activities so as to keep the other Party reasonably updated as to the status of such Development Activities, and (ii) any Data generated by such Party during the conduct of such Party’s Development Activities, in each case as may be reasonably requested by the other Party from time to time. Without limiting the foregoing, Array shall keep Oncothyreon reasonably apprised as to the status and conduct of the investigator-sponsored trials of the Product at the Dana Farber Cancer Institute, and shall provide to Oncothyreon the Data (if any) resulting from such investigator-sponsored trials when and as such Data become available to Array.
3.5    Records; Site Inspections. Array and Oncothyreon shall maintain complete and accurate records of the Development Program (or cause such records to be maintained), including results, Data and inventions. Such records shall be made and maintained in accordance with good scientific practices within the biopharmaceutical industry and as appropriate for regulatory (including all Data in the form required under any applicable governmental regulations necessary for obtaining Marketing Approvals) and patent purposes. Each Party shall allow the other to have reasonable access to all records, materials and Data generated by or on behalf of such Party with respect to the Product at reasonable times and in a reasonable manner. In addition, and without limiting the foregoing, each Party shall have the right, at its expense and upon reasonable advance written notice, to inspect during normal business hours any facilities of the other Party (including, for the avoidance of doubt, facilities of the other Party’s Affiliates) at which the other Party conducts Development or manufacturing activities under this Agreement, and any records relating thereto, once per year, or more often with cause, to verify the other Party’s compliance with the terms of this Agreement. Such inspection shall be subject to the confidentiality provisions set forth in Article 15. To the extent permitted by the applicable Third Party contractor(s), each Party shall have a right to periodically conduct reasonable inspections of the facilities and records of the other Party’s Third Party contractors conducting Development activities under the Development Program or manufacturing activities related to the Development Program, and, without limiting the foregoing, each Party shall keep the other Party reasonably informed regarding the timing and material findings of inspections conducted by such Party with respect to its own Third Party contractors conducting such activities.
3.6    Regulatory Matters.
3.6.1    Regulatory Filings. Array or its Sublicensee will (i) own, and have the sole right to submit, all Regulatory Filings throughout the Territory, including MAAs, periodic safety update reports/ development safety update reports and MAA and clinical trial authorization documentation (e.g. the investigator brochure and the Investigational Medicinal Product Dossier) with respect to the Product, (ii) be responsible for obtaining and maintaining all Marketing Approvals throughout the Territory in the name of Array or its Sublicensees, and (iii) be solely responsible for conducting, and have the right to control, all meetings and communications with Regulatory Authorities in connection with the Development of the Product. Notwithstanding the foregoing, Oncothyreon will be allowed to file, own and control an IND (the “Oncothyreon IND”) with respect to the Product for the conduct of the POC Activities and other Oncothyreon

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Development Activities, and Array will reasonably cooperate to provide Oncothyreon a right of reference to Array’s IND for the Product for purposes of filing and maintaining the Oncothyreon IND; provided, however, that (i) Oncothyreon agrees that it shall not, and shall not authorize any Third Party to, conduct any Development Activities under the Oncothyreon IND other than the POC Activities and Oncothyreon Activities as set forth in the Development Plan, nor use the Oncothyreon IND for any purpose other than conducting such POC Activities or Oncothyreon Development Activities, without the express prior written consent of Array; and (ii) except to the extent that maintaining the Oncothyreon IND is reasonably necessary for Oncothyreon to conduct subsequent Oncothyreon Development Activities reasonably anticipated by the Parties at the time, Oncothyreon shall close the Oncothyreon IND, or transfer it to Array, within a reasonable time after Marketing Approval of the Product in the United States. All such activities in or for the United States will be done in accordance with the Development Plan and Budget, in full consultation with the Joint Development Committee.
3.6.2    Regulatory Cooperation.
(a)    Subject to applicable laws, rules and regulations, each Party will have the right to attend all material meetings, conferences and discussions by the other Party with Regulatory Authorities in the United States pertaining to Development of the Product, and with Regulatory Authorities outside the United States to the extent such meetings, conferences and discussions are directed to Development Activities within the Development Program that are conducted outside the United States, if any, (collectively, “Development Program Regulatory Interactions”), and with respect to such Development Program Regulatory Interactions: (i) Oncothyreon shall control the messaging and be the lead Party interacting with such Regulatory Authorities in connection with Development Program Regulatory Interactions directed to Development Activities under the Oncothyreon IND, and (ii) Array shall control the messaging and be the lead Party interacting with such Regulatory Authorities in connection with other Development Program Regulatory Interactions. Each Party shall use reasonable efforts (A) to provide the other Party with reasonable advance notice of all Development Program Regulatory Interactions directed to such Party’s Regulatory Filings, and to provide advance copies of material documents and information relating to such Development Program Regulatory Interactions, and (b) to provide the JDC with advance drafts of any material documents and material correspondence to be submitted to Regulatory Authorities pertaining to Development Activities in the Development Program or Marketing Authorization for the Product in the United States or the Major EU Countries, in each case to the extent practicable under the circumstances. The submitting Party shall consider in good faith any comments of the JDC regarding such material documents and material correspondence that are provided by the JDC prior to their submission.
(b)    Without limiting the provisions above regarding Development Program Regulatory Interactions, Array also agrees to use reasonable efforts (1) to provide advance copies of material documents and information relating to material meetings, conferences and discussions with Regulatory Authorities outside the United States pertaining to Development of the Product, and (2) to provide the JDC with advance drafts of any material documents and material correspondence to be submitted to Regulatory Authorities pertaining to Development of the Product

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or Marketing Authorization for the Product, in each case to the extent practicable under the circumstances. Array shall consider in good faith any comments of the JDC regarding such material documents and material correspondence that are provided by the JDC prior to their submission. Oncothyreon agrees to fully cooperate with and provide assistance to Array in connection with Marketing Approvals or other filings to any Regulatory Authority anywhere in the Territory relating to the Product, including by executing any required documents, providing access to personnel and providing Array with copies of all reasonably required documentation, and shall fully cooperate as Array may from time to time request in connection with preparing for meetings or communications with Regulatory Authorities in connection with the Product or Oncothyreon’s activities in the Development of the Product.
(c)    To facilitate the coordination of the Parties with respect to timely preparation and submission of Regulatory Filings, the Parties shall, within a reasonable amount of time, not to exceed six (6) months from the Effective Date, agree upon and implement a procedure for the mutual exchange of regulatory information associated with the Product (the “Regulatory and Clinical Quality Agreement”).
3.6.3    Regulatory Audits. Each Party shall allow foreign and local Regulatory Authorities to inspect its regulatory, quality and clinical operations (and the operations of this Affiliates and subcontractors) as required to support and maintain Marketing Approval in the United States and the Major EU Countries. A representative from the other Party may participate in such inspections and shall receive advance notice as soon as reasonably possible of any such inspections. A Party that is so inspected by a Regulatory Authority in or for the United States or a Major EU Country (“Regulatory Audited Party”) shall communicate urgent or critical issues affecting the Development of the Product for the United States or the Major EU Countries within five (5) Business Days of receipt of documented findings cited by a Regulatory Authority in such an inspection, and (i) the other Party shall have a reasonable opportunity to review and comment on the Regulatory Audited Party’s responses prior to submission to the Regulatory Authority; (ii)  the Regulatory Audited Party shall consider such comments in good faith; and (iii) if corrective actions are determined in response to such documented findings, the Regulatory Audited Party will provide the other Party a summary of such corrective actions.
3.6.4    Protocols. All protocols for clinical trials to be conducted for the Product in under the Development Program shall be subject to the approval of the Joint Development Committee.
3.7    Drug Safety.
3.7.1    Within a reasonable amount of time, not to exceed six (6) months from the Effective Date, the Parties shall agree upon and implement a procedure for the mutual exchange of safety information associated with the Product. The details of the operating procedures relating to the exchange shall be the subject of a mutually-agreed upon written safety data exchange agreement (the “Safety Data Exchange Agreement”). Such Safety Data Exchange Agreement shall govern the exchange of safety data related to the Product between the Parties in connection with this Agreement and contain reasonable and customary terms sufficient to enable each to comply with its respective

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

obligations under applicable laws, regulations and guidelines with regard to adverse event data collection, analysis and reporting. The Parties will endeavor to negotiate and enter into the Safety Data Exchange Agreement prior to dosing of the first patient in connection with POC Activities.
3.7.2    The Parties shall promptly inform each other (via their respective appointed pharmacovigilance representatives) of any new safety information, including without limitation, suspected serious adverse reactions (whether unexpected or not), clinical trial reports and/or interim analyses results and the timely notification of trial Completion in accordance with all applicable law and regulations governing safety reporting, including relevant timelines. For clarity, in the event the Parties have executed a Safety Data Exchange Agreement, all relevant safety findings (both clinical and pre-clinical) should be included in periodic reports per the detailed Safety Data Exchange Agreement and regulatory requirements.
3.7.3    The Parties shall promptly inform each other (via their respective appointed drug safety representatives) of any safety issues and/or actions planned or taken for reasons of patient safety, including documentation such as Dear Doctor Letters and any changes to the safety profile of the Product, as documented in the current product label or investigator brochure in accordance with applicable law and regulations governing safety reporting, including relevant timelines, as may be further detailed in a separate safety data exchange agreement.
3.7.4    The Parties agree Array will hold the global safety database and be primarily responsible for authoring of the Periodic Safety Update Report/Development Safety Update Report and be responsible for the Core Data Sheet and Investigator Brochure; provided, however, that Oncothyreon will hold the global safety database and have the primary responsibilities described above in connection with the POC Activities.
3.7.5    Each Party agrees that its drug safety systems/operations or contracted drug safety activities will be audited at reasonable intervals to ensure elements set forth in the Safety Data Exchange Agreement are being fulfilled for the appropriate product. Both Parties will discuss and agree in good faith on how such an audit will be conducted (audit plan, duration of audit, audit report and corrective actions). Each Party’s routine audit will be scheduled no more frequently than once every two (2) years, with a minimum of ninety (90) days notice. Audits must be reasonable in scope and in relationship to the Product and must take place during normal business hours. Parties will correct audit observations in a timely manner and communicate those actions to the other Party.
3.7.6    Each Party shall provide the other with a notice in the event of a serious suspected breach of compliance with the Safety Data Exchange Agreement. Within thirty (30) days following receipt of notice of such notice by a Party hereto, a directed audit will be performed by the other party or an independent Third Party.
3.7.7    The Parties shall allow foreign and local health authorities to inspect their drug safety operations as it is necessary for either Party to maintain registration in the countries where the Product is marketed. A representative from the other Party may participate in such inspections. The Parties shall communicate urgent or critical issues affecting the other Party’s drug safety activities within fourteen (14) Business Days of receipt of documented findings cited during a

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

health authority inspection. Once corrective actions are determined, the inspected Party will provide a summary of the relevant inspection findings with associated corrective actions where the other Party is impacted.
3.8    Data Sharing. Without limiting Section 3.7, each Party shall provide to the other Party on an on-going basis all Data and Know-How, including Development Data, generated by or on behalf of such Party in connection with the Development Program and/or manufacturing of Product for Commercialization in the United States, to the extent such Data and/or Know-How are reasonably useful to Develop and/or manufacture Product. In addition, Array shall provide to Oncothyreon on an on-going basis all Data and Know-How generated by or on behalf of Array in connection with the ROW Development and/or manufacturing of Product outside of the United States by or on behalf of Array and, to the extent Array or its Affiliates have access to such Data and Know-How, by its Sublicensees, it being understood that Array shall use Commercially Reasonable Efforts to obtain such access from its Sublicensees.
ARTICLE 4
LICENSES; EXCLUSIVITY
4.1    Licenses to Oncothyreon.
4.1.1    Primary License. Subject to the terms and conditions of this Agreement, Array agrees to grant and hereby grants to Oncothyreon a license, under the Array Technology and Array’s interest in Joint Technology, to (i) carry out the Oncothyreon Development Activities in the Territory, and (ii) in the event that Oncothyreon exercises its right to Co-Promote pursuant to Section 8.2.2 below, to promote and market (but not to sell, or otherwise offer to sell) the Product in the United States in accordance with the Co-Promotion Agreement and this Agreement. The license granted in clause (i) of the preceding sentence shall be exclusive, it being agreed, however, that Array retains the right under the Array Technology and Array’s interest in Joint Technology to assist Oncothyreon in accordance with this Agreement to carry out the Oncothyreon Development Activities, and the license granted in clause (ii) of the preceding sentence shall be co-exclusive with Array, which means that Oncothyreon hereby agrees not to exercise such rights or allow the exercise of such rights by others in violation of this Agreement and that Array shall have the right to exercise such rights or allow the exercise of such rights by others only as permitted under this Agreement.
4.1.2    Additional License with Restrictions.
(a)    Subject to the terms and conditions of this Agreement, including Sections 4.1.2(b), (c) and (d), below, Array agrees to grant and hereby grants to Oncothyreon a license in the Territory, under the Array Technology and Array’s interest in Joint Technology, to make, use, import, offer for sale, sell and otherwise Develop or Commercialize (or have any of the foregoing done on its behalf) the Product in the Field. Oncothyreon hereby agrees that Oncothyreon shall have the right to exercise such license or allow the exercise of such license by others only as permitted under this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)    Oncothyreon hereby covenants and warrants to Array (on behalf of itself and, for the avoidance doubt, on behalf of all its Affiliates) that (i) Oncothyreon shall not exercise in any respect the license granted under Section 4.1.2(a) unless and until such time (if any) as Array has elected to exercise the Opt-Out Option and such Opt-Out by Array has become effective (the date, if any, where such Opt-Out by Array becomes effective referred to herein as the “Array Opt-Out Date”), and (ii) Oncothyreon shall not grant any sublicenses under the license set forth in Section 4.1.2, nor enter into any agreement to convey such a sublicense, prior to the Array Opt-Out Date (if any). For the avoidance of doubt, this Section 4.1.2(b) does not restrict Oncothyreon’s exercise (in accordance with, and to the extent permitted by, the terms and conditions of this Agreement) of the license granted to Oncothyreon pursuant to Section 4.1.1 prior to the Array Opt-Out Date (if any).
(c)    The license granted in Section 4.1.2 (a) shall be exclusive; provided, however, that:
(i)    unless and until the occurrence (if any) of the Array Opt-Out Date, Array retains the exclusive right to make, use, import, offer for sale, sell and otherwise Develop or Commercialize (or have any of the foregoing done on its behalf) the Product in the Field, subject to the terms and conditions of this Agreement (including the license to Oncothyreon set forth in Section 4.1.1), and Oncothyreon acknowledges and agrees that the license to Oncothyreon set forth in Section 4.1.2(a) is and shall remain subordinate to such retained rights of Array until the occurrence (if any) of the Array Opt-Out Date; and
(ii)    unless and until the occurrence (if any) of the Array Opt-Out Date, Array shall have the right to grant licenses under the Array Technology and Array’s interest in Joint Technology, and sublicenses under the license to Array pursuant to Section 4.2, in each case subject to the other terms and conditions of this Agreement, including without limitation Section 8.3 below, and Oncothyreon acknowledges and agrees that such licenses or sublicenses granted by Array shall survive in accordance with their terms notwithstanding an Opt-Out (if any) by Array, and the license to Oncothyreon set forth in Section 4.1.2(a) is subject to, and shall be limited by, any such licenses or sublicenses granted by Array prior to the occurrence (if any) of the Array Opt-Out Date.
(d)    The license set forth in Section 4.1.2 shall include the right to grant sublicenses after the occurrence (if any) of the Array Opt-Out Date, subject to the other terms and conditions of this Agreement. For the avoidance of doubt, all such sublicenses shall be subject and subordinate to the limitations and restrictions on the license to Oncothyreon that are set forth in Sections 4.1.2(b) and (c) above.
(e)    The license to Oncothyreon set forth in Section 4.1.2(a) shall automatically terminate upon delivery of an Opt-Out Notice by Oncothyreon to Array, or upon any earlier (i) termination of this Agreement by Array pursuant to Section 17.2, or (iii) termination of this Agreement pursuant to Section 17.3. In addition, Oncothyreon may in its discretion terminate the license set forth in Section 4.1.2(a) upon written notice to Array.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.2    Licenses to Array. Subject to the terms and conditions of this Agreement, Oncothyreon agrees to grant and hereby grants to Array a license in the Territory, under the Oncothyreon Technology and Oncothyreon’s interest in Joint Technology, to (i) carry out the Array Development Activities, (ii) perform ROW Development, and (iii) make, use, import, offer for sale, sell and otherwise Commercialize (or have any of the foregoing done on its behalf) the Product in the Field. The license granted in clause (i) of the preceding sentence shall be exclusive, it being agreed, however, that Oncothyreon retains the right under the Oncothyreon Technology and Oncothyreon’s interest in Joint Technology to assist Array in accordance with this Agreement to carry out the Array Development Activities; the license granted in clause (ii) of the preceding shall be exclusive, and shall include the right to grant sublicenses, subject to the other terms and conditions of this Agreement, including without limitation Section 8.3 below; and the license granted in clause (iii) of the preceding sentence shall be co-exclusive with Oncothyreon, which means that Array hereby agrees not to exercise such rights or allow the exercise of such rights by others in violation of this Agreement and that Oncothyreon shall have the right to exercise such rights or allow the exercise of such rights by others only as permitted under this Agreement.
4.3    No Implied Licenses. Each Party acknowledges that the licenses granted under this Article 4 are limited to the scope expressly granted, and all other rights to a Party’s Technology are expressly reserved to the Party owning such Technology. Without limiting the foregoing, it is understood that where an exclusive or co-exclusive license under a Party’s Technology is granted to the other Party under this Article 4 for a particular purpose, the Party granting such license retains all of its rights to such Party’s Technology for all purposes not expressly licensed.
4.4    Section 365(n) of the Bankruptcy Code.  All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code to the extent permitted thereunder. The Parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Parties shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Parties, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.
4.5    Exclusivity of Efforts.
4.5.1    Subject to Section 4.5.4 below, during the Term, neither Party nor its Affiliates will conduct, directly or indirectly, either alone or with a Third Party or by assisting any Third Party, (i) research or development with respect to, or manufacture or commercialize a pharmaceutical product that is known by such Party or its Affiliate to be a Competing Product, or (ii) conduct a drug discovery or other research Program the goal of which is to identify Competing Products, in each case other than activities conducted pursuant to and in accordance with this Agreement.
4.5.2    If a Party signs a definitive agreement whereby it would acquire, be acquired by, or merge with a Third Party in a transaction or series of transactions which do not constitute a

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Change of Control of the applicable Party, and such Third Party (or any Affiliate of such Third Party that would become part of, or an Affiliate of, the applicable Party as a result of such transaction or series of transactions) is then conducting on-going clinical development of or commercializing any product that is known to be a Competing Product, in each case in a manner that would result in a violation of Section 4.5.1 (each such known Competing Product that would lead to such a violation, a “Restricted Product”), then such Party or its Affiliate shall promptly notify the other Party in writing and shall elect as promptly as reasonably possible but in no event later than three (3) months after the closing date of the definitive agreement for the applicable transaction or series of transactions (such period, the “Decision Period”), to do one of the following prior to the first anniversary of the expiry of the Decision Period (such period, the “Restricted Period”): (A) divest itself of such Restricted Product and notify the other Party in writing of such divesture, (B) exercise its Opt-Out Option pursuant to Article 5, or (C) discontinue all research and development activities with respect to the applicable Restricted Product, and provide written certification to the other Party from the applicable Third Party or its Affiliate that such activities have been discontinued; provided, however, that the election described in the foregoing clause (C) shall not be available for any Restricted Product for which, prior to such election, human clinical trials have been conducted or an IND or equivalent Regulatory Filing has been submitted to any Regulatory Authority. Divestiture of a Restricted Product may include an outright sale or an exclusive license under which the licensor does not retain any rights to conduct or alter clinical development or commercialization activities with respect to the Restricted Product. For clarity, the development or commercialization of such Restricted Product during the Restricted Period shall not constitute a violation of this Section 4.5.
4.5.3    In the event that during the Term of this Agreement a Party enters into a transaction or series of transactions with a Third Party that constitutes a Change of Control of such Party (such a Third Party referred to as a “Post-Effective Date Acquiror,” and such Party referred to as the “Acquired Party”),
(a)    The Post-Effective Date Acquiror and its Affiliates other than the Acquired Party (the “Post-Effective Date Acquiror Group”) will not be deemed to be Affiliates of the Acquired Party for purposes of Section 4.5 and the definitions of the Acquired Party’s Patents or the Acquired Party’s Know–How, provided that, and only so long as (A) no Acquired Party’s Patent Rights or confidential Acquired Party's Know-How are used by, or disclosed in any material manner to, such Post-Effective Date Acquiror, for use with a product that is known to be a Competing Product, (B) the Post-Effective Date Acquiror Group segregates the Acquired Party’s personnel and activities with respect to the Product from all programs of the Post-Effective Date Acquiror Group directed to the development and/or commercialization of all products that are known to be Competing Products, and (C) to the extent such Post-Effective Date Acquiror Group Controls Dominating Patent Rights, the non-Acquired Party is hereby granted a worldwide, non-exclusive, sublicensable (subject to applicable limitations on sublicensing set forth in Sections 4.1, 4.2 and 4.3 above) license under such Dominating Patent Rights to research, Develop, make, use, import, offer for sale, sell and otherwise Commercialize (or to have any of the foregoing done on its behalf) the Product. For purposes of this Section 4.5.3, “Dominating Patent Rights” shall mean Patent Rights that would be necessarily infringed by the manufacture, use or sale of the Product in the applicable country.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)    The licenses to Dominating Patent Rights granted under Section 4.5.3(a): (A) shall be fully paid and royalty free except to the extent such Dominating Patent Rights have been in-licensed or otherwise acquired by the entity granting the license hereunder from a Third Party, in which case the non-Acquired Party shall have the option to (1) accept the grant of such license and reimburse such entity for any payments owing to such Third Party by reason of non-Acquired Party’s exercise of rights granted under this Section with respect to such Dominating Patent Rights or (2) reject the grant of such license and have no payment obligation to such entity and (B) shall continue in effect until the termination of the license granted to non-Acquired Party under Section 4.1 or 4.2, as applicable.
4.5.4    In the event that either Party exercises its Opt-Out Option pursuant to Article 5 below, the obligations of both Parties under Sections 4.5.1 and 4.5.2 above shall terminate and no longer apply, and clauses (A) and (B) of the proviso in Section 4.5.3(a) above shall no longer apply, in each case from and after the date on which such exercise of the Opt-Out Option becomes effective.
ARTICLE 5
OPT-OUT RIGHT
5.1    Generally. Either party will have the right, exercisable after the Completion of the POC Activities and each Party’s receipt of Data therefrom, to opt-out of further co-Development and co-Commercialization of the Product (the “Opt-Out Option”).
5.2    Exercise. A Party seeking to exercise its Opt-Out Option (the “Opt-Out Party”) shall provide the other Party (the “Remaining Party”) at least [*]days’ prior written notice (the “Opt-Out Notice”) before the Opt-Out Option is exercised and becomes effective.
5.3    Effect of Opt-Out Option Exercise. Upon a Party’s exercise of its Opt-Out Option, the following shall apply:
5.3.1    Governance. The JDC and the JCC shall cease to have any rights, obligations or decision-making capabilities with respect to the Product, and all decisions that were made by such committees under this Agreement prior to the Opt-Out’s effective date shall thereafter be made solely by the Non-Opt-Out Party. The provisions of Article 2 shall terminate; provided, however, that the JDC and JCC may continue to function, solely as forums for communications and information exchange in connection with winding down of Development and Commercialization activities of the Opt-Out Party and, if applicable, transition of such activities to the Remaining Party, in each case as provided herein, for a reasonable time after the effective date of such Opt-Out, and shall thereafter disband. The Remaining Party shall not have the authority to (A) unilaterally impose an obligation on the Opt-Out Party beyond those expressly provided in or contemplated by this Agreement, (B) excuse itself or any of its Affiliates from obligations specifically enumerated under this Agreement, or (C) reduce the rights of the Opt-Out Party specifically enumerated under this Agreement.
5.3.2    Ongoing Clinical Trials; Development Costs. With respect to any clinical trials of the Product under the Development Plan and Budget that are ongoing on the date an Opt-

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Out Notice has been issued in which at least one patient has been dosed (“Ongoing Clinical Trials”), at the Remaining Party’s request, the Opt-Out Party agrees to continue in the normal course (and in accordance with the most recent Development Plan and Budget, unless otherwise agreed in advance by the Remaining Party) any such Ongoing Clinical Trials being conducted by the Opt-Out Party or its Affiliates until the effective date of the opt-out, or, to the extent so requested by the Remaining Party, to promptly transition to the Remaining Party or its designee such clinical trials or portions thereof. The obligations of the Opt-Out Party pursuant to Sections 3.4, 3.5, 3.6, 3.7 and 3.8 shall survive to the extent applicable to Development Activities conducted by the Opt-Out Party under this Agreement (including, for the avoidance of doubt, activities with respect to Ongoing Clinical Trials as described in this Section 5.3.2), and Article 3 shall otherwise terminate. Article 6 shall terminate; provided, however, that the Opt-Out Party will be responsible for its share of the Development Costs incurred in connection with the Development Plan and Budget until Completion or discontinuation of all such Ongoing Clinical Trials as set forth in Section 6.1.3, and after payment of its share of Development Costs as set forth in the composite report prepared pursuant to Section 6.1.3 during the Calendar Quarter following such Completion or discontinuation, the Opt-Out Party will have no right or obligation thereafter to co-fund the Development of the Product, and Section 6.1.3 shall terminate.
5.3.3    Sharing of US Profit/Loss. In the event that a Party provides an Opt-Out Notice, the following shall apply with respect to sharing of US Profit/Loss:
(a)    if the applicable Opt-Out Notice was provided on or before the date 120 days prior to First Commercial Sale of the Product in the United States, then (i) the Opt-Out Party shall remain responsible for its share of US Profit/Loss through the effective date of such Opt-Out, at which time Section 10.2 shall terminate; and (ii) the Opt-Out Party shall not be responsible to bear, nor entitled to receive, a share of US Profit/Loss from and after the effective date of such opt-out (but shall be entitled to receive royalties as set forth in Section 10.4, except to the extent otherwise provided in Section 17.4.3);
(b)    if Oncothyreon is the Opt-Out Party and the applicable Opt-Out Notice was provided after the date [*] days prior to First Commercial Sale of the Product in the United States, then (i) Oncothyreon shall remain responsible for its share of US Profit/Loss through the effective date of such opt-out, (ii) Array shall have the right in its discretion to elect upon written notice to Oncothyreon at any time within one (1) year following the applicable Opt-Out Notice whether to pay Oncothyreon the royalties provided in Section 10.4 in lieu of sharing US Profit/Loss (in which event, Oncothyreon shall not be responsible to bear, nor entitled to receive, a share of US Profit/Loss from and after the effective date of such notice from Array and Section 10.2 shall then terminate); and (iii) until such time (if any) as Array provides the written notice described in the foregoing clause (ii), Section 10.2 shall not terminate and Oncothyreon shall remain responsible to bear, and entitled to receive, a share of US Profit/Loss following the effective date of such opt-out;
(c)    if Array is the Opt-Out Party and the applicable Opt-Out Notice was provided after the date [*] days prior to First Commercial Sale of the Product in the United States, then (i) Array shall remain responsible for its share of US Profit/Loss through the effective date of such opt-out, at which time Section 10.2 shall terminate; and (ii) Array shall not be responsible to

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

bear, not entitled to receive, a share of US Profit/Loss from and after the effective date of such opt-out (but shall be entitled to receive royalties as set forth in Section 10.4); and
(d)    for the avoidance of doubt, no royalties shall be due pursuant to Section 10.4 with respect to Net Sales of Product for which the Parties share US Profit/Loss as set forth in this Section 5.3.3.
5.3.4    Co-Promotion; Transition Assistance. In the event that Oncothyreon is the Opt-Out Party, Oncothyreon’s right to Co-Promote the Product in the United States described in Section 8.2.2 shall terminate (i) effective as of the date that the Opt-Out Notice is delivered, if the Opt-Out Notice is delivered before Oncothyreon has delivered notice pursuant to Section 8.2.2 exercising its right to Co-Promote the Product, or (ii) if Oncothyreon delivered the Opt-Out Notice after Oncothyreon has delivered notice pursuant to Section 8.2.2 exercising its right to Co-Promote the Product, Oncothyreon’s right to Co-Promote shall terminate effective as of the effective date of the opt-out. Notwithstanding the above, if and as requested by the Remaining Party, the Opt-Out Party shall continue to perform its Co-Promoting responsibilities under the Co-Promotion Agreement, at the Opt-Out Party’s expense, for a period of up to nine (9) months following the date of delivery of the applicable Opt-Out Notice in order to permit a smooth and orderly transition of all Detailing activities for the Product to the Remaining Party. Except as otherwise provided in this Section 5.3.4, the obligations of both Parties pursuant to Section 8.2 shall terminate effective as of the effective date of Opt-Out by either Party.
5.3.5    Assignment of Regulatory Filings and Marketing Approvals. At Remaining Party’s request, and to the extent permitted under applicable law, the Opt-Out Party shall assign or cause to be assigned to the Remaining Party or its designee (or to the extent not so assignable, the Opt-Out Party shall take all reasonable actions to make available to the Remaining Party or its designee the benefits of) all Regulatory Filings for the Product in the Territory. In each case, unless otherwise required by any applicable law, the foregoing assignment (or availability) shall be made as soon as reasonably practicable after the date an opt-out notice is issued and in any event no later than thirty (30) days after the effective date of such opt-out, or if such assignment cannot legally be made within such thirty-day period, as soon thereafter as such assignment can legally be made.
5.3.6    Supply. If applicable (i.e., if the Opt-Out Party was manufacturing the Product or obtaining supply of the Product from a contract manufacturer(s) at the time of the exercise of the Opt-Out Option), the Opt-Out Party shall use Commercially Reasonable Efforts to transition supply agreements (to the extent practicable and permissible under the applicable agreement) and to reasonably transfer manufacturing technology Controlled by the Opt-Out Party that is necessary for, or was used prior to the Opt-Out in, the manufacture of Products, at the Remaining Party’s cost, and the Remaining Party shall use Commercially Reasonable Efforts to be prepared to expeditiously receive such transition and/or transfer. In the event that the Product was manufactured by the Opt-Out Party immediately prior to the Opt-Out, then, upon request by the Remaining Party, the Opt-Out Party shall continue to provide the Remaining Party with such materials at a price equal to the Opt-Out Party’s Fully Burdened Manufacturing Cost for such materials for not longer than [*] after the effective date of such termination; provided that the Remaining Party shall use Commercially Reasonable Efforts to obtain an alternative source as soon

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

as practicable. In addition, the Opt-Out Party shall promptly provide to the Remaining Party a copy of all Data pertaining to the manufacture of the Product to the extent not previously provided to the Remaining Party, and the Remaining Party shall have the right to use (and authorize the use of) and to disclose all such Data following termination of this Agreement for purposes of manufacturing the Product, subject to reasonable procedures to maintain the confidentiality thereof.
5.3.7    Transition. The Opt-Out Party shall use Commercially Reasonable Efforts to cooperate with the Remaining Party and/or its designee to effect, and the Remaining Party shall use Commercially Reasonable Efforts to effectuate, a smooth and orderly transition in the development, sale and ongoing marketing, promotion and Commercialization of the Product in the Territory following the exercise of an Opt-Out Option.
5.3.8    License of Technology; Transfer of Data and Know-How. Effective as of the date of delivery of the applicable Opt-Out Notice, to the extent requested by the Remaining Party, the Remaining Party shall have and is hereby granted by Opt-Out Party an exclusive, world-wide license, with the right to sublicense, under any Patent Rights and Know-How Controlled by Opt-Out Party or its Affiliates which are reasonably necessary in order to continue, or were actually used to manufacture, Develop and/or Commercialize the Product to Develop, make, use, import, offer for sale, sell and otherwise Commercialize (or have any of the foregoing done on its behalf) the Product. In addition, effective as of the date of delivery of the applicable Opt-Out Notice, the Opt-Out Party shall, if applicable, assign and hereby assigns to the Remaining Party all Product Marks then being used in connection with the manufacture, Development or Commercialization of the Product that are Controlled by the Opt-Out Party or its Affiliate.
5.3.9    Diligence Requirements Post Opt-Out.
(a)    In the event that Array is the Opt-Out Party, Oncothyreon shall, during the period from the Array Opt-Out Date until the termination pursuant to Section 4.1.2(e) of the license to Oncothyreon set forth in Section 4.1.2(a), use Commercially Reasonable Efforts (i) to obtain Marketing Approval for the Product in the United States and to Commercialize the Product in the United States after receipt of such Marketing Approval, and (ii) following Marketing Approval of the Product in the United States, to obtain Marketing Approval for the Product in the Major EU Countries and to Commercialize the Product in the Major EU Countries after receipt of such Marketing Approval.
(b)    In the event that Oncothyreon is the Opt-Out Party, Array may at any time decide in its discretion to discontinue the Development and Commercialization of the Product in the Territory upon written notice to Oncothyreon, in which case the Parties shall discuss in good faith the terms under which Oncothyreon may resume, if at all, such Development and Commercialization.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.3.10    Other Rights and Obligations.
(a)    Opt-Out by Either Party. Upon Opt-Out by either Party,
(i)    the Remaining Party will thereafter have the sole right, directly or through Third Parties, to make, use, import market, sell, offer for sale, and distribute the Product throughout the Territory; and
(ii)    (A) the following provisions shall terminate effective as of the effective date of such Opt-Out: Article 9; Sections 8.1.1(b), 8.3, 10.3.1 and 18.2.1, and the first sentence of Section 8.1; and (B) Section 10.3.2 shall survive with respect to Sublicenses entered into by Array prior to the date that is one (1) year after the delivery by Oncothyreon of the notice of exercise of its Opt-Out Option, and shall otherwise terminate.
(b)    Opt-Out by Array. Without limiting Section 5.3.10(a) above, if Array is the Opt-Out Party, the following provisions shall terminate effective as of the effective date of such Opt-Out: Sections 4.2 and 8.1.1(a); and the second sentence of Section 8.1.
(c)    Opt-Out by Oncothyreon. Without limiting Section 5.3.10(a) above, if Oncothyreon is the Opt-Out Party, the following provisions shall terminate effective as of the effective date of such Opt-Out: Sections 4.1.1 and 4.1.2.
(d)    For the avoidance of doubt, termination of a provision of this Agreement or of an obligation of a Party under this Agreement upon (or as a result of) Opt-Out by either Party as set forth in this Section 5.3 or elsewhere in this Agreement shall not be construed to waive or release claims for breaches prior to such termination.
ARTICLE 6
DEVELOPMENT PROGRAM FUNDING
6.1    Development Costs. The Parties shall fund the Development Costs to be incurred in accordance with the Development Plan and Budget as follows:
6.1.1    POC Development Costs. Oncothyreon shall be responsible for all Development Costs incurred by or on behalf of either Party with respect to the POC Activities, in accordance with the Development Plan and Budget (“POC Development Costs”).
6.1.2    Other Development Costs. In addition to the provisions of Section 6.1.1 (i.e., for activities other than the POC Activities), Oncothyreon will be responsible for [*] of the Development Costs of the Product incurred in accordance with the Development Plan and Budget, and Array will be responsible for [*] of such Development Costs; provided that, following Completion of the POC Activities, Array’s share of such Development Costs will be increased to [*] (and Oncothyreon’s share will be decreased to [*]) until the aggregate amounts of the increased Development Costs (i.e., the amounts greater than [*]) so paid by Array, together with all amounts paid pursuant to Section 6.1.5, if any, equal one-half of the POC Development Costs that exceed [*] (such one-half of amounts over [*] referred to herein as the “POC Reimbursement Amount”), it

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

being understood that if the POC Reimbursement Amount exceeds the increased Development Costs (i.e., the amounts greater than [*]) paid under this Section 6.1.2 (together with the amounts paid pursuant to Section 6.1.5), then such excess amount (“POC Unreimbursed Amount”) shall be paid to Oncothyreon pursuant to Section 10.2.2. Within twenty-one (21) days following completion of the POC Activities, Oncothyreon shall provide a written statement of the total POC Reimbursement Amount (if any) to Array.
6.1.3    Sharing of Development Costs. Development Costs shall initially be borne by the Party incurring the cost or expense, subject to reimbursement as provided herein. Each Party shall prepare and deliver to the other Party preliminary quarterly written reports in a form approved by the JDC setting forth all Development Costs (i.e., all FTE Costs and all Out-of-Pocket Costs) incurred in the performance of all Development activities, as set forth in the Development Plan in the applicable Calendar Quarter by such Party on an activity-by-activity basis. Such preliminary quarterly reports shall be submitted within twenty-one (21) days after the end of the relevant Calendar Quarter. Each Party shall then have the opportunity to inquire to the other Party with respected to any items included in the preliminary quarterly report so provided and to request additional information related to Development Costs contained in the other Party’s preliminary quarterly report. For the avoidance of doubt, each Party shall provide such reports to the other Party with respect to the applicable POC Activities and associated POC Development Costs. With respect to any Calendar Quarter in which Development Costs other than POC Development Costs are incurred by either Party, the following shall apply: within forty-five (45) days after the end of the relevant Calendar Quarter, Array will prepare and provide to Oncothyreon a composite report setting forth the Development Costs incurred by each Party for such quarterly period, and the amount of Development Costs for which each Party is responsible in accordance with this Section 6.1. The composite report will compute a net amount of Development Costs due to either Array or to Oncothyreon, as the case may be. By way of example, if the aggregate amount of Development Costs between the Parties, over a given quarterly period during which Array and Oncothyreon are both responsible for [*] of Development Costs, is $[*] with Array incurring $[*] of the aggregate Development Costs and Oncothyreon incurring $600,000 of the aggregate Development Costs, Array would be responsible for $[*] payable to Oncothyreon [*]. The composite report described above for calculating reconciling payments of Development Costs may be combined with other applicable financial reports hereunder (if any), including, for example, reports calculating US Profit/Loss and detailing applicable payments therefor between the Parties.
6.1.4    Special Rules for Development Cost-Sharing if one Party is a Large Company.
(a)    The mechanism for Advanced Amounts with respect to certain Development Costs as described in this Section 6.1.4 shall only be available in the event that, at any time during which the Parties are sharing Development Costs under this Agreement, all of the following circumstances apply:
(i)    one Party is a Large Company (the “Larger Party”), and the other Party is not a Large Company (such Party referred herein to as the “Smaller Party”);

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)    the Larger Party has proposed an amendment or modification to the Development Plan and Budget that increased the budgeted Development Costs (as defined below) for the then-current or any subsequent Calendar Year to more than [*] of the Baseline Development Costs (as defined below) for such Calendar Year; and
(iii)    the Development Plan and Budget containing such increased Development Costs that was proposed by the Larger Party has been imposed and given effect either through the Larger Party’s exercise of its deciding vote (if applicable) or as a result of arbitration pursuant to Section 18.2.1.
(b)    As used herein, “Baseline Development Costs” means the aggregate Development Costs budgeted for such Calendar Year in the initial Development Plan and Budget attached hereto, or (B) if higher, in the most recent Development Plan and Budget agreed to by the Smaller Party or proposed by the Smaller Party and selected by the arbitrator in accordance to Section 18.2.1.
(c)    In the event that all circumstances described in Section 6.1.4(a) above apply, and subject to Section 6.1.4(e) below, Excess Development Costs (as defined below) incurred for the applicable Calendar Year shall initially be borne [*] by the Larger Party, it being understood and agreed that (1) the balance of the Development Costs will be borne as set forth in Sections 6.1.1-6.1.3, and (2) the Larger Party shall be entitled to recoup that portion of such Excess Development Costs that would otherwise have been borne by the Smaller Party pursuant to Sections 6.1.1-6.1.3 (the “Advanced Amounts”) as set forth in Section 10.7 below; provided, however, that if any such Excess Development Costs are incurred with respect to a given Calendar Quarter for which the Larger Party would be obligated to make payments to the Smaller Party either for royalties pursuant to Section 10.3 or 10.4, or for a share of US Profits (i.e., US Profit/Loss that is positive for the applicable Calendar Quarter), then the Larger Party may offset such payments against all or part of that portion of such Excess Development Costs that would otherwise have been borne by the Smaller Party pursuant to Sections 6.1.1-6.1.3 (and, for the avoidance of doubt, any amounts so offset will be excluded from Advanced Amounts).
(d)    As used herein, “Excess Development Costs” shall mean that portion of the aggregate Development Costs actually incurred in a given Calendar Year that exceeds the Baseline Development Costs for the applicable Calendar Year; provided, however, that if all or part of the Development Costs within the Baseline Development Costs for a given Calendar Year are delayed or otherwise incurred in a Calendar Year after the Calendar Year for which such Baseline Development Costs were budgeted (under the applicable Development Plan and Budget from which such Baseline Development Costs were determined), such amounts that were delayed or otherwise incurred in a subsequent Calendar Year shall not be “Excess Development Costs,” and shall be shared by the Parties as set forth in Sections 6.1.1-6.1.3.
(e)    Neither Party shall be obligated to carry or provide aggregate unrecouped Advanced Amounts pursuant to this Section 6.1.4 (and, if applicable, pursuant to Section 10.2.3) totaling more than the Advanced Amount Cap (as defined below), and if the aggregate unrecouped Advanced Amounts carried or provided by one Party under this Section 6.1.4

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(together with aggregate unrecouped Advanced Amounts under Section 10.2.3, if applicable) would exceed the Advanced Amounts Cap in the event that the Larger Party were initially to bear all Excess Development Costs as set forth in Section 6.1.4(c), the Smaller Party shall bear its full share of that portion of the Excess Development Amounts that would cause aggregate unrecouped Advanced Amounts under this Section 6.1.4 (and, if applicable, under Section 10.2.3) to exceed the Advanced Amounts Cap. As used herein, the “Advanced Amount Cap” means (1) one US Dollar (1$) less than the amount that would cause the Party carrying such Advanced Amounts (i.e., the Party that is entitled to recoup the Advanced Amounts pursuant to Section 10.7) to be required to consolidate the financials of the other Party with its own financials in determining and preparing its financial statements (under applicable accounting principles applied by its outside accountants preparing its financial statements, or under applicable law, rules or regulations), or (2) if less, $[*].
(f)    For the avoidance of doubt, if one or more of the circumstances described in Section 6.1.4(a) above do not apply, or cease to apply, then the mechanism for Advanced Amounts as described in this Section 6.1.4 shall not be available, and each Party shall be responsible for paying its share of Development Costs in accordance with the other provisions of this Agreement. The mechanism for Advanced Amounts as described in this Section 6.1.4 shall only apply with respect to Excess Development Costs, if any, incurred after the occurrence of all of the circumstances described in Section 6.1.4(a), and shall not be available with respect to Development Costs incurred prior to such time or during periods when not all of the circumstances described in Section 6.1.4(a) apply.
(g)    In the event that the Smaller Party becomes a Large Company at any time when the mechanism for Advanced Amounts set forth in this Section 6.1.4 is available, Advanced Amounts shall no longer be available under this Section 6.1.4 with respect to all Development Costs incurred from and after the date on which the Smaller Party becomes a Large Company, and each Party shall be responsible for paying its share of Development Costs in accordance with the other provisions of this Agreement from and after such date.
6.1.5    Repayment of POC Reimbursement Amounts. Array shall have no obligation to repay the POC Reimbursement Amount, or any portion thereof, to Oncothyreon, except as, and to the extent, set forth in Section 6.1.2 or Section 10.2.2. Without limiting the foregoing, Array may, in its discretion, repay all or any portion of the then-outstanding unreimbursed POC Reimbursement Amounts.
6.2    Payment of Development Costs. Payment of any amount due pursuant to Section 6.1 (other than payments, if any, under Section 6.1.5) shall be made within forty-five (45) days following delivery by Array of the composite report for the applicable Calendar Quarter.
ARTICLE 7
DEVELOPMENT DATA; PUBLICATION

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.1    Development Data.
7.1.1    Ownership. Each Party will own Development Data generated by or on behalf of such Party under this Agreement.
7.1.2    Use. Either party may use internally the Development Data for any purpose, subject to Section 7.1.3 below.
7.1.3    Disclosure. Each Party may only provide Development Data to Third Parties as is reasonably necessary or useful to obtain Marketing Approvals for the Product or as may be necessary in performing its obligations and exercising its rights under this Agreement, i.e. marketing activities, medical education activities, professional services activities and public relations activities; for purposes of obtaining consultation services in the normal course of business (such as business consultants, advertising agencies, law firms, accounting firms, etc.) in each case solely to the extent necessary for Development or Commercialization of the Product (including incorporation into Regulatory Filings or other submissions to Regulatory Authorities, submission on connection with pricing approvals, and other interactions with governmental agencies); and provided that any such disclosure of such Development Data to a non-governmental Third Party is made under reasonable and customary confidentiality restrictions, or as may otherwise be agreed by Array and Oncothyreon.
7.2    Regulatory Requirements. In all agreements with Third Parties involving the generation of Development Data, Oncothyreon and Array, respectively, shall require that such Third Parties provide the other Party access to all such Development Data, to the extent that such Development Data is required for filing with the FDA, the EMA or any other regulatory authority.
7.3    Review of Publications. As soon as is practicable prior to the oral public disclosure, and prior to the submission to any outside person for publication of written material (a manuscript, poster or other publication) describing any scientific Data generated under the Development Program, in each case to the extent the contents of the oral disclosure or written material have not been previously disclosed pursuant to this Section 7.3 before such proposed disclosure, Array or Oncothyreon, as the case may be, shall disclose to the other Party a copy of the written material, or a written summary of any oral disclosure, to be made or submitted, and shall allow the other Party at least thirty (30) days to determine whether such disclosure or written material contains subject matter for which patent protection should be sought prior to publication or which either Party believes should be modified to avoid disclosure of Confidential Information or regulatory or other problems. With respect to publications by investigators or other Third Parties, such publications shall be subject to review by the other Party under this Section 7.3 only to the extent that Array or Oncothyreon (as the case may be) has the right to do so; provided that each Party shall use reasonable efforts to secure the right to require and permit such review.
7.3.1    Publication Rights. After the expiration of thirty (30) days from the date of receipt of such disclosure or written material, unless Array or Oncothyreon has received the written notice specified below, the authoring Party shall be free to submit such written material for publication or to orally disclose or publish the disclosed research results in any manner consistent with academic standards; provided that, in any publication permitted under this Section 7.3, each

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Party shall acknowledge its collaboration with the other Party under this Agreement unless the other Party requests that such acknowledgement not be made.
7.3.2    Delay of Publication. Prior to the expiration of the thirty (30) day-period described above, the other Party may notify in writing the submitting Party of its determination that such oral presentation or written material contains Confidential Information of such other Party or objectionable material or material that consists of patentable subject matter for which patent protection should be sought. The notified Party shall withhold its proposed public disclosure and confer with the other Party to determine the best course of action to take in order to modify the disclosure (including removing Confidential Information of the other Party) or to obtain patent protection. After resolution of the confidentiality, regulatory or other issues, or the filing of a patent application or due consideration as to whether a patent application can reasonably be filed, but in no event more than ninety (90) days after notification of the submitting Party as provided above, the submitting Party shall be free to submit the written material and/or make its public oral disclosure in a manner consistent with academic standards.
ARTICLE 8
COMMERCIALIZATION
8.1    Generally. Subject to Oncothyreon’s right to Co‑Promote the Product in the United States as set forth in Section 8.2.2, Array shall use Commercially Reasonable Efforts (i) following Marketing Approval of the Product in the United States, to Commercialize the Product in the United States, and (ii) following Marketing Approval of the Product in the Major EU Countries, to Commercialize the Product in the Major EU Countries, in each case in accordance with the terms of this Agreement. Subject to the terms of this Agreement, Array will solely control and conduct various activities for the Commercialization of the Product throughout the Territory, including planning and implementation, distribution, booking of sales, pricing and reimbursement.
8.1.1    Trademarks.
(a)    Except as set forth in this Section 8.1.1 (a) and (b), Array shall have the right to brand the Products using Array related trademarks and any other trademarks and trade names it determines appropriate for the Products, which may vary by country or within a country (such trademarks and trade names as are specific to the Product, and excluding more general trademarks and corporate names and logos, referred to herein as “Product Marks”). Product Marks for use in the United States will be selected in consultation with the Joint Commercialization Committee; provided that, recognizing that the Product will be Commercialized on a global basis, the Joint Commercialization Committee will seek to design trademarks, trade names and other marketing materials in a manner to allow maximize global Commercialization harmonization. Array shall own all rights in the Product Marks and register and maintain the Product Marks in the countries and regions it determines reasonably necessary, and shall own rights to any Internet domain names incorporating a Product Mark or any variation or part of a Product Mark as its URL address or any part of such address. All costs of establishing, maintaining, defending or enforcing rights in and to the Product Marks or such Internet domain names (the “Product Mark Costs”) in or

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

for the United States shall be Allowable Expenses and shall be taken into account when determining US Profit/Loss hereunder as, and to the extent, provided in the Financial Exhibit.
(b)    Array shall, to the extent permitted by applicable law, rules or regulations, include on all marketing (including advertising) and promotional materials for Products in the United States the then-current Oncothyreon corporate logo as designated by Oncothyreon from time to time (the “Oncothyreon Mark”), which shall in no event be deemed a Product Mark. In all cases the Oncothyreon Mark shall be legible, conspicuous and have a size of no smaller than such corporate logos of Array or its Affiliate, as applicable on such marketing and promotional materials, and shall be consistent with reasonable written guidelines provided from time to time by Oncothyreon. Accordingly, Oncothyreon hereby grants to Array a non-exclusive, royalty-free license to use the Oncothyreon Mark solely in connection with the marketing and promotion of Products in the United States in accordance with this Section 8.1.1(b). Notwithstanding anything herein to the contrary, upon Oncothyreon’s written request (which may be made on a country-by-country basis), Array and its Affiliates agree to cease (or caused to be ceased) such use of the Oncothyreon Mark with respect to any specified marketing or promotional materials for Product in the United States; provided that Array and its Affiliates may continue to use any marketing and promotional materials in existence as of the receipt of such notice.
8.2    United States Commercialization. Commercialization activities in the United States will be conducted pursuant to the applicable Commercialization Plan and Budget and shall be subject to oversight by the JCC. Subject to the provisions of this Agreement, and subject to compliance with the Commercialization Plans and Budgets, Array shall have full control and authority of the day-to-day commercialization of the Product in the United States and implementation of the Commercialization Plan in United States.
8.2.1    Commercialization Plans and Budgets.
(a)    Initial Commercialization Plan and Budget. At such time as it deems appropriate, the Joint Commercialization Committee shall establish a plan and budget (the “Commercialization Plan and Budget”) to govern pre-launch, launch and post-launch marketing activities in the United States. Each Commercialization Plan shall be comprehensive and shall set out in reasonable detail the overall strategies with respect to Commercialization of the Product in the United States.
(b)    Periodic Review. The JCC shall review the Joint Commercialization Development Plan and Budget on an ongoing basis and shall adjust and make appropriate changes thereto, including timelines, based on the results and progress to date.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.2.2    Co-Promotion. Oncothyreon shall have an option to Co-Promote the Products in the United States in the Field in accordance with the terms and conditions set forth in this Section 8.2.2 (the “Co-Promotion Option”), subject to Section 5.3.4. Oncothyreon may exercise the Co-Promotion Option by providing written notice to Array (the “Co-Promotion Notice”) no later than six (6) months prior to the anticipated First Commercial Sale in the United States. In the event Oncothyreon timely exercises the Co-Promotion Option with respect to the Product, the provisions set forth below in this Section 8.2.2 shall apply.
(a)    Co-Detailing. If Oncothyreon exercises its Co-Promotion Option, Oncothyreon shall have the right to perform or have performed annually fifty percent (50%) of the total details in connection with the promotion of the Product in the United States.
(b)    Separate Agreement. If Oncothyreon so exercises its Co-Promotion Option, Array (or its Affiliates) and Oncothyreon (or its Affiliates) shall enter into good faith negotiations to conclude a definitive agreement, within sixty (60) days of Array’s receipt of Oncothyreon’s Co-Promotion Notice, which will outline in more detail the overall framework for the Co-Promoting activities of the Parties with respect thereto, including roles and responsibilities of each Party, consistent with the provisions of this Section 8.2.2 (the “Co-Promotion Agreement”). Such agreement shall provide that the Parties shall have equal role in the Co-Promotion of the Product and shall address among other things: (i) number of sales representatives and medical affairs personnel to be made available by Oncothyreon to Co-Promote the Product, including assignment of detailing responsibilities by market segment within the United States (including number and position of such details) consistent with the Co-Detailing Percentage; (ii) nature of Co-Promoting activities and call plans; (iii) development and implementation of training programs and training materials for sales representatives and medical affairs personnel engaged in Co-Promoting of the Product; (iv) potential coordination of administrative services and resources used in Co-Promoting activities; (v) alignment of territories for conducting Details, including a fair and reasonable allocation of territories and Prescribers between the Sales Representatives of the respective Parties; (vi)  reporting and auditing of Details, (vii) sharing of market data, (viii) activities conducted at conventions or similar gatherings, and (ix) joint sales meetings.
(c)    Co-Promotion Plan; Certain Other Obligations. In addition, upon Oncothyreon’s exercise of the Co-Promotion Option:
(i)    The Parties shall cooperate to coordinate the Co-Promoting activities under this Section 8.2.2, and shall promptly agree upon a sales and marketing plan for Co-Promoting of the Product in the United States (the “Co-Promotion Plan”), which shall include reasonably detailed plans and budgets for Co-Promoting the Product in specific assigned sales territories, with the Parties having an equal role in the Co-Promotion of the Product. In all events, each Party’s Co-Promoting activities shall be conducted in accordance with the Co-Promotion Plan. In the event that the Parties are unable to mutually agree upon the Co-Promotion Plan, Array shall prepare a Co-Promotion Plan that is consistent with the terms and conditions of this Agreement, after reasonably considering suggestions from Oncothyreon, and such Co- Promotion Plan prepared by Array shall control.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)    Each Party shall be obligated to provide the Co-Detailing Percentage of the aggregate Details provided in the Co-Promotion Plan for promoting the Product in the United States.
(iii)    Each Party shall be responsible for the hiring of its sales personnel performing Co-Promoting activities for the Product hereunder, provided that such Party shall remain ultimately responsible for the performance thereof. Each Party shall be responsible for and bear all start-up costs associated with recruitment, hiring or relocation of its sales representatives in preparation for such Party’s conduct of its obligations under the Co-Promotion Plan, including the costs of any signing bonuses or the like, and such costs shall not be taken into account as Allowable Expenses in the determination of US Profit/Loss.
(iv)    Each Party shall initially bear all costs and expenses associated with its (or its contractors’) Sales Representatives’ performance of Co-Promoting Activities. Such costs and expenses will be taken into account in calculating US Profit/Loss to be shared by the Parties to the extent they are Selling Costs as provided in the Financial Exhibit, and shall not otherwise be reimbursed to such Party or included in determining US Profit/Loss.
(v)    As between the Parties, Array shall retain the right and responsibility to control the training of all sales representatives in connection with the promotion of Products in the United States, and the development of materials for such training.
8.2.3    Co-Promoting Coordination. Array will be responsible for coordinating the Co-Promoting activities under Section 8.2.2 with respect to the Product. Array will develop the strategies and programs to carry out the Co-Promoting activities, including the assignment of Details in accordance with the Co-Promotion Plan and Co-Promotion Agreement, and to carry out other activities for the promotion of the Product in the United States consistent with this Agreement.
8.2.4    Sales Representatives.
(a)    Qualifications. Each Party shall use all reasonable efforts consistent with its normal business practices and legal requirements to deploy a professional and trained sales force to Co-Promote the Product in the United States, and such Sales Representatives shall meet standards of competence and professionalism as is common in the pharmaceutical industry. Each Party shall ensure that its Sales Representatives perform in compliance with all applicable laws, rules and regulations.
(b)    Training; Promotional Materials. Array shall provide to both Parties’ Sales Representatives such Product-specific training and promotional materials as are reasonably necessary to effectively promote the Product consistent with the Commercialization Plan, subject to good faith consultation with Oncothyreon. Each Party’s Sales Representatives will utilize only the promotional, advertising, educational and communication materials so provided to them by Array, and will not utilize any other promotional, advertising, educational or communication materials or other materials relating to or referring to the Product. Each Party’s Sales Representatives will conduct only those promotional and other activities relating to the Product that have been approved

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in advance in accordance with the Commercialization Plan. Neither Party’s sales representatives shall modify, change or alter the promotional, advertising, educational and communication materials provided by Array in any way whatsoever. Each Party’s Sales Representatives shall use such materials solely for the purpose of performing their obligations under this Agreement.
(c)    Each Party’s sales personnel (including permitted subcontractors) shall be trained on Array’s compliance policies at least annually (or as frequently as Array’s own sales personnel are so trained, if less than annually) and shall comply with such policies (including providing an annual certification as to having been trained on such policies). Furthermore, nothing in this Agreement shall be deemed to require Array to act in a manner not in accordance with its own internal regulatory compliance guidelines. Array shall have overall authority to coordinate all Detailing and any other sales and promotional activities for the Product consistent with the Co-Promotion Agreement and the Co-Promotion Plan.
(d)    Timing. Array and Oncothyreon shall cooperate to have their respective Sales Representatives hired and trained thirty (30) days prior to the anticipated date of First Commercial Sale in the United States.
8.2.5    Oncothyreon is not a Distributor. It is recognized by the Parties that Oncothyreon, in connection with its activities in Co-Promoting the Product, may receive orders from Third Parties for Products. Oncothyreon shall promptly transmit said orders to Array, and Array shall book any sales resulting from such orders. For the avoidance of doubt, Oncothyreon shall not be a distributor of the Product, unless and until such time (if any) as the Parties expressly agree otherwise in writing.
8.2.6    Co-Promoting Does Not Affect Certain Responsibilities. Except as expressly otherwise provided in this Agreement, Array shall have the sole right and responsibility, and shall bear all costs related thereto (except to the extent such amounts may properly be included as Allowable Expenses in the determination of US Profit/Loss in accordance with the Financial Exhibit), to take such actions with respect to the Product, in accordance with the terms of this Agreement, as would normally be taken in accord with accepted business practices and legal requirements to manufacture or arrange for the manufacture of the Product, obtain and maintain the authorization and/or ability to market and commercialize the Product in the United States including, without limitation, the following:
(a)    Any activity relating to the manufacture of the Product, including, without limitation, determination of the content of labeling and the style, design and type of packaging;
(b)    Responding to medical complaints and inquiries relating to the Product;
(c)    Handling all returns of the Product;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)    Communicating and dealing with any governmental agencies and satisfying their requirements regarding the authorization and/or continued authorization to market the Product in commercial quantities; provided, however, that Oncothyreon shall be able to communicate with such agencies regarding the Product if, (i) in the reasonable opinion of Oncothyreon’s counsel, such communication is necessary to comply with the requirements of any applicable law, order or governmental regulation, and (ii) Oncothyreon, if practical, made a request of such agency to communicate with Array instead, and such agency refused such request; but in any such event, unless in the reasonable opinion of Oncothyreon’s counsel there is a legal prohibition against doing so, Array shall be immediately notified of such agency’s request and or Oncothyreon’s intention to make such communication and Array shall be permitted to accompany Oncothyreon to any meeting with such agency, take part in any such communications and receive copies of all such communications.
8.2.7    Indemnification for Employee Claims. Each Party will indemnify, defend, and hold harmless the other and its Affiliates, and its and their directors, employees and agents (collectively, the “Employer Indemnitees”) from and against any damages, liability, loss and costs that may be paid or payable by any such Employer Indemnitee resulting from or in connection with any claim or other cause of action asserted by any Sales Representative employed by the indemnifying Party (or by any federal, state or local governmental authorities on behalf of such an employee) arising out of the actions of the indemnifying Party with respect to disciplining or termination of such employee; reclassification of such employee, or other actions with respect to such employee in the execution or performance of Co-Promoting activities contemplated under this Agreement. The procedures of Section 16.3 shall apply to the foregoing indemnity.
8.3    Third Party Marketing Partner.
8.3.1    Notwithstanding the provisions of Section 8.2, if Oncothyreon and Array mutually agree that the Product would best be marketed in the United States with or through another partner, marketing and/or co-promotion rights may be granted to such other partner on terms mutually agreed by the partner, Array and Oncothyreon.
8.3.2    In any case, however, either Oncothyreon or Array shall have the right to sublicense, or otherwise grant, to a Third Party its entire right (i.e., to a single Third Party) with respect to the marketing of the Product in the United States only with the consent of the other Party; provided, however, that if Array or Oncothyreon (the “Sublicensing Party”) seeks to so sublicense or grant such rights the following shall apply:
(a)    Notice. If the Sublicensing Party decides to sublicense or otherwise grant to a non‑Affiliate Third Party its rights to market, sell or distribute the Product in the United States, it shall give the Other Party written notice thereof (such notice a “Sublicense Notice”) and will, for a period of [*] days following the sending of such Sublicense Notice, negotiate in good faith with the Other Party the principal terms and conditions (at the level of detail customary for a term sheet) for an arrangement under which the Sublicensing Party would grant to the Other Party the rights expected to be so granted with respect to the Product.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)    Conditions of Negotiation Right. Subject to the obligation to negotiate in good faith, it is understood and agreed that neither the Other Party nor the Sublicensing Party shall be obligated to accept or agree to terms and conditions of such an arrangement. If the Other Party and the Sublicensing Party do not enter into an agreement for such an arrangement within the [*] day negotiation period, the Sublicensing Party shall be free to enter into an alternative arrangement with one or more Third Parties approved by the Other Party, such approval not to be unreasonably withheld, without any further obligation to the Other Party under this Section 8.3; provided, however, in the event the Other Party does not accept the terms offered by the Sublicensing Party but responds to the Sublicensing Party with an outline of terms and conditions for an arrangement on which the Other Party would agree, then the Sublicensing Party will not grant to a Third Party a right or license to market, sell or distribute such Product on terms that, when viewed on the whole, are materially less favorable to the Sublicensing Party than those offered by the Other Party.
(ii)    Requirements of Notice. It is understood that, because the Sublicensing Party may be providing the Sublicense Notice to the Other Party prior to the commencement of material and substantial negotiations with a Third Party, the Sublicensing Party may not be able to define the entire or exact scope of the rights to be granted, and accordingly, so long as the Sublicense Notice substantially describes the rights granted to the applicable Third Party, then the Sublicensing Party shall be deemed to have satisfied its obligations under this Section 8.3. The only obligations of the Other Party and the Sublicensing Party under this Section 8.3 are as expressly stated therein, and there are no further implied obligations relating to the matters contemplated therein. Without limiting the foregoing, it is further understood and agreed that the Sublicensing Party is not obligated under this Section 8.3 to provide to the Other Party any particular information, nor is there a restriction on the timing of such grant of rights.
(b)    Other. It is understood that this Section 8.3 shall not be deemed to apply to wholesaling arrangements, or other arrangements for the distribution of the Product, where the Third Party does not have the right to market and promote the Product; nor shall this Section be deemed to apply to a grant of rights to a Third Party assignee of this Agreement, where such assignment is permitted under Section 18.7 below.
ARTICLE 9
MANUFACTURE AND SUPPLY
9.1    Supply of Clinical Requirements.
9.1.1    Except for Existing Quantities of Product (as defined below) and subject to the terms of this Agreement, Array will be solely responsible for the manufacture and supply of the Product as is required by both Parties for their Development activities hereunder, and will use Commercially Reasonable Efforts to supply to Oncothyreon quantities of the Product as are reasonably necessary for Oncothyreon to perform the Oncothyreon Development Activities.
9.1.2    Existing Stock. As of the Effective Date, Array has on hand the quantities of Product specified on Exhibit C (the “Existing Quantities of Product”).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)    In order to help facilitate Oncothyreon’s initial efforts in the Development Program, Array agrees to transfer to Oncothyreon a mutually agreed amount of ARRY 380 from Array’s Existing Quantities of Product, in drug product form, solely for use in conducting activities under the Development Plan, in the time frames reasonably requested by Oncothyreon in writing (which shall be within a reasonable time after the Effective Date and, in no event, later than one (1) year). Prior to the first shipment of Existing Quantities of Product to Oncothyreon, Array will provide to Oncothyreon the applicable specifications used by Array for such Existing Quantities of Product. Oncothyreon may, within twenty (20) days after receipt of Existing Quantities of Products shipped to Oncothyreon, reject any such quantities received by Oncothyreon that fail to meet such specifications, and otherwise shall accept such Existing Quantities of Products. If Oncothyreon has not rejected any portion of the Existing Quantities of Product within twenty (20) days after receipt thereof, Oncothyreon shall be deemed to have accepted such portion of the Existing Quantities of Product. Within twenty (20) days of acceptance of Product, Oncothyreon shall reimburse Array [*] of Array’s Fully Burdened Manufacture Cost for such Existing Quantities of Product. Array shall deliver API to Oncothyreon, or to a destination designated by Oncothyreon in writing (FCA (Free Carrier), airport of departure, Incoterms 2000) by transporting the API to the air carrier at the airport of departure specified by Oncothyreon in writing. The Parties shall confer prior to any such delivery of the API regarding the container and shipping details and other related data and information.
(b)    Array shall provide to Oncothyreon the most recent certificate of analysis and a certificate of compliance for each shipment of Existing Quantities of Product.
(c)    Prior to transfer of any Existing Quantities of Product to Oncothyreon, the Parties shall in good faith negotiate and enter into a Supply and Quality Agreement including the terms set forth in this Section 9.1 and other mutually acceptable terms.
9.1.3    Additional Clinical Quantities. Array will have the right at any time to enter into agreements with a Third Party manufacturer(s) to supply such additional quantities of clinical material. Array shall ensure that all such Third Party manufacturer(s) complies with the applicable Good Manufacturing Practices and that such facilities are approved by FDA (if such approval is required by law). The out-of-pocket costs of such additional quantities of clinical materials will be charged to the Development Program, and shared as part of the Development Costs. If Array elects to manufacture the Product internally, the Parties will agree upon a reasonable cost figure to be charged to the Development Program.
9.2    Commercial Supply. As between the Parties, and except as otherwise specified in or determined under this Agreement, Array shall have the exclusive right to manufacture or have manufactured Product (including, for the avoidance of doubt, for Commercialization in the United States) pursuant to the Commercialization Plan and otherwise in accordance with this Agreement.
9.3    Third Party Manufacturing Agreements. If Array proposes to enter into one or more new manufacturing agreements for Product for use in the United States, including without limitation any agreement with a Back-Up Manufacturer as contemplated under Section 9.4, or proposes to materially amend, renegotiate or renew any then-existing Third Party manufacturing agreements for

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Product for use in the United States, Array shall so notify Oncothyreon and the JCC prior to doing so, along with a detailed description of the proposed terms and circumstances. In addition, if Array proposes to enter into one or more new agreements for the supply of Product for use in the United States, Array shall provide to the JCC evidence of bids for such supply received from at least two (2) other suppliers. To the extent permitted by the potential Third Party manufacturer, Oncothyreon shall have the right to accompany Array on any and all audits and inspections of such Third Party’s facilities conducted in the course of manufacturer selection.
9.4    Back-Up Manufacturer. The Parties shall discuss in good faith from time to time the desirability of qualifying one or more additional manufacturers of Product (each a “Back-Up Manufacturer”). Without limiting the foregoing, if the Parties agree to qualify a Back-Up Manufacturer, or if Oncothyreon requests the qualification of a Back-Up Manufacturer and Product sales in the United States are projected to exceed [*] units/Calendar Year within [*] years after such request, then Array shall exert Commercially Reasonable Efforts to effect the due qualification of a Back-Up Manufacturer, including without limitation by performing a Manufacturing Technology Transfer (as defined below) to the Back-Up Manufacturer as shall be more fully described in the agreement with the Back-Up Manufacturer.
9.5    Supply Scarcity. Without limiting the preceding subsections of this Article 9, in the event of supply scarcity, the Parties shall discuss in good faith a proportional allocation of supply in the Territory (based on market size, projections, or other reasonable criteria).
ARTICLE 10
FINANCIAL PROVISIONS
10.1    Upfront Payment. In consideration of the licenses and rights granted to Oncothyreon hereunder, Oncothyreon shall pay to Array a one-time, upfront payment of ten million USD (US $10,000,000) within twenty (20) days after the Effective Date.
10.2    Sharing of US Profit/Loss.
10.2.1    General Rule for Sharing. Except as otherwise set forth in Sections 5.3.3 and 6.1.4 above, and except to the limited extent otherwise provided in Sections 10.2.2 and 10.2.3 below, Array and Oncothyreon shall bear, or be entitled to, 50% of the US Profit/Loss from Commercializing the Product in the United States, calculated as set forth in the Financial Exhibit.
10.2.2    POC Reimbursement. Notwithstanding the foregoing, provided that the Parties are then sharing US Profit/Loss pursuant to this Section 10.2, then for Calendar Quarters in which there are US Profits (i.e., US Profit/Loss that is positive for the applicable Calendar Quarter), Oncothyreon’s share of such US Profits (i.e., Oncothyreon’s share if the US Profit/Loss in a given Calendar Quarter is positive) will be temporarily increased to [*] (and Array’s share of such US Profits will be decreased to [*]) until the aggregate amounts of all such increased share of US Profits (i.e., the amounts of US Profits greater than [*]) so received by or credited to Oncothyreon, together with all amounts paid pursuant to Section 6.1.5, if any, equals the POC Reimbursement Amount plus, if any, the POC Unreimbursed Amount.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.2.3    Special Rules for Disagreements on Commercialization Budget.
(a)    The mechanism for Advanced Amounts with respect to certain US Losses as described in this Section 10.2.3 shall only be available in the event that, at any time during which the Parties are sharing US Profit/Loss, all of the following circumstances apply:
(i)    Oncothyreon is not a Large Company;
(ii)    Array has proposed an amendment or modification to the Commercialization Plan and Budget that increased the budgeted Allowable Expenses for the then-current or any subsequent Calendar Year to more than the Baseline Commercialization Costs (as defined below) for such Calendar Year;
(iii)    Oncothyreon did not agree to the Commercialization Plan; and Budget containing such increase in the Allowable Expenses; and
(iv)    Array has used its deciding vote pursuant to Section 2.3.4 to impose the Commercialization Plan and Budget containing such increased Allowable Expenses.
As used herein, “Baseline Commercialization Costs” means the aggregate Allowable Expenses budgeted for such Calendar Year in excess of [*].
(b)    In the event that all circumstances described in Section 10.2.3(a) above apply, and subject to Section 10.2.3(d) below, then (1) US Losses (if any) of up to the first [*] for the applicable Calendar Year shall continue to be shared by the Parties as set forth in Sections 10.2.1, and (2) Array shall initially bear [*] of any Excess US Losses (as defined below) incurred for the then-current and any subsequent Calendar Year, it being understood and agreed that Array shall be entitled to recoup that portion of such Excess US Losses that would otherwise have been borne by Oncothyreon pursuant to Sections 10.2.1 (the “Advanced Amounts”) as set forth in Section 10.7 below; provided, however, that if any such Excess US Losses are incurred with respect to a given Calendar Quarter for which Array would be obligated to make payments to Oncothyreon for royalties pursuant to Section 10.3 or 10.4, then Array may offset such payments against all or part of that portion of such Excess US Losses that would otherwise have been borne by Oncothyreon pursuant to Section 10.2.1 (and, for the avoidance of doubt, any amounts so offset will be excluded from Advanced Amounts). This Section 10.2.3(b) shall not apply with respect to any Calendar Quarter for which there are US Profits (i.e., US Profit/Loss that is positive for the applicable Calendar Quarter), and the Parties shall share all Allowable Expenses for any such Calendar Quarter as part of sharing US Profit/Loss pursuant to Sections 10.2.1-10.2.2.
(c)    As used herein, “Excess US Losses” shall mean that portion of the aggregate US Losses actually incurred in a given Calendar Year that exceeds [*].
(d)    Array shall not be obligated to carry or provide aggregate unrecouped Advanced Amounts pursuant to this Section 10.2.3 (and, if applicable, pursuant to Section 6.1.4) totaling more than the Advanced Amount Cap (as defined in Section 6.1.4), and if the aggregate

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

unrecouped Advanced Amounts carried or provided by Array under this Section 10.2.3 (together with aggregate unrecouped Advanced Amounts carried by Array pursuant to Section 6.1.4, if applicable) would exceed the Advanced Amounts Cap in the event that Array were initially to bear Excess US Losses as set forth in Section 10.2.3(b), then Oncothyreon shall bear its full share of that portion of the Excess US Losses that would cause aggregate unrecouped Advanced Amounts carried by Array under this Section 10.2.3 (and, if applicable, under Section 6.1.4) to exceed the Advanced Amounts Cap.
(e)    For the avoidance of doubt, if one or more of the circumstances described in Section 10.2.3(a) above do not apply, or cease to apply, then the mechanism for Advanced Amounts as described in this Section 10.2.3 shall not be available, and each Party shall be responsible for paying its share of US Losses in accordance with the other provisions of this Agreement. The mechanism for Advanced Amounts as described in this Section 10.2.3 shall only apply with respect to Excess US Losses, if any, incurred after the occurrence of all of the circumstances described in Section 10.2.3(a), and shall not be available with respect to Development Costs incurred prior to such time or during periods when not all of the circumstances described in Section 10.2.3 apply.
(f)    In the event that Oncothyreon becomes a Large Company at any time when the mechanism for Advanced Amounts set forth in this Section 10.2.3 is available, Advanced Amounts shall no longer be available under this Section 10.2.3 with respect to US Losses incurred from and after the date on which Oncothyreon becomes a Large Company, and each Party shall be responsible for bearing its share of any US Losses in accordance with the other provisions of this Agreement from and after such date.
10.2.4    Profit/Loss Sharing for U.S. Only; Sharing of Development Costs. The Parties acknowledge that the provisions for sharing of US Profit/Loss apply only with respect to Products Commercialized in the United States. With respect to Products for Commercialization outside the United States, the applicable royalty provisions set forth herein apply. The Parties acknowledge that Development Costs are not included in the calculation of US Profit/Loss, and accordingly acknowledge that applicable obligations under this Agreement to share Development Costs are separate from and in addition to a Party’s obligation to bear, or entitlement to receive, a share of US Profit/Loss pursuant to this Section 10.2.
10.2.5    Reconciliation. Allowable Expenses shall initially be borne by the Party incurring the cost or expense, subject to reimbursement and/or reconciliation of US Profit/Loss as provided herein. With respect to each Calendar Quarter for which the Parties are sharing US Profits/Losses and in which Allowable Expenses are incurred by either Party or Net Sales of the Product in the United States occur, each Party shall prepare and deliver to the other Party preliminary quarterly written reports in a form approved by the JCC setting forth in reasonable detail (i) all Allowable Expenses incurred in the performance of all Commercialization activities in the applicable Calendar Quarter by such Party, and (ii) Net Sales of Product in the United States. Such preliminary quarterly reports shall be submitted within [*] days after the end of the relevant Calendar Quarter. Each Party shall then have the opportunity to inquire to the other Party with respected to any items included in the preliminary quarterly report so provided and to request additional information related to

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Allowable Expenses contained in the other Party’s preliminary quarterly report. With respect to any Calendar Quarter in which Allowable Expenses are incurred by either Party or Net Sales of the Product in the United States occur, the following shall apply: within [*]days after the end of the relevant Calendar Quarter, Array will prepare and provide to Oncothyreon a composite report setting forth the Net Sales or Products in the United States and the Allowable Expenses incurred by each Party for such quarterly period, and the amount of US Profit/Loss for which each Party is responsible, or to which each Party is entitled, in accordance with this Section 10.2. The composite report will compute a net amount to be paid to either Array or to Oncothyreon, as the case may be, to reconcile for the applicable US Profits or US Losses. The composite report described above for calculating reconciling payments for US Profit/Loss may be combined with other applicable financial reports hereunder (if any), including, for example, reports described in Section 6.1.3 for reconciling the sharing of Development Costs and detailing applicable payments therefor between the Parties.
10.3    ROW.
10.3.1    Commercialization by Array. Subject to the provisions of Section 10.6 below, Array will pay to Oncothyreon a royalty equal to [*] of Net Sales of the Product by Array and its Affiliates in each country of the Territory outside the United States. In any country of the Territory outside the United States and the Major EU Countries, Array shall be entitled to credit [*] of the cost of additional Development performed for such country against the royalty payable to Oncothyreon under this Section 10.3.1 for Net Sales made in such country.
10.3.2    Sublicensees. Array and Oncothyreon will share equally the Net Proceeds received by Array in consideration of the grant of a Sublicense in any country of the Territory outside the United States. For the avoidance of doubt, royalties shall not be due pursuant to Section 10.3.1 above with respect to Products sold outside the United States by or under authority of Array’s Sublicensees.
10.4    Opt-Out Royalty.
10.4.1    If, pursuant to Article 5, a Party exercises its Opt-Out Option then, subject to the other provisions of this Section 10.4, (i) the provisions of Sections 10.3 shall not apply with respect to sales of Products after the effective date of such opt-out, (ii) except to the extent otherwise provided in Section 5.3.3, the provisions of Section 10.2 shall not apply with respect to sales of Products in the United States after the effective date of such opt-out, and (iii) with respect to sales of Products after the effective date of such opt-out that are no longer subject to royalties under Section 10.3 or sharing of US Profit/Loss under Section 10.2, the Remaining Party shall (except to the extent otherwise provided in Section 17.4.3), in lieu of such payments, pay the Opt-Out Party the applicable royalty rate for incremental Net Sales of Product during the Royalty Term by a Party and its Sublicensees as follows:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Net Sales in a Given Calendar Year	Royalty Rate
[*]	[*]
[*]	[*]
[*]	[*]
10.4.2    Notwithstanding the foregoing, the royalty rate set forth in Section 10.4.1 will be temporarily increased to [*] until the Opt-Out Party has recouped, from the increased royalty, the Development Costs incurred prior to the exercise of the Opt-Out Option, excluding, in the event Oncothyreon is the Opt-Out Party, the extent of the POC Reimbursement Amount already paid by Array prior to Oncothyreon’s exercise of its Opt-out Option.
10.4.3    For purposes of determining the royalty rate(s) pursuant to this Section 10.4 that is or are applicable hereunder on the Net Sales during the Royalty Term, all Net Sales of Product in countries during the effective period of an applicable Royalty Term shall be aggregated on a Calendar Year basis.
10.5    Term For Royalty Payment. Royalties payable under Section 10.3.1 or 10.4 shall be paid on a country‑by-country basis with respect to Net Sales made during the “Royalty Term” for that country, which is defined as the period from the date of the First Commercial Sale of the Product until the later of:
10.5.1    the expiration of the last to expire Patent Rights within the Array Technology, the Oncothyreon Technology or Joint Patents claiming the manufacture, use or sale of the Product in the country where it was sold; or
10.5.2    [*] following the date of the First Commercial Sale of the Product in the country where the Product was sold.
10.6    Certain Adjustments to Royalty Payments.
10.6.1    Right of Offset; Amount. If the Selling Party believes that it is reasonably necessary to obtain a license or similar rights to intellectual property rights of a Third Party or Third Parties for the Selling Party to research, develop, make, have made, use, offer for sale, sell, have sold, import or otherwise exploit the Product (“Third Party License(s)”), then the Selling Party shall have the right to credit [*] of any compensation (including up-front payments, milestones and royalties) actually paid by the Selling Party or its designee with respect to the Product under any such Third Party License(s) against royalties otherwise payable hereunder. Such credit against royalties payable hereunder shall be allocated as follows: (a) [*] of royalties payable under a Third Party License with respect the Product shall be creditable against royalties payable hereunder; and (b) [*] of the portion of any up-front payments, milestones or other amounts payable under a Third Party License that is reasonably allocable to the exploitation the Product (as opposed to the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

exploitation of non-Products or other use of intellectual property that is the subject of the applicable Third Party License in a manner unrelated to the Product) shall be creditable against royalties payable hereunder, provided, however, that in neither case (i.e., under the previous sub-clauses (a) or (b)) the royalties payable under Section 10.4 shall fall below [*] of the rates set forth in Section 10.4.1 and/or 10.4.2. It is understood and agreed that this Section 10.6.1 shall not apply to licenses acquired pursuant to Article 11 below. For the avoidance of doubt, any portion of such amounts that have been shared by the Parties as Development Costs or, in the event that the Parties are sharing US Profit/Loss pursuant to Section 10.2 above, that have been included as applicable Third Party Agreement Payments and used in calculating US Profit/Loss shared by the Parties, shall not also be offset against royalties hereunder pursuant to this Section 10.6.1.
10.6.2    Generic Product Reduction. This Section 10.6.2 will apply solely to royalties payable under Section 10.4. Notwithstanding the foregoing provisions of Section  10.4 (as applicable), if, in a particular Calendar Year, one or more Third Parties is or are selling a Generic Product in the Field in a country in the Territory other than the United States and the sales of all such Generic Products in the Field in such country represent at least [*] of the total units of a Product and related Generic Products sold in the Field during the Royalty Term in such Calendar Year in such country, then in such case the royalty rates attributable to the Net Sales of such Product in the Field in such country during the Royalty Term shall thereafter be reduced by [*] of the amount otherwise payable under Section 10.4, as applicable. For purposes of the foregoing, “Generic Product” means any Product that is not developed, the subject of regulatory approval obtained, manufactured, offered for sale, sold or used, by or under the authority of the Selling Party.
10.7    Recouping Advanced Amounts. In the event that either Party has borne Excess Development Costs pursuant to Section 6.1.4, or Array has borne Excess US Losses pursuant to Section 10.2.3, the Party that initially bore the Excess Development Costs or Excess US Losses that otherwise would have been borne by the other Party shall be entitled to recoup [*] of all Advanced Amounts resulting therefrom through adjustments to royalty payments and adjustments to payments for US Profits as set forth below in this Section 10.7.
(a)    Recovery through Recoupment; Prepayment. A Party carrying Advanced Amounts (i.e., a Party that initially bore Excess Development Costs pursuant to Section 6.1.4, or Excess US Losses pursuant to Section 10.2.3, that otherwise would have been borne by the other Party) shall only be entitled to recoup the resulting Advanced Amounts as set forth in this Section 10.7, and the other Party shall not be obligated to repay Advanced Amounts except through adjustments to royalty payments and adjustments to payments for US Profits as set forth below in this Section 10.7.
(b)    Adjustments to Sharing of US Profits. With respect to periods during which the Parties are sharing US Profits/Losses pursuant to Section 10.2, then:
(i)    if Oncothyreon is the Party entitled to recoup Advanced Amounts, then for Calendar Quarters in which there are US Profits (i.e., US Profit/Loss that is positive for the applicable Calendar Quarter), Oncothyreon’s share of such US Profits (i.e., Oncothyreon’s share if the US Profit/Loss in a given Calendar Quarter is positive) will be

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

temporarily increased to [*] (and Array’s share of such US Profits will be decreased to [*]) until Oncothyreon has recouped [*] of all Advanced Amounts carried by Oncothyreon, in aggregate, though such increased share of US Profits (i.e., the amounts of US Profits greater than [*]) so received by or credited to Oncothyreon, together with all other adjustments received by or credited to Oncothyreon pursuant to Sections 10.7(c) or (d) below;
(ii)    if Array is the Party entitled to recoup Advanced Amounts, then for Calendar Quarters in which there are US Profits (i.e., US Profit/Loss that is positive for the applicable Calendar Quarter), Oncothyreon’s share of such US Profits (i.e., Oncothyreon’s share if the US Profit/Loss in a given Calendar Quarter is positive) will be temporarily decreased to [*] (and Array’s share of such US Profits will be increased to [*]) until Array has recouped [*] of all Advanced Amounts carried by Array, in aggregate, though such increased share of US Profits (i.e., the amounts of US Profits greater than [*]) so received by or credited to Array together with all other adjustments received by or credited to Array pursuant to Section 10.7(c) or (d) below;
(iii)    for the avoidance of doubt, during any Calendar Quarter with respect to which there are US Losses, no adjustment will be made pursuant to this Section 10.7(b) for recoupment of Advanced Amounts, and each Party shall bear the US Losses for such Calendar Quarter as set forth in Section 10.2.1; and
(iv)    notwithstanding the foregoing, no adjustments will be made to the sharing of US Profits under this Section 10.7(b) with respect to any Calendar Quarter for which adjustments are made to the sharing of US Profits pursuant to Section 10.2.2 to reimburse Oncothyreon for applicable POC Reimbursement Costs and POC Unreimbursed Amounts, if any.
(c)    Adjustments to Section 10.3 Royalties and Net Proceeds. In the event that Array is obligated to pay royalties or a share of Net Proceeds to Oncothyreon pursuant to Section 10.3, then:
(i)    if Oncothyreon is the Party entitled to recoup Advanced Amounts, (A) the royalties due to Oncothyreon under Section 10.3.1 will be temporarily increased by [*] of Net Sales (i.e., to [*] of Net Sales), and (B) Oncothyreon’s share of Net Proceeds pursuant to section 10.3.2 will be temporarily increased to [*] (and Array’s share of such Net Proceeds will be decreased to [*]), in each case until Oncothyreon has recouped [*] of all Advanced Amounts carried by Oncothyreon, in aggregate, though such increased royalties or increased share of Net Proceeds, together with all other adjustments received by or credited to Oncothyreon pursuant to Section 10.7(b) or (d); and
(ii)    if Array is the Party entitled to recoup Advanced Amounts, (A) royalties due to Oncothyreon under Section 10.3.1 will be temporarily decreased by [*] of Net Sales (i.e., to [*] of Net Sales), and (B) Oncothyreon’s share of Net Proceeds pursuant to section 10.3.2 will be temporarily decreased to [*] (and Array’s share of such Net Proceeds will be increased to [*]), in each case until Array has recouped [*] of all Advanced Amounts carried by Array, in aggregate, though such decreased royalties, together with all other adjustments received by or credited to Array pursuant to Sections 10.7(b).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)    Adjustments to Section 10.4 Royalties. In the event that either Party is obligated to pay royalties to the other Party pursuant to Section 10.4, no adjustment to the royalties due pursuant to Section 10.4 will be made under this Section 10.7(d) to recoup Advanced Amounts until such time as the Opt-Out Party has recouped applicable Development Costs that it is entitled to recoup pursuant to Section 10.4.2 through the royalty adjustment set forth therein, and thereafter:
(i)    if the Party entitled to receive royalties pursuant to Section 10.4 is the Party entitled to recoup Advanced Amounts, the royalties due to under Section 10.4 will be temporarily increased to [*] of Net Sales until the Party receiving such royalties has recouped [*] of all Advanced Amounts that were carried by such Party, in aggregate, though such increased royalties, together with all other adjustments received by or credited to such Party pursuant to Section 10.7(b) or (c); and
(ii)    if the Party obligated to pay royalties pursuant to Section 10.4 is the Party entitled to recoup Advanced Amounts, the royalties due to under Section 10.4 will be temporarily decreased by [*] of Net Sales (i.e., the royalty rates specified in the table in Section 10.4.1 shall be reduced from [*], to [*], respectively) until the Party paying such royalties has recouped [*] of all Advanced Amounts that were carried by such Party, in aggregate, though such decreased royalties, together with all other adjustments received by or credited to such Party pursuant to Section 10.7(b) or (c).
(e)    Reduction as Recouped; Adjustments Temporary; Voluntary Payment. The adjustments set forth in Sections 10.7(b), (c) and (d) above shall each be applied (in each case to the extent provided therein) until such time, if any, as the Party carrying Advanced Amounts has recouped, in aggregate through all such adjustments in its favor, [*] of all outstanding Advanced Amounts. When and as Advanced Amounts are recouped through any adjustments set forth in Sections 10.7(b), (c) or (d) in favor of the Party that carried such Advanced Amounts, the amounts of outstanding Advanced Amounts shall be reduced (including for purposes of determining whether additional Advanced Amounts may be available pursuant to Section 6.1.4 or Section 10.2.3 without exceeding the Advanced Amounts Cap) at a rate of [*] of Advanced Amounts for every [*] so recouped through adjustments pursuant to Sections 10.7(b), (c) or (d) in favor of the Party carrying such Advanced Amounts. For the avoidance of doubt, at such time as [*] of all Advanced Amounts have been so recouped through the adjustments set forth in Sections 10.7(b), (c) or (d) and no outstanding Advanced Amounts remain, the adjustments set forth in Sections 10.7(b), (c) or (d) shall cease (unless and until such time, if any, as a Party carries additional Advanced Amounts pursuant to Section 6.1.4 or 10.2.3). In the event that one Party is carrying any outstanding Advanced Amounts (i.e., such Party initially bore Excess Development Costs pursuant to Section 6.1.4, or Excess US Losses pursuant to Section 10.2.3, that otherwise would have been borne by the other Party, and such amounts have not yet been recouped at a rate of [*] as set forth herein) the other Party may in its discretion elect to pay all or any portion of such outstanding Advanced Amounts carried by the other Party at a rate of [*], and the amount of outstanding Advanced Amounts shall be accordingly reduced at a rate of [*] of Advanced Amounts for every [*] so repaid.
ARTICLE 11
CERTAIN PAYMENTS TO THIRD PARTIES

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

If at any time during which the Parties are co-Developing and/or Co-Promoting Product under this Agreement, the Parties agree to utilize, in connection with the Development of Product in accordance with the Development Program, manufacture of Product for the U.S. market, and/or Commercialization of Product in the U.S. market, then the terms of any such in-license shall be mutually agreed by the Parties. Any payments due under the applicable in-license (including royalties, milestone payments and/or license fees) (i) shall be Development Costs shared by the Parties, to the extent they are attributable and allocable to the Product in connection with Development activities undertaken by the Parties in accordance with this Agreement, and (ii) with respect to periods during which the Parties are sharing US Profit/Loss pursuant to Section 10.2, shall be included as Allowable Expenses in determining US Profit/Loss in accordance the Financial Exhibit, to the extent they are attributable and allocable to the Commercialization of the Product in the United States (“Third Party Agreement Payments”). If a Party exercises its Opt-Out Notice or is deemed to have exercised the Opt-Out Notice, any payments arising under any such in-license attributable and allocable to the Product in connection with activities undertaken by the Remaining Party under this Agreement shall be made by the Remaining Party; such payments shall be creditable against royalties in accordance with Section 10.6(i).
ARTICLE 12
PAYMENTS; BOOKS AND RECORDS
12.1    Foreign Exchange; Manner and Place of Payment. All dollar amounts in this Agreement are stated in, and all payments under this Agreement shall be made in, United States Dollars. With respect to amounts invoiced or incurred in a currency other than United States Dollars, the amounts shall be expressed in the currency in which such sale was originally made, or in which such cost was incurred, together with the United States Dollar equivalent using a rate of exchange as published in The Wall Street Journal (U.S. Eastern Edition) on last day of the quarter in which such sale was made or cost incurred. Payment of all sums due hereunder shall be made by check, wire transfer, or electronic funds transfer (EFT), at the payor’s choice, using account information provided by the payee, which the payee may update in writing from time to time.
12.2    Taxes. In the event that applicable law requires the either Party to withhold taxes with respect to any payment to be made by such Party to the other Party pursuant to this Agreement, the Party making the payment (the “Payor”) shall withhold such taxes from the amount due and furnish the other Party (the “Payee”) with proof of payment of such taxes within thirty (30) days of such payment, and except to the extent such withholding is required under applicable law, all payments from one Party to the other Party under this Agreement shall be made without deduction or withholding of taxes. Any such tax required to be withheld will be an expense of and borne by Payee. The Payor shall provide reasonable assistance to the Payee in Payee’s efforts to claim an exemption from withholding of such taxes, obtain a refund of any such taxes withheld, or obtain a credit with respect to such taxes withheld. In order for the Payee to secure an exemption from, or a reduction in, any withholding of taxes, the Payee shall provide to the Payor such forms as are reasonably required for each type of payment to be made pursuant to the Agreement for which an exemption from, or a reduction in, any withholding of taxes is sought, and in the event that a required form previously furnished by the Payee expires, is incorrect, or is inapplicable to the type of

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

payment to be made, due to a change in circumstances or otherwise, the Parties acknowledge that Payee may need to furnish new forms to the Payor in order to secure an exemption from, or a reduction in, any withholding of taxes with respect to such payment. All payments due pursuant to this Agreement shall be paid exclusive of any applicable value-added tax (“VAT”) (which, if applicable, shall be payable by the Payor upon receipt of a valid VAT invoice). If the Payee is required to report any such tax, the Payor shall promptly provide the Payee with applicable receipts and other documentation necessary or appropriate for such report. In the event that the governing tax authority retroactively determines that a payment made by the Payor pursuant to this Agreement should have been subject to withholding (or to additional withholding) for taxes, and the Payor remits such withholding tax to the tax authority, the Payor will have the right to offset such amount (but not interest and penalties that may be imposed thereon) against future payment obligations of the Payor under this Agreement; provided, however, that if no further payments or insufficient further payments are available against which offset may be pursued, the Payor may pursue reimbursement by any remedy (at law or in equity) available to it.
12.3    Royalty Payments and Reports. Royalty payments under this Agreement with respect to Net Sales of Product in a given calendar quarter shall be made to the non-Selling Party or its designee quarterly within days following the applicable calendar quarter. Each royalty payment shall be accompanied by a report detailing, on a country-by-country basis for all Net Sales of Product by or under authority of the Selling Party during the relevant three (3) month period: (i) units of Product sold, (ii) gross sales of the Product, (iii) calculation of the Net Sales (and deductions utilized in determining Net Sales), and (iv) all other calculations made in determining the applicable royalties payable on such Net Sales. With respect to periods during which the Parties are sharing Development Costs or US Profit/Loss with respect to the applicable Calendar Quarter, (a) Array may combine such royalty report with one or more of the composite reports to be provided pursuant to Section 6.1.3 or 10.2.5, and (b) royalties that are due with respect to a given Calendar Quarter may be combined with (or offset against) payments that may be due under this Agreement with respect to sharing of Development Costs or sharing of US Profit/Loss to provide a single payment from one Party to the other to reconcile such amounts.
12.4    Books and Records; Accounting and Audits. Each Party shall maintain complete and accurate books and records, in accordance with GAAP, which are relevant to, as applicable, costs or expenses to be reimbursed by the other Party, or payments to made to the other Party, under this Agreement, which books and records shall be sufficient in detail to verify all payment amounts due to a Party hereunder. Each Party (the “Auditing Party”) shall have the right, at its own expense and not more than once in any Calendar Year during the Term of this Agreement, to have an independent, certified public accountant, selected by the Auditing Party, and under an obligation of confidence, audit the books and records of the other Party (the “Audited Party”) in the location(s) where such books and records are maintained upon reasonable notice (which shall be no less than fifteen (15) business days prior written notice) and during regular business hours, and for the sole purpose of verifying the basis and accuracy of payments required and made under this Agreement. The report and communication of such accountant with respect to such an audit shall be limited to a certificate stating whether any, as applicable, report made or reimbursement or other payment submitted during such period is accurate or inaccurate and, if a discrepancy is identified, shall also indicate the amount

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and if applicable, with respect to any report, the nature, of any discrepancy, and the correct information (with respect to the applicable period). Such accountant shall provide Array and Oncothyreon with a copy of each such report simultaneously. Should the audit lead to the discovery of a discrepancy: (i) to the Auditing Party’s detriment, the Audited Party shall pay to the Auditing Party the amount of the discrepancy within thirty (30) days of the Audited Party’s receipt of the report; or (ii) to the Audited Party’s detriment, the Audited Party may, as applicable, credit the amount of the discrepancy against future payments payable to the Auditing Party under this Agreement, and if there are no such payments payable, then the Auditing Party shall pay to the Audited Party the amount of the discrepancy within thirty (30) days of the Auditing Party’s receipt of the report. Additionally, in the event that the discrepancy is to the Auditing Party’s detriment and is greater than ten percent (10%) of the amount due for such audited period, then the Audited Party shall pay or reimburse the reasonable cost charged by such accountant for such audit. Once the Auditing Party has conducted an audit permitted by this Section 12.4 in respect of any period, it may not re-inspect the Audited Party’s books and records in respect of such period, unless a subsequent audit of a separate reporting period uncovers fraud on the part of the Audited Party that is reasonably expected to have been occurring during the prior audited period. For clarity, however, if a discrepancy is identified by the accountant during the course of an audit and the Parties do not agree upon a resolution of such discrepancy, then the Auditing Party’s accountant may re-inspect the books and records to the extent reasonably relevant to resolving such discrepancy. Notwithstanding anything herein to the contrary, upon the expiration of three (3) years following the end of any Calendar Year, the right to audit, the books and records for such Calendar Year shall expire and such Party shall be released from any liability or accountability with respect to payments or FTE work performed as reflected in such books of such Party for such Calendar Year (including, for clarity, with respect to the calculation of royalties payable with respect to each such Calendar Year). The Parties shall no longer be required to retain such books and records for any Calendar Year after the expiration of the third (3rd) Calendar Year following such Calendar Year.
12.5    Blocked Currency. If at any time legal restrictions in the Territory prevent the prompt remittance of any payments with respect to sales therein, the Selling Party shall have the right and option to make such payments by depositing the amount thereof in local currency to the non-Selling Party account in a bank or depository in the Territory.
12.6    Confidentiality. Each Party shall treat all financial information of the other Party (and its Affiliates and Sublicensees) that is subject to review under this Article 12 of this Agreement (including all royalty reports) as such other Party’s Confidential Information.
12.7    Cooperation for Financial Reporting. The Parties acknowledge that certain financial information required to be provided hereunder by one Party (including information to be reported by a Party pursuant to Sections 6.1.3, 10.2.5 and 12.3) may include or relate to financial information that the other Party may be required to report or take into account in connection with preparing such other Party’s publicly reported financial statements, and recognize that the financial reporting of both Parties may be facilitated by the use of actual numbers, rather than estimated numbers, in connection therewith. Accordingly, from time to time upon request of either Party during the Term of this Agreement, the Parties will discuss the possibility of providing such financial information hereunder

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

more quickly than is required under this Agreement for the purpose of assisting either Party, or both Parties, in using actual results rather than estimated results in connection with preparing their financial statements required to be reported publicly, and will reasonably cooperate to facilitate reporting of financial information hereunder in such event, to the extent reasonable and practicable under the circumstances.
ARTICLE 13
INTELLECTUAL PROPERTY; EXCLUSIVITY
13.1    Ownership. All inventions arising from the Parties’ activities under this Agreement, including any patent applications and patents covering such inventions, shall be owned as follows:
13.1.1    All inventions and other Know-How arising from the Parties’ activities under this Agreement, including any patent applications and patents covering such inventions and other Know-How, made solely by employees or consultants of a Party shall be owned by such Party.
13.1.2    All such inventions and other Know-How made or developed jointly by employees or consultants of both Parties shall be owned jointly by the Parties. Determination of inventorship shall be made in accordance with US patent laws and any Patent Rights with a named inventor that is an employee or consultant of each Party will be jointly owned.
13.1.3    Each Party may use, or license to any Third Party, any jointly owned Know-How and Patent Rights for any other purpose not inconsistent with the license grants (and any applicable covenants) in Sections 4.1 and 4.2 or such Party’s obligations under Section 4.5 without accounting to or obtaining the approval of the other Party.
13.2    Patent Prosecution.
13.2.1    Joint Patents. The Prosecution and Maintenance of jointly Joint Patents shall be only as mutually agreed by Oncothyreon and Array, and the costs associated with the Prosecution and Maintenance of such Joint Patents shall be shared equally between the Parties. In such connection, the Parties agree to cooperate and to prepare and prosecute Joint Patents directed to such claims in a manner that ensures reasonable scope of protection for such subject matter.
13.2.2    Solely Owned Patents. Oncothyreon or Array, as the case may be, shall control the Prosecution and Maintenance of Patent Rights within the Oncothyreon Patents and the Array Patents, respectively, in each case at its own cost and using counsel of its choice and in such countries as such Party determines is appropriate.
13.2.3    Other Matters Pertaining to Prosecution of Patents.
(a)    Each Party shall promptly disclose to the other any inventions made in connection with this Agreement. Each Party (“Prosecuting Party”) shall keep the other (“Non-Prosecuting Party”) informed as to material developments with respect to the Prosecution and Maintenance of Patent Rights within such Party’s Patents, including without limitation, by providing the Non-Prosecuting Party with copies of any material correspondence with the applicable patent

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

office, including applications, office actions, and notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions. The Non-Prosecuting Party may provide comments and suggestions as to any material actions to be taken by the Prosecuting Party, and the Prosecuting Party shall take such comments into good faith consideration. In addition the Prosecuting Party shall provide the Non-Prosecuting Party the opportunity to have reasonable input into the strategic aspects of such Prosecution and Maintenance.
(b)    The Prosecuting Party will notify the other Party in the event it desires to abandon its efforts to Prosecute Patent Rights that fall within the Prosecuting Party’s responsibility hereunder, which notification will be given within a reasonable period (i.e., with sufficient time for such other Party to take whatever action may be necessary) prior to the date on which such Patent Rights will lapse, go abandoned (other than to file a continuation application for the same subject matter) or otherwise diminish. Such non-abandoning Party will then have the right, exercisable upon written notification to such abandoning Party, to assume full responsibility, at its discretion and its sole cost and expense, to Prosecute and Maintain such Patent Rights in such country or countries. Should the non-abandoning Party exercise such right, the abandoning Party shall execute such documents and perform such acts as may be reasonably necessary for the non-abandoning Party to Prosecute and Maintain such Patent Rights.
(c)    The other Party shall reasonably cooperate with and assist the Prosecuting Party, at the Prosecuting Party’s request and expense, in connection with the Prosecution and Maintenance of Patent Rights under this Section 13.2, including without limitation by making scientists and scientific records reasonably available to the Prosecuting Party.
(d)    “Prosecution and Maintenance” or “Prosecute and Maintain” with regard to a Patent Right shall mean the preparing, filing, prosecuting and maintenance of such Patent, as well as re-examinations, reissues, requests for patent term extensions and the like with respect to such Patent, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent.
13.3    Patent Infringement.
13.3.1    Defense and Settlement of Third Party Claims. Subject to the indemnification obligations of each Party under Article 16 of this Agreement, each Party shall have the right, but not the obligation, at its own cost and expense, to defend against Third Party claims brought against it; provided that, if a Third Party asserts against Array or against Array and Oncothyreon that a Patent Right or other right owned by it is infringed by the manufacture, use, marketing, sale or importation of any Product, Array shall have the first right, but not the obligation, to defend against such assertions at its cost and expense (so long as Array has the right to sell such Product hereunder), subject to the indemnification obligations of each Party under Article 16 of this Agreement.
13.3.2    Infringement by Third Parties.
(a)    Each Party will notify the other of any infringement by a Third Party of any of the Array Patents, the Oncothyreon Patents or Joint Patents through the development or

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

commercialization of any Competing Product or any Product in the Territory of which such Party becomes aware, including any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions and of any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of any of the Array Patents or Joint Patents (collectively “Competing Product Infringement”).
(b)    Competing Product Infringement.
(i)    Subject to subsection (ii) below, Array will have the first right to bring and control any legal action to enforce the Array Patents, the Oncothyreon Patents or the Joint Patents in connection with a Competing Product Infringement at its own expense as it reasonably determines appropriate, and Oncothyreon shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Additionally, Array agrees to keep Oncothyreon fully apprised with respect to such enforcement action. In the event Array elects not to initiate an action to enforce the Array Patents, the Oncothyreon Patents or the Joint Patents in connection with a Competing Product Infringement within ninety (90) days of a request by Oncothyreon to do so, (or within such shorter period which may be required to preserve the Parties’ legal rights under the laws of the relevant government), Oncothyreon may initiate such action at its expense, and Array shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Oncothyreon agrees to keep Array apprised with respect to such enforcement action.
(ii)    In the event Array exercises its Opt-Out Option, following such exercise, Oncothyreon will have the first right to bring and control any legal action to enforce the Array Patents, the Oncothyreon Patents or the Joint Patents in connection with a Competing Product Infringement at its own expense as it reasonably determines appropriate, and Array shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Additionally, Oncothyreon agrees to keep Array fully apprised with respect to such enforcement action. In the event Oncothyreon elects not to initiate an action to enforce the Array Patents, the Oncothyreon Patents or the Joint Patents in connection with a Competing Product Infringement within ninety (90) days of a request by Array to do so, (or within such shorter period which may be required to preserve the Parties’ legal rights under the laws of the relevant government), Array may initiate such action at its expense, and Oncothyreon shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Array agrees to keep Oncothyreon apprised with respect to such enforcement action.
(iii)    At the request of the Party enforcing the Array Patents, the Oncothyreon Patents or the Joint Patents (the “Enforcing Party”), the other Party (the “Non-Enforcing Party”) shall provide reasonable assistance in connection with such enforcement action, including by executing reasonably appropriate documents, cooperating in discovery and filing the action or joining as a party to the action if required.
(iv)    In connection with any such proceeding, the Enforcing Party shall not enter into any settlement admitting the invalidity of, or otherwise impairing the Non-Enforcing Party’s rights in, the Array Patents, the Oncothyreon Patents or the Joint Patents without

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the prior written consent of the Non-Enforcing Party, which will not be unreasonably withheld or delayed.
(v)    Any recoveries resulting from such an action relating to a claim of Competing Product Infringement of the Array Patents, the Oncothyreon Patents or the Joint Patents shall be first applied against repayment of each Party’s actual out-of-pocket costs and expenses, or proportionate percentages thereof, in connection therewith. Any remainder will be shared as follows: Oncothyreon shall be paid an amount equal to (i) with respect to Competing Product Infringement in the United States, [*] of the remainder, (ii) with respect to Competing Product Infringement countries of the Territory where Array has granted a Sublicense, [*] of the amounts received by Array from such remainder, and (iii) with respect to all other Competing Product Infringement, the royalties that would have been due upon sales of the infringing product as if such infringing sales had been Net Sales of a Product sold by Array, and, in each case the remaining portion of such recovery shall be paid to Array; provided, however, that if Oncothyreon has exercised its Opt-Out Right, the remainder shall be paid in accordance with subsection (iii) above.
13.4    Patent Term Extensions. The Parties will reasonably discuss for which Patents related to a Product to pursue patent term extension. Oncothyreon (or Array if the Parties decide to extend a Patent within the Oncothyreon Patents) will provide reasonable assistance to Array (or Oncothyreon, if the Parties decide to extend a Patent within the Oncothyreon Patents) in connection with obtaining supplemental protection certificates for Patents within the Licensed Technology. To the extent reasonably and legally required to obtain any such supplemental protection certificates in a particular country, Oncothyreon (or Array if the Parties decide to extend a Patent within the Oncothyreon Patents) will make available to Array (or Oncothyreon, if the Parties decide to extend a Patent within the Oncothyreon Patents) copies of all necessary documentation to enable Array to use the same for the purpose of obtaining the supplemental protection certificates in such country. The selection of Patent(s) for which to pursue patent term extension shall be made: (i) by mutual agreement in the United States, and (ii) by Array in countries of the Territory outside the United States; provided, however, that if a Party has exercised its Opt-Out Option, then the Remaining Party shall have the right to select Patent(s) for which to pursue patent term extension throughout the Territory. Notwithstanding the foregoing, in no event shall a Party in exercising such selection authority have the right, without the other Party’s written consent, to select for pursuing extension a Patent of the other Party that claims a compound for which such other Party has commenced clinical development.
13.5    Termination for Challenge. Each Party shall have the right to terminate this Agreement in its entirety by written notice if the other Party challenges the validity, scope or enforceability of or otherwise opposes, the Joint Patents or any Patent Rights licensed to such other Party under the Agreement; and any such termination by the terminating Party shall become effective ninety (90) days after the date of such notice of termination from the terminating Party, unless the other Party has withdrawn such challenge to or opposition of, such patents. Termination of this Agreement under this Section 13.5 shall be deemed a termination pursuant to Section 17.2 below.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.6    Patent Marking. Each Party agrees to mark and have its Sublicensees mark all patented Products they sell or distribute pursuant to this Agreement in accordance with the applicable patent statutes or regulations in the country or countries of manufacture and sale thereof.
ARTICLE 14
REPRESENTATIONS AND WARRANTIES
14.1    General Warranties.
14.1.1    Array Warranties. Array warrants and represents to Oncothyreon that:
(a)    as of the Effective Date, it is the lawful and sole owner of the Array Technology and has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein, and, without limiting the foregoing, no Array Technology is subject to any Third-Party in-license agreement;
(b)    it has not previously granted and will not grant any rights in conflict with the rights and licenses granted herein, other than those specified in Exhibit D;
(c)    as of the date of the Agreement Array has not received from a Third Party notice that the manufacture, sale or use of the Product would infringe any intellectual property rights of such Third Party and to its knowledge and belief, no action, suit or claim has been initiated or threatened against Array with respect to the Array Technology or Array’s right to enter into and perform its obligations under this Agreement;
(d)    it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in or to the Array Technology, or any portion thereof, to manufacture, sell or use the Product that is in conflict with the rights or licenses granted under this Agreement;
(e)    as of the Effective Date, it is not aware of any prior act or any fact which causes it to conclude that any Array Patent is invalid or unenforceable;
(f)    (i) Array has obtained all right, title and interest in and to the Array Technology and (ii) the Array Technology is free and clear of any liens, encumbrances or rights to repurchase, and is subject only to obligations of Array under the agreements specified in Exhibit D;
(g)    during the term hereof, Array will not grant a lien or other encumbrances on any of the subject matter of this Agreement or on any of Array’s rights, benefits, or obligations hereunder or on the Array Technology, which would conflict with the rights of Oncothyreon hereunder;
(h)    it has provided to Oncothyreon all material Development Data and other information in its possession or of which Array is aware as of the Effective Date, concerning efficacy, side effects, injury, toxicity, or sensitivity, reaction and incidents or severity thereof, associated with any preclinical use, clinical use, studies, investigations, or tests with the Product

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(humans or animals). Such disclosure includes information contained in publicly available filings with the U.S. Securities and Exchange Commission;
(i)    it has conducted or has caused its contractors or consultants to conduct, and will in the future conduct, the preclinical and clinical studies of the Product and those activities which it is responsible for under the Development Program, in accordance with applicable United States law, known or published standards of the FDA and with respect to future conduct, standards of the EMA specifically agreed upon by the Joint Development Committee, as applicable, and the scientific standards applicable to the conduct of such studies and activities in the United States;
(j)    it has employed and will in the future employ individuals of appropriate education, knowledge, and experience to conduct or oversee the conduct of Array’s clinical and preclinical studies of the Product, the Array Development Activities and ROW Development;
(k)    it has not employed (and, to the best of its knowledge, has not used a contractor or consultant that has employed) and in the future will not employ (or, to the best of its knowledge, use any contractor or consultant that employs) any individual or entity debarred by the FDA (or subject to a similar sanction of EMA), or, to the best knowledge of Array, any individual who or entity which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA), in the conduct of the preclinical or clinical studies of the Product, the Array Development Activities and ROW Development; and
(l)    in the course of Developing the Product, it has not conducted, and during the course of this Agreement it will not conduct, any Development activities in violation of applicable Good Clinical Practices, Good Laboratory Practices or Good Manufacturing Practices.
14.1.2    Oncothyreon Warranties. Oncothyreon warrants and represents to Array that:
(a)    As of the Effective Date it is the lawful and sole owner of the Oncothyreon Technology and has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein and, without limiting the foregoing, no Oncothyreon Technology is subject to any Third-Party in-license agreement;
(b)    it has not previously granted and will not grant any rights in conflict with the rights and licenses granted herein;
(c)    to the best of its knowledge as of the Effective Date, Oncothyreon is not engaged in contract negotiations with respect to in‑licensing or acquiring any Competing Product;
(d)    it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in or to the Oncothyreon Technology, or any portion

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

thereof, to manufacture, sell or use the Product that is in conflict with the rights or licenses granted under this Agreement;
(e)    as of the Effective Date, it is not aware of any prior act or any fact which causes it to conclude that any Oncothyreon Patent is invalid or unenforceable;
(f)    (i) Oncothyreon has obtained all right, title and interest in and to the Oncothyreon Technology, and (ii) the Oncothyreon Technology is free and clear of any liens, encumbrances or rights to repurchase, and is subject only to obligations of Oncothyreon under the agreements specified in Exhibit E;
(g)    during the term hereof, Oncothyreon will not grant a lien or other encumbrances on any of the subject matter of this Agreement or on any of Oncothyreon’s rights, benefits, or obligations hereunder or on the Array Technology, which would conflict with the rights of Array hereunder;
(h)    it has conducted or has caused its contractors or consultants to conduct, and will in the future conduct, the preclinical and clinical studies of the Product and those activities which it is responsible for under the Development Program, in accordance with applicable United States law, known or published standards of the FDA and with respect to future conduct, standards of the EMA specifically agreed upon by the Joint Development Committee, as applicable, and the scientific standards applicable to the conduct of such studies and activities in the United States;
(i)    it will employ individuals of appropriate education, knowledge, and experience to conduct or oversee the conduct of the Oncothyreon Development Activities;
(j)    it does not employ and in the future will not employ (or, to the best of its knowledge, use any contractor or consultant that employs) any individual or entity debarred by the FDA (or subject to a similar sanction of EMA), or, to the best knowledge of Oncothyreon, any individual who or entity which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA), in the conduct of the Oncothyreon Development Activities; and
(k)    it will not conduct, any Development activities in violation of applicable Good Clinical Practices, Good Laboratory Practices or Good Manufacturing Practices.
14.1.3    Mutual Warranty. Each Party warrants and represents to the other that the Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor to such Party’s knowledge, violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.
14.2    EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ANY KIND EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR VALIDITY OF ANY PATENTS ISSUED OR PENDING.
ARTICLE 15
CONFIDENTIALITY
15.1    Confidential Information. Except as expressly provided herein, the Parties agree that the receiving Party shall not publish or otherwise disclose and shall not use for any purpose any information furnished to it by the other Party hereto pursuant to this Agreement which if disclosed in tangible form is marked “Confidential” or with other similar designation to indicate its confidential or proprietary nature or if disclosed orally is indicated orally to be confidential or proprietary by the Party disclosing such information at the time of such disclosure and is confirmed in writing as confidential or proprietary by the disclosing Party within a reasonable time after such disclosure (collectively, “Confidential Information”). Notwithstanding the foregoing, Confidential Information shall not include information that, in each case as demonstrated by written documentation:
15.1.1    was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure or, as shown by written documentation, was developed by the receiving Party outside the Development Program and independent of disclosure by the disclosing Party;
15.1.2    was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;
15.1.3    became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or
15.1.4    was subsequently lawfully disclosed to the receiving Party by a person other than a Party or developed by the receiving Party without reference to any information or materials disclosed by the disclosing Party.
15.2    Permitted Disclosures. Notwithstanding the provisions of Section 15.1 above, each Party hereto may disclose the other Party’s Confidential Information to the extent such disclosure is reasonably necessary to exercise the rights granted to it, or reserved by it (including without limitation in the case of Oncothyreon use Array Know‑How to support marketing and sales activities, public relations activities, professional services activities, and medical education activities for the Product in North America), under this Agreement (including the right to grant sublicenses, as applicable), prosecuting or defending litigation, complying with applicable governmental regulations, submitting information to tax or other governmental authorities, or conducting clinical trials hereunder with respect to the Product, provided that if a Party is required to make any such disclosure of the other Party’s Confidential Information, to the extent it may legally do so, it will give reasonable advance notice to the latter Party of such disclosure and, save to the extent

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

inappropriate in the case of patent applications or otherwise, will use its reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise). If the Party whose Confidential Information is to be disclosed has not filed a patent application with respect to such Confidential Information, it may require the other Party to delay the proposed disclosure (to the extent the disclosing Party may legally do so), for up to ninety (90) days, to allow for the filing of such an application. This Article 15 shall not limit either Party’s right under Article 7 to use and disclose Data.
15.3    Terms of Agreement. Subject to Section 18.11, neither Party may disclose the terms of this Agreement without the prior written consent of the other Party; provided, however, that either Party may make such a disclosure (a) to the extent required by law or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded, or (b) to its legal and financial advisors, and to any actual or prospective acquirers, investors, collaborators and lenders (as well as and to their respective legal and financial advisors) who are obligated to keep such information confidential. If such disclosure is required under sub-clause (a), the disclosing Party shall make reasonable efforts to provide the other Party with notice beforehand and to coordinate with the other Party with respect to the wording and timing of any such disclosure.
ARTICLE 16
INDEMNIFICATION
16.1    Indemnification by Oncothyreon. Oncothyreon shall indemnify and hold Array, and their respective officers, directors and employees (“Array Indemnitees”) harmless from and against any Claims against them to the extent arising or resulting from:
16.1.1    the negligence or willful misconduct of Oncothyreon or any of Sublicensees or subcontractors;
16.1.2    the breach of any of the covenants, warranties or representations made by Oncothyreon to Array under this Agreement; or
16.1.3    any manufacture, use or sale of the Product, or any other activities, in each case conducted by or under authority of Oncothyreon or any of its Sublicensees in the exercise of any rights licensed to Oncothyreon pursuant to Section 4.1.2;
provided, however, that Oncothyreon shall not be obliged to so indemnify, defend and hold harmless the Array Indemnitees for any Claims under Sections 16.2.1 or 16.2.2 below.
16.2    Indemnification by Array. Array shall indemnify and hold Oncothyreon, and their respective officers, directors and employees (“Oncothyreon Indemnitees”) harmless from and against any Claims against them to the extent arising or resulting from:
16.2.1    the negligence or willful misconduct of Array or any of its Sublicensees or subcontractors; or

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.2.2    the breach of any of the covenants, warranties or representations made by Array to Oncothyreon under this Agreement;
provided, however, that Array shall not be obliged to so indemnify, defend and hold harmless the Oncothyreon Indemnitees for any Claims under Sections 16.1.1 or 16.2.2 above.
16.3    Indemnification Procedure.
16.3.1    For the avoidance of doubt, all indemnification claims in respect of an Oncothyreon Indemnitee or Array Indemnitee shall be made solely by Oncothyreon or Array, respectively.
16.3.2    A Party seeking indemnification hereunder (“Indemnified Party”) shall notify the other Party (“Indemnifying Party”) in writing reasonably promptly after the assertion against the Indemnified Party of any Claim or fact in respect of which the Indemnified Party intends to base a claim for indemnification hereunder (“Indemnification Claim Notice”), but the failure or delay to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation or liability that it may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that its ability to defend or resolve such Claim is adversely affected thereby. The Indemnification Claim Notice shall contain a description of the claim and the nature and amount of the Claim (to the extent that the nature and amount of such Claim is known at such time). Upon the request of the Indemnifying Party, the Indemnified Party shall furnish promptly to the Indemnifying Party copies of all correspondence, communications and official documents (including court documents) received or sent in respect of such Claim.
16.3.3    Subject to the provisions of Sections 16.3.4 and 16.3.5, the Indemnifying Party shall have the right, upon written notice given to the Indemnified Party within thirty (30) days after receipt of the Indemnification Claim Notice to assume the defense and handling of such Claim, at the Indemnifying Party’s sole expense, in which case the provisions of Section 16.3.4 below shall govern. The assumption of the defense of a Claim by the Indemnifying Party shall not be construed as acknowledgement that the Indemnifying Party is liable to indemnify any indemnitee in respect of the Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party’s claim for indemnification. In the event that it is ultimately decided that the Indemnifying Party is not obligated to indemnify or hold an Indemnitee harmless from and against the Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any losses incurred by the Indemnifying Party in its defense of the Claim. If the Indemnifying Party does not give written notice to the Indemnified Party, within thirty (30) days after receipt of the Indemnification Claim Notice, of the Indemnifying Party’s election to assume the defense and handling of such Claim, the provisions of Section 16.3.5 below shall govern.
16.3.4    Upon assumption of the defense of a Claim by the Indemnifying Party: (i) the Indemnifying Party shall have the right to and shall assume sole control and responsibility for dealing with the Claim; (ii) the Indemnifying Party may, at its own cost, appoint as counsel in connection with conducting the defense and handling of such Claim any law firm or counsel

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

reasonably selected by the Indemnifying Party; (iii) the Indemnifying Party shall keep the Indemnified Party informed of the status of such Claim; and (iv) the Indemnifying Party shall have the right to settle the Claim on any terms the Indemnifying Party chooses; provided, however, that it shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Claim which could lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder or which admits any wrongdoing or responsibility for the claim on behalf of the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and shall be entitled to participate in, but not control, the defense of such Claim with its own counsel and at its own expense. In particular, the Indemnified Party shall furnish such records, information and testimony, provide witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours by the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Claim, and making the Indemnified Party, the indemnitees and its and their employees and agents available on a mutually convenient basis to provide additional information and explanation of any records or information provided.
16.3.5    If the Indemnifying Party does not give written notice to the Indemnified Party as set forth in Section 16.3.3 above or fails to conduct the defense and handling of any Claim in good faith after having assumed such, the Indemnified Party may, at the Indemnifying Party’s expense, select counsel reasonably acceptable to the Indemnifying Party in connection with conducting the defense and handling of such Claim and defend or handle such Claim in such manner as it may deem appropriate. In such event, the Indemnified Party shall keep the Indemnifying Party timely apprised of the status of such Claim and shall not settle such Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnified Party defends or handles such Claim, the Indemnifying Party shall cooperate with the Indemnified Party, at the Indemnified Party’s request but at no expense to the Indemnified Party, and shall be entitled to participate in the defense and handling of such Claim with its own counsel and at its own expense.
16.4    Third Party Claims Arising from Development. Except with respect to that portion (if any) of Out-of-Pocket Costs as are attributable and allocable to Claims that are entitled to indemnification under Section 16.1 or 16.2, or Claims that are attributable and allocable to the breach of this Agreement by one Party or its Affiliates, (i) in the event that either Party or its respective officers, directors and employees are subject to a Claim arising or resulting from the Development of the Product under the Development Program (anywhere in the world) and such Claim is not otherwise subject to indemnification by one of the Parties under Section 16.1 or 16.2 above, then the Out-of-Pocket Costs incurred with respect to such Claim shall be deemed Development Costs, and (ii) in the event that either Party or its respective officers, directors and employees are subject to a Claim arising or resulting from the Commercialization of the Product in or for the United States (but not to the extent attributable to the Development of the Product) and such Claim is not otherwise subject to indemnification by one of the Parties under Section 16.1 or 16.2 above, then the Out-of-Pocket Costs incurred with respect to such Claim (the “Shared Product

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Liability Costs”) shall be taken into account in determining US Profit/Loss as, and to the extent, provided in the Financial Exhibit.
16.5    Special, Indirect and Other Losses. NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY, EXCEPT (A) FOR BREACH OF THE CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 15, OR (B) TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 16.
16.6    No Exclusion. Neither Party excludes any liability for death or personal injury caused by its negligence or that of its employees, agents or subcontractors.
ARTICLE 17
TERM AND TERMINATION
17.1    Term.  This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Article 17, shall expire as follows:
17.1.1    United States. For so long as the Parties are sharing US Profit/Losses pursuant to Section 10.2 or Section 5.3.3, this Agreement shall remain in effect (unless earlier terminated pursuant to the other provisions of this Article 17) for so long as Array Commercializes the Product in the United States in accordance with Article 8. In the event that the Parties cease sharing US Profit/Losses pursuant to Section 10.2 or Section 5.3.3, or if at any time Array no longer Commercializes the Product in the United States in accordance with Article 8, this Agreement shall expire with respect to the United States at the end of the Royalty Term in the United States, pursuant to Section 10.4 (it being understood, however, that certain provisions of this Agreement shall survive with respect to the United States, as expressly set forth in Section 17.6 below).
17.1.2    Other Countries. With respect to countries in the Territory other than the United States, this Agreement shall expire on a country-by-country basis upon expiration of the respective Royalty Term in such country (it being understood, however, that certain provisions of this Agreement shall survive with respect to such country, as expressly set forth in Section 17.6 below).
17.1.3    Entire Agreement. This Agreement shall expire in its entirety upon the expiration of this Agreement with respect to the Product in all countries in the Territory (it being understood, however, that certain provisions of this Agreement shall survive, as expressly set forth in Section 17.6 below).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

17.2    Termination for Cause.
17.2.1    Breach. Either Party to this Agreement may terminate this Agreement in the event the other Party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for ninety (90) days after written notice thereof was provided to the breaching Party by the non‑breaching Party; provided, however, that, where the Party alleged to be in breach or default disputes in good faith that the claimed breach or default exists and such claimed breach or default is not solely for failure to make any undisputed payment due hereunder, such 90-day cure period will not start to run until such dispute either (i) has been resolved by agreement of the Parties or pursuant to Section 18.2 or (ii) can no longer be maintained in good faith. Any termination shall become effective at the end of such ninety (90) day cure period unless the breaching Party (or any other Party on its behalf) has cured any such breach or default prior to the expiration of the ninety (90) day period. Notwithstanding the foregoing, in the event of a non‑monetary breach or default, if the default is not reasonably capable of being cured within the ninety (90) day cure period by the breaching Party and such breaching Party is making a good faith effort to cure such breach or default, the notifying Party may not terminate this Agreement, provided, however, that the notifying Party may terminate this Agreement if such breach or default is not cured within one hundred eighty (180) days of the start of the 90-day cure period, as described above. The right of either Party to terminate this Agreement as herein above provided shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous default.
17.2.2    Termination for Insolvency. Either Array or Oncothyreon may terminate this Agreement without notice if an Insolvency Event occurs in relation to the other Party. In any event when a Party first becomes aware of the likely occurrence of any Insolvency Event in regard to that Party, it shall promptly so notify the other Party in sufficient time to give the other Party sufficient notice to protect its interests under this Agreement.
17.2.3    Other. Each Party agrees (to the extent it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law or any other law wherever enacted, now or at any time hereafter in force, which would prohibit the termination of this Agreement or in any way modify the effects thereof as provided herein; and each Party (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the other Party, but will suffer and permit the execution of every power as though no such law had been enacted.
17.3    Termination on Notice.
17.3.1    Failure to Initiate Committed Trial Within [*] of Effective Date. In the event Oncothyreon does not initiate any of the clinical trials within the POC Activities (each a “Committed Trial”) within the Ramp-Up Period, as defined below, then Array may, in its discretion, terminate this Agreement, upon [*] days written notice to Oncothyreon and the remainder of this Section 17 shall apply; provided that such termination shall be ineffective if Oncothyreon both (i) initiates a clinical trial within the POC Activities on or before the date [*] days after such notice

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

from Array (or on or before such later date as the Parties may mutually agree in writing); and (ii) certifies such initiation of a clinical trial within the POC Activities in writing to Array prior to the expiration of such [*] day period (or on or before such later date as the Parties may have mutually agreed in writing). The “Ramp-Up Period” means the [*]period beginning on the Effective Date, provided, however, that the running of such [*]shall be tolled (i.e., and the Ramp-Up Period thereby extended) either (A) to reflect and compensate for any failure or delay by Array in its compliance with all its obligations under this Agreement affecting the POC Activities and/or any inaction or delay in response by a Regulatory Authority that could not have been avoided through reasonable efforts and/or (B) to the extent extended under Section 17.3.3.
17.3.2    Notification of Missed Timeline. In the event Oncothyreon does not initiate and complete (i.e., conduct through to Completion) any of the Committed Trials within the timeframe set forth for such Committed Trial as set forth in the applicable Development Plan, Oncothyreon shall notify Array, and on request of Array the Parties will discuss the matter, the reasons therefor, and its potential effects on timing of the overall Development Program.
17.3.3    Extensions and Notices. The Development Plan and Budget shall be extended to reflect and compensate for any failure or delay by Array in its compliance with its obligations under this Agreement affecting the POC Activities and/or any inaction or delay in response by a Regulatory Authority that could not have been avoided through reasonable efforts. In the event that Oncothyreon believes that, despite using its Commercially Reasonable Efforts, it will not be able to either (i) initiate a Committed Trial within the Ramp-Up Period or (ii) complete the POC Activities as a whole within the applicable timeframe set forth in the applicable Development Plan and Budget, it may request that Array consider a potential extension of the timeframe to initiate the Committed Trials or complete the POC Activities, as applicable. It is understood and agreed, however, that Array may refuse to agree to any such extension for initiation of the Committed Trials or Completion of the POC Activities, if Oncothyreon has failed to use at all times active and Commercially Reasonable Efforts, or if Array believes in good faith and on reasonable objective grounds that initiation of the Committed Trials or Completion of the POC Activities would nonetheless have been achievable within the applicable timeframe, notwithstanding any reasons claimed to be beyond Oncothyreon’s control.
17.3.4    In the event that Array believes that Oncothyreon is not using its Commercially Reasonable Efforts to complete the POC Activities or any of the Committed Trials, or that its current plans will result in such a failure in the near future, Array shall so notify Oncothyreon, along with a statement of the steps Array believes would be required in order that Oncothyreon would continue to use, or return to using, Oncothyreon’s Commercially Reasonable Efforts in the matter involved.
17.3.5    Termination Upon Notice from Array. If Oncothyreon does not complete the POC Activities within the timeframe set forth in the applicable Development Plan, taking into account any extensions thereof either agreed to in writing by Array or otherwise made pursuant to Section 17.3.3, then Array may, in its discretion, terminate this Agreement, upon [*] days written notice to Oncothyreon, provided that such termination shall be ineffective if Oncothyreon both (i) conducts the applicable clinical trials through to Completion on or before the date [*] days after

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

such notice from Array (or on or before such later date as the Parties may mutually agree in writing or otherwise determined as described in such 17.3.3) and (ii) certifies such Completion in writing to Array prior to the expiration of such [*] day period (or on or before such later date).
17.4    Effect of Certain Terminations.
17.4.1    Accrued Obligations. Termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.
17.4.2    Early Termination by either Party pursuant to Section 17.2. Subject to Section 17.4.3 below, upon termination of this Agreement by either Party pursuant to Section 17.2 (but not by Array pursuant to Section 17.3), the non-terminating Party shall be deemed to have exercised its Opt-Out Option, effective as of the effective date of such termination, and the various effects and consequences of such Party’s Opt-Out as set forth in Section 5.3 and elsewhere in this Agreement shall apply; provided, however, that notwithstanding the foregoing or Section 4.5.4, the obligations of the non-terminating Party under Section 4.5 shall survive for the balance of what would have been the Term, had this Agreement not been so terminated.
17.4.3    Early Termination by Array pursuant to Section 17.3. Upon termination of this Agreement by Array pursuant to Section 17.3 or pursuant to Section 17.2 prior to Completion of the POC Activities, Oncothyreon shall be deemed to have exercised its Opt-Out Option, and Sections 10.2 through 10.8 shall terminate.
17.5    Termination Press Releases. In the event of termination of this Agreement for any reason, the Parties shall cooperate in good faith to coordinate public disclosure of such termination and the reasons therefor. To the extent reasonably possible under the situation, the terminating Party shall provide the non-terminating Party with a draft of any such public disclosure it intends to issue at least five (5) Business Days in advance. The non terminating Party may provide comments on such draft, in which case the Parties shall work in good faith to agree on the text of any such proposed disclosure in an expeditious manner, and subject to compliance with applicable laws, rules and regulations.
17.6    Survival.  Articles 1, 12, 15, 16, 17, and 18, and Sections 4.3, 4.4, 7.1.1, 7.1.2, 7.1.3 (but only as to a Party’s obligations with respect to Development Data that is owned by the other Party), 8.2.7, 13.1 and 14.2 of this Agreement shall survive expiration or termination of this Agreement for any reason. In the event of any termination of this Agreement which, pursuant to Section 17.4.2, is deemed to be an exercise of the Opt-Out Option by one Party, the provisions of Section 5.3 shall apply (including those provisions within Section 5.3 that provide for certain provisions of this Agreement to terminate), and except as otherwise provided in Section 5.3, the terms of this Agreement shall survive. With respect to any other termination of this Agreement, or any expiration of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate upon such expiration or termination, except to the extent otherwise provided in this

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article 17.No expiration or any termination of this Agreement shall release a Party from the obligations to make any payments that were due or had accrued as to the effective date of such termination.
MISCELLANEOUS
18.1    Governing Law.  This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with, the laws of the State of New York, U.S.A., without reference to conflicts of laws principles. The U.N. Convention on the Sale of Goods shall not apply to this Agreement.
18.2    Particular Disputes.
18.2.1    Binding Arbitration in Certain Specified Matters. This Section 18.2.1 shall only apply to the matters expressly identified in this Agreement as subject to resolution pursuant to this Section 18.2.1. Such matters shall be referred to binding arbitration by one (1) arbitrator. In such arbitration, the arbitrator shall be an independent expert (including in the area of the dispute) in the pharmaceutical or biotechnology industry mutually acceptable to the Parties. The Parties shall use their best efforts to mutually agree upon one (1) arbitrator; provided, however, that if the Parties have not done so within ten (10) days after initiation of arbitration hereunder, or such longer period of time as the Parties have agreed to in writing, then such arbitrator shall be an independent expert as described in the preceding sentence selected by the San Francisco office of the American Arbitration Association. Such arbitration shall be limited to casting the deciding vote (i.e., a single vote) with respect to all matters subject to this Section 18.2.1 then in dispute, and in connection therewith, each Party shall submit to the arbitrator in writing its position on and desired resolution of each such matter. Such submission shall be made within ten (10) days of the selection or appointment of the arbitrator, and the arbitrator shall rule on all such matters and cast the deciding vote (i.e., a single vote) within ten (10) days of receipt of the written submissions by both Parties. Except as provided in the preceding sentence, such arbitration shall be conducted in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association. The arbitrator’s vote shall be final and binding upon the Parties.
18.2.2    Other Matters. In disputed matters other than those covered by Section 18.2.1 above, the matter may be referred at the election of either Party to the Senior Officers who shall attempt in good faith to resolve such disagreement. If the Senior Officers cannot resolve such issue within thirty (30) days of the matter being referred to them, then either Party may initiate legal proceedings to resolve the matter.
18.2.3    Costs and Timing. The costs of any arbitration conducted pursuant to this Section 18.2 shall be borne equally by the Parties. The Parties shall use diligent efforts to cause the completion of any such arbitration within sixty (60) days following a request by any Party for such arbitration.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

18.3    Force Majeure.  Nonperformance of any Party shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of the nonperforming Party.
18.4    No Implied Waivers; Rights Cumulative.  No failure on the part of Array or Oncothyreon to exercise and no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, nor shall any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
18.5    Independent Contractors.  Nothing contained in this Agreement is intended implicitly, or is to be construed, to constitute Array or Oncothyreon as partners in the legal sense. No Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other Party or to bind any other Party to any contract, agreement or undertaking with any Third Party. This agreement does not create a partnership for USA federal income tax purposes (as defined in Section 761 of the USA Internal Revenue Code), for any USA state or local jurisdiction, or in any country other than the USA. Therefore there is no requirement to file Form 1065, USA Partnership Return of Income, any similar USA state or local income tax return, or any similar document with tax authorities in any country other than the USA.
18.6    Subcontractors. Except as otherwise set forth in this Agreement, each Party may engage subcontractors to perform, under its direction, specific functions that are assigned to it hereunder or that it carries out in the exercise of its rights hereunder, in each case in accordance with this Section 18.6. Each Party shall be fully responsible under this Agreement for the performance hereof by its permitted subcontractors as if such Party so performed this Agreement itself.
18.7    Notices.  All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other Parties hereto:
Oncothyreon:    Oncothyreon Inc.
2601 Fourth Ave
Suite 500
Seattle WA 98121
Attn: Robert Kirkman, MD, CEO
Fax: (206) 801-2101
With a copy to:    Fenwick and West, LLP
1191 Second Avenue
10th Floor
Seattle, WA 98101
Attn: Effie Toshav
Fax: (206) 389-4511

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Array:    Array BioPharma Inc.
3200 Walnut Street.
Boulder, CO 80301
Attn: Chief Operating Officer
Fax: (303) 381-6697
with a copy to:    Array BioPharma Inc.
3200 Walnut Street
Boulder, CO 80301
Attn: General Counsel
Fax: (303) 386-1290
18.8    Assignment.  This Agreement shall not be assignable by either Party to any Third Party hereto without the written consent of the other Party hereto; either Party may assign this Agreement without the other Party’s consent to an entity that acquires, directly or indirectly, control of such Acquired Party.
18.9    Modification.  No amendment or modification of any provision of this Agreement, or of the definition of POC Activities, shall be effective unless in writing signed by all Parties hereto. The Development Plan and Budget may only be amended or modified as permitted under this Agreement. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by all Parties.
18.10    Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. In the event a Party seeks to avoid a provision of this Agreement by asserting that such provision is invalid, illegal or otherwise unenforceable, the other Party shall have the right to terminate this Agreement upon sixty (60) days’ prior written notice to the asserting Party, unless such assertion is eliminated and the effect of such assertion cured within such sixty (60)‑day period. Any termination in accordance with the foregoing sentence shall be deemed a termination pursuant to Section 17.2.1 and the Party who made such assertion shall be deemed the breaching Party for purposes of applying Section 17.4.
18.11    Publicity Review.  Neither Party shall originate any written publicity, news release or other announcement or statement relating to the announcement or terms of this Agreement (collectively, a “Written Disclosure”), without the prompt prior review and written approval of the other Party, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either Party may make any public Written Disclosure it believes in good faith based upon the advice of counsel is required by applicable law, rule or regulation or any listing or trading agreement concerning its or its Affiliates’ publicly traded securities; provided, however, that such

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Written Disclosure shall minimize to the extent possible the financial information disclosed, and that prior to making such Written Disclosure, the disclosing Party shall provide to the other Party a copy of the materials proposed to be disclosed and provide the receiving Party with an opportunity to promptly review the Written Disclosure. Notwithstanding the foregoing, the Parties shall agree upon a press release to announce the execution of this Agreement, together with a corresponding Question & Answer outline for use in responding to inquiries about the Agreement substantially in the form attached as Exhibit F; thereafter, Oncothyreon and Array may each disclose to Third Parties the information contained in such press release and Question & Answer outline without the need for further approval by the other.
18.12    Counterparts.  This Agreement may be executed in two counterparts, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument.
18.13    Headings.  Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.
18.14    Export Laws.  Notwithstanding anything to the contrary contained herein, all obligations of Array and Oncothyreon are subject to prior compliance with United States and foreign export regulations and such other United States and foreign laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the governments of the United States and foreign jurisdictions. Array and Oncothyreon shall cooperate with each other and shall provide assistance to the other as reasonably necessary to obtain any required approvals.
18.15    Entire Agreement.  This Agreement together with the Exhibits hereto, constitute the entire agreement, both written or oral, with respect to the subject matter hereof, and supersede all prior or contemporaneous understandings or agreements, whether written or oral, between Array and Oncothyreon with respect to such subject matter, including that certain Confidentiality Agreement executed by the Parties effective on January 25, 2013, it being understood that all information exchanged between the Parties under such Confidentiality Agreement shall be deemed Confidential Information of the disclosing Party under Article 15.
[Remainder of this page intentionally blank. Signature page follows.]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered in duplicate originals as of the date first above written.
ARRAY BIOPHARMA INC.        ONCOTHYREON INC.
By:     \s\ Ron Squarer        By:    \s\ Robert L. Kirkman
Name: Ron Squarer        Name: Robert L. Kirkman
Title:         CEO        Title:        President, CEO

[Signature Page for Development and Commercialization Agreement]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A
ARRY 380
[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B
FINANCIAL EXHIBIT
Calculation of US Profit/Loss
US Profit/Loss shall be calculated in accordance with this Exhibit B (and the term “US Profit/Loss,” as used in this Agreement, means the amount so calculated). US Profit/Loss shall be calculated for each Calendar Quarter by determining the Net Sales of Products in the United States, and subtracting the sum of the Allowable Expenses incurred with regard to the United States during such Calendar Quarter.
All calculations to be made pursuant to this Financial Exhibit shall be made in accordance with (i) the applicable definitions and terms set forth in this Financial Exhibit and in the Agreement in a manner consistent with the methodologies used for the applicable Budgets (first priority), and (ii) GAAP (second priority). All undefined terms shall be construed in accordance with GAAP, but only to the extent consistent with the other express terms and definitions in this Financial Exhibit and the Agreement. The Parties acknowledge and agree that amounts included within the various components of Development Costs and US Profit/Loss shall not be double-counted; accordingly, (i) US Profit/Loss shall exclude all Development Costs, and amounts that are included in determining Development Costs shall not be double counted as components of US Profit/Loss, (ii) in determining US Profit/Loss, amounts that are included under one category of Allowable Expense or are deducted in determining Net Sales of Products in the United States shall not be double-counted under another category of Allowable Expense or for deduction in determining Net Sales of Products in the United States, and (iii) in determining Development Costs, amounts that are included in one category of Development Costs shall not be double-counted in another category of Development Costs. For the avoidance of doubt, income and withholding taxes imposed on either of the Parties or their Affiliates hereunder will not be included in the calculation of US Profit/Loss.
Additional Definitions Related to Calculation of US Profit/Loss
The following definitions shall apply for purposes of calculating US Profit/Loss in accordance this Exhibit B.
(1)    “Allowable Expenses” means the sum of the following internal and external costs incurred during the Term by the Parties, their Affiliates, to the extent attributable and allocable to the Commercialization of the Product in the United States, in each case determined in accordance with GAAP, except to the extent otherwise provided herein:
a.Distribution Costs;
b.EAP Expenses;
c.Fully Burdened Manufacturing Cost;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

d.Health Care Reform Fees;
e.Marketing Expenses;
f.Medical Affairs Expenses;
g.Other Commercialization Costs;
h.Product Mark Costs;
i.Recall Expenses;
j.Regulatory Maintenance Costs;
k.Selling Costs;
l.Shared Product Liability Costs; and
m.applicable Third Party Agreement Payments; and
n.certain US Losses From Claims, as detailed below.
To the extent that any activity is conducted or a cost is incurred in support of both the Product and other products, services or efforts of a Party, then such costs or expenses shall be included in Allowable Expenses to the extent attributable and allocable to the Product, in or for the United States, in accordance with GAAP (except the in the case of Sales Force FTE Costs for Sales Representatives promoting both Products and other products, which shall be determined as specified below).
(2)    “Distribution Costs” means costs identifiable to the distribution of Products, including customer and wholesaler services, collection of data about sales to hospitals and other customers, order entry, billing, shipping, logistics, warehousing, product insurance, freight not paid by customers, credit and collection and other like activities the costs of which are includable in “distribution costs” in accordance with GAAP. For clarity, “Distribution Costs” shall not include costs of activities included within Marketing Expenses, Medical Affairs Expenses, or Selling Expenses.
(3)    “Early Access Program” or “EAP” means any program to provide patients in the United States with a Product prior to Marketing Approval and First Commercial Sale in the United States. Early Access Programs include treatment INDs / protocols, named patient programs and compassionate use programs, as applicable. For clarity, an EAP with respect to a Product may continue to be performed following Marketing Approval of the Product and costs may continue to be incurred in accordance with the performance of such EAP after Marketing Approval.
(4)    “EAP Expenses” means costs to conduct Early Access Programs for the Product.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(5)    “Health Care Reform Fees” means costs for fees paid to the U.S. government as defined in the Patient Protection and Affordable Care Act and similar taxes and governmental fees in the United States, in each case to the extent directly attributable to the Product.
(6)    “Marketing Expenses” means costs identifiable to the advertising, promotion and marketing of the Product in the United States, and related professional education, in each case to the extent incurred specifically with respect to the Product (and to the extent not performed by Sales Representatives), including:
a.Advertising, which includes costs associated with media costs, direct mails, production expenses, agency fees, and medical congresses and meetings;
b.Promotion, which includes costs associated with professional samples, reimbursement of patient assistance programs, public relations and communications expenses, development of information and data for national accounts, managed care organizations and group purchasing organizations;
c.Market Research, which includes costs associated with market information, focus groups, and market research professional staff and related out-of-pocket costs such as travel, business meals, and training;
d.Marketing Management, which includes the costs of Product management activities;
e.Reimbursement/Access Services, which includes costs incurred to manage marketing programs, marketing costs (educational material) as well as coupon or co-pay programs directly attributable to the Product; and
f.Health Policy/Advocacy, which includes costs reasonably necessary and identifiable to the Product, such as Advocacy sponsorships for the Product’s specific disease state as well as any specific policy lobbying and trade and government relations related expenses, in each case to the extent attributable to and specifically conducted with respect to the Product.
(7)    “Medical Affairs Expenses” includes costs reasonably necessary and identifiable to the Product incurred with respect to: medical affairs and other activities associated with clinical studies conducted after Marketing Approval in the United States (to the extent not otherwise included within Development Costs); medical and scientific information and response to external inquiries or complaints; pharmacovigilance, investigator initiated research if not covered in the Development Plan, medical education, Health Economics and Outcomes Research (HECOR, HEMAR), speaker programs, advisory boards, educational grants and fellowships, drug safety, government affairs; and field based medical science liaisons, medical affairs clinical trial mgmt, MD’s in field (separate from medical science liaisons’), publications, medical communications and field medical education.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(8)    “Other Commercialization Costs” means any other costs attributable or allocable to Commercialization of the Product in the United States in accordance with GAAP, to the extent not included in one of the other categories or definitions of costs under this Financial Exhibit; provided, however, that costs associated with Sales Representatives and their Detailing activities that are expressly excluded from the definition of Selling Costs shall not be included as “Other Commercialization Costs.” It is understood that Other Commercialization Costs shall not include costs associated with Development activities.
(9)    “Recall Expenses” means costs associated with notification, retrieval and return of the Product, destruction of such returned Product, replacement Product and distribution of the replacement Product, in each case that are incurred with respect to a recall of the Product.
(10)    “Regulatory Maintenance Costs” means costs for maintenance fees relating to Marketing Approvals for the Products in the Field, personnel engaged in the filing and maintenance of Marketing Approvals and incurred to establish, maintain and enforce the Product Marks.
(11)    “Sales Force FTE Costs” means the number of Sales Representative FTEs dedicated to the Product, multiplied by the applicable Sales Force FTE Rate. As used herein, references to a “Sales Representative” mean a Sales Representative utilized to perform Details (as defined below) with respect to a Product and excludes field and corporate sales management (e.g., sales managers, district managers).
(12)    “Sales Force FTE Rate” means [*] of the gross salaries (including (x) any cash bonus or other performance-based cash incentive payments, to the extent based directly on sales or promotion of the Products (and not other products), and (y) any non-equity bonus tied to the overall performance of an individual Sales Representative FTE, but not based on sales or promotion of the Products or any other products, but excluding for clarity any non-cash based performance incentive payments) of Sales Representative FTEs who are Detailing the Product under and in accordance with the Co-Promotion Plan. It is understood that the Sales Force FTE Rate shall be deemed to include any automobile allowance, meal expenses, travel/housing for meetings and other incidental expenses incurred by such personnel in the ordinary course of employment (i.e., such amounts shall not be considered “salary” and shall not otherwise be included as out-of-pocket expenses, but shall be deemed reimbursed by means of the Total Sales Representative Costs determined by multiplying the Sales Force FTE Rate by the applicable percentage(s) set forth in the definition of Total Sales Force Costs, below.
(13)    “Selling Costs ” means Total Sales Representative Costs, as described in clause (a) below, and the costs as described in clause (b) below. Selling Costs shall include only include costs to the extent included in the foregoing. Internal costs of a Party and its Affiliates for the performance of Details, or for the hiring and maintenance of a sales force, shall be reimbursed only to the extent reflected in Total Sales Representative Costs.
a.    “Total Sales Representative Costs” shall be calculated as the following percentages of Sales Force FTE Costs of Sales Representatives Detailing Product: (i) [*], to the extent such Sales Representatives Detail [*]; (ii) [*], to the extent such

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Sales Representatives Detail [*]with a Product as the First Position Detail; (iii) [*], to the extent such Sales Representatives Detail [*]with a Product as the First Position Detail; (iv) [*], to the extent such Sales Representatives Detail [*]with a Product as the Second Position Detail, (v) [*], to the extent such Sales Representatives Detail [*], and (vi) [*], to the extent such Sales Representatives Detail [*]with a Product as the Other Detail. For the avoidance of doubt, if a Sales Representative Details a Product in different positions in different Details (e.g., First Position Detail in a portion of the Details and Second Position Details in other Details), then a pro rata share of the foregoing percentages, to be calculated based on the time spent by such sales representative on Detailing such Product in each such position, will be included in Selling Expenses. For periods in which Sales Representatives are performing activities in support of Products but are not Detailing Products (e.g., during launch preparation or training), the Sales For FTE Costs for such Sales Representatives will be allocated to Selling Expenses based on the percentage of time such Sales Representatives are devoted to such activities in support of the Products. For such purposes:
i.“First Position Detail” means a Detail in which the applicable pharmaceutical product is Detailed before any other product and the predominant portion of time is devoted to the Detailing of such pharmaceutical product.
ii.“Second Position Detail” means a Detail in which the applicable pharmaceutical product is Detailed in the second position (i.e., no more than one other product is presented to or discussed with the healthcare professional before such Product) and the second most predominant portion of time is devoted to the Detailing of such pharmaceutical product.
iii.“Other Detail” means any Detail other than a First Position Detail or a Second Position Detail.
b.    Out-of-pocket costs and internal costs (other than costs for Sales Representatives or the performance of Details) directly attributable to selling Products, including first line sales managers, exhibits at shows or conventions including samples, charges for space, sales aids and brochures, sales meetings, specialty sales forces, consultants, call reporting and other Third Party monitoring/tracking services, and the like.
US Losses From Claims; Exclusion of Losses Due to Breach or Subject to Indemnification
The Parties agree that all costs and expenses incurred by the Parties and their Affiliates in connection with any Third Party claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding of, to, from, by or before any Governmental Authority, and related damages, losses, liabilities, costs

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(including costs of investigation, defense), fines, penalties, government orders, expenses or amounts paid in settlement (in each case, including reasonable attorneys’ and experts fees and expenses), that arise out of the performance, in good faith, of the Commercialization (including related manufacture) or other exploitation of Products in the United States (“US Losses From Claims”) will be charged to the US Profit/Loss; provided, however, that US Profit/Loss will not include any such costs or expenses incurred by a Party or its Affiliate to the extent: (i) caused by a breach of this Agreement by such Party or Affiliate; or (ii) subject to indemnification by such Party pursuant to Section 16.1 or 16.2 (and for clarity, if a Third Party makes a Third Party Claim directly against a Party or any of its Affiliates that would otherwise be indemnified by such Party if such Third Party Claim had been made against the other Party (or any of its Affiliates), then such costs or expenses incurred by the indemnified Party will not be included in the calculation of US Profit/Loss, but will be governed by Section 16.1 or 16.2, as applicable).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C
EXISTING QUANTITIES OF PRODUCT

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT D
ARRAY DISCLOSURES

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT E
ONCOTHYREON DISCLOSURES

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT F
PRESS RELEASE

[The press release follows this page.]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ONCOTHYREON AND ARRAY ANNOUNCE COLLABORATION TO DEVELOP AND COMMERCIALIZE ANTI-HER2 COMPOUND ARRY-380
-Array to Hold Conference Call to Discuss Collaboration on May 30 at 10 a.m. E.T.-
Seattle, Wash., and Boulder, Colo., (May 30, 2013) - Oncothyreon Inc. (NASDAQ: ONTY) and Array BioPharma Inc. (NASDAQ: ARRY) today announced that they will collaborate to develop and commercialize ARRY-380, an orally active, reversible and selective small-molecule HER2 inhibitor. HER2, also known as ErbB2, is a receptor tyrosine kinase that is over-expressed in breast cancer and other cancers such as gastric and ovarian cancer. Array previously completed a Phase 1 clinical trial of ARRY-380 in patients with heavily pre-treated metastatic breast cancer which demonstrated that the compound was well tolerated and had anti-tumor activity.
Oncothyreon has agreed to pay Array an upfront fee of $10 million upon initiation of the collaboration. Under the agreement, Oncothyreon will fund and conduct the clinical development of ARRY-380 through a defined set of combination proof-of-concept trials in patients with metastatic breast cancer, including patients with brain metastases. ARRY-380 has demonstrated superior activity, based on overall survival, compared to Tykerb® (lapatinib) and to the investigational drug, neratinib, in an intracranial HER2+ breast cancer xenograft model. This provides a strong rationale to explore whether ARRY-380 can provide benefit to patients with brain metastases, which occur in approximately one-third of women with metastatic HER2+ breast cancer.
Oncothyreon and Array intend to jointly conduct Phase 3 development supported by the proof-of-concept studies, with each party retaining the right to opt out of further development and commercialization in exchange for a significant royalty. Array is responsible for worldwide commercialization of the product. Oncothyreon has a co-promotion right in the U.S., and the two companies will share the cost of U.S. commercialization, including any profit, equally. Outside of the U.S., Oncothyreon will receive a double-digit royalty on net sales intended to approximate a fifty percent profit share, and the two companies will share equally the proceeds from any sublicense of marketing rights.
“We are pleased to expand our pipeline of oncology products in development through this collaboration with Array,” said Robert L. Kirkman, M.D., President and Chief Executive Officer of Oncothyreon. “As the only selective small-molecule inhibitor of HER2 in clinical development, we believe ARRY-380 has the potential to significantly enhance the care of women with metastatic breast cancer.”

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“We believe ARRY-380 has the potential to be a very important long-term treatment option for patients living with breast cancer,” said Ron Squarer, Chief Executive Officer, Array BioPharma. “We are pleased to have a partner in Oncothyreon to advance the drug through these important proof-of-concept studies and beyond.”
CONFERENCE CALL INFORMATION
Array will hold a conference call on Thursday, May 30, 2013, at 10:00 a.m. eastern time to discuss this collaboration.
Conference Call Information

Date:	May 30, 2013
Time:	10:00 a.m. eastern time
Toll-Free:	(800) 303-0442
Toll:	(847) 413-3733
Pass Code:	34,997,447
Webcast & Conference Call Slides:
http://investor.arraybiopharma.com/phoenix.zhtml?c=123810&p=irol-irhome
About ARRY-380
ARRY-380 is an orally active, reversible and selective HER2 inhibitor. In multiple preclinical tumor models, ARRY-380 was well tolerated and demonstrated significant dose-related tumor growth inhibition that was superior to Herceptin® (trastuzumab) and Tykerb. Additionally, in these models, ARRY-380 demonstrated synergistic or additive tumor growth inhibition when dosed in combination with the standard-of-care therapeutics Herceptin or Taxotere® (docetaxel).
A Phase 1 trial of ARRY-380, with both dose-escalation and expansion components, has been completed in 50 patients, 43 of whom had HER2+ metastatic breast cancer. All HER2+ breast cancer patients had progressed on a trastuzumab-containing regimen. In addition, over 80% had been treated with lapatinib, with many having progressed on therapy. In this study, ARRY-380 demonstrated an acceptable safety profile; treatment-related adverse events were primarily Grade 1. Because ARRY-380 is selective for HER2 and does not inhibit EGFR, there was a low incidence and severity of treatment-related diarrhea, rash and fatigue. Additionally, there were no treatment-related cardiac events or Grade 4 treatment-related adverse events reported. The maximum tolerated dose of ARRY-380 established in this Phase 1 trial was 600 mg twice daily (BID). Twenty-two HER2+ breast cancer patients with measurable disease were treated with ARRY-380 at doses > 600 mg BID. In this heavily pretreated patient population, there was a clinical benefit rate (partial response [n = 3] plus stable disease for at least 6 months [n = 3]) of 27%. Notably, two of the patients with partial responses during treatment with ARRY-380 had confirmed progressions while on prior lapatinib- and trastuzumab-containing regimens.
About Oncothyreon
Oncothyreon is a biotechnology company specializing in the development of innovative therapeutic products for the treatment of cancer. Oncothyreon’s goal is to develop and commercialize novel synthetic vaccines and targeted small molecules that have the potential to improve the lives and outcomes of cancer patients. For more information, visit www.oncothyreon.com.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

About Array BioPharma
Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small-molecule drugs to treat patients afflicted with cancer. Array is evolving into a late-stage development company and currently expects significant progress toward generating data to support our upcoming Phase 3 / pivotal trial decisions. Novartis expects to begin Phase 3 trials evaluating Array-invented MEK162 in NRAS- and BRAF-mutant melanoma in 2013. In addition, Array expects to begin a Phase 3 trial evaluating MEK162 in low-grade serous ovarian cancer under the license agreement with Novartis in 2013. AstraZeneca expects to begin Phase 3 or pivotal registration trials with selumetinib (an Array-invented drug) in non-small cell lung cancer and thyroid cancer during the second half of 2013. Three other Array-invented drugs are also approaching Phase 3 or pivotal trial decisions which are expected by the end of 2013. These include Array’s wholly-owned drugs, ARRY-520 and ARRY-614, and one partnered program, danoprevir (with InterMune/Roche). For more information on Array, please go to www.arraybiopharma.com.
Oncothyreon Forward-Looking Statements
In order to provide Oncothyreon’s investors with an understanding of its current results and future prospects, this release contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include Oncothyreon’s expectations regarding potential royalties, profits and other payments that may be received or paid by Oncothyreon in the future, anticipated clinical and other product development and marketing activities related to ARRY-380 and the costs and responsibilities of those activities, expected benefits and market potential for ARRY-380 and success of activities to obtain market approval and sales.
Forward-looking statements involve risks and uncertainties related to Oncothyreon’s business and the general economic environment, many of which are beyond its control. These risks, uncertainties and other factors could cause Oncothyreon’s actual results to differ materially from those projected in forward-looking statements, including those predicting the timing, duration and results of clinical trials, the timing and results of regulatory reviews, the safety and efficacy of our product candidates, and the indications for which our product candidates might be developed. There can be no guarantee that the results of preclinical studies or clinical trials will be predictive of either safety or efficacy in future clinical trials. Although Oncothyreon believes that the forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of Oncothyreon’s risks and uncertainties, you are encouraged to review the documents filed with the securities regulators in the United States on EDGAR and in Canada on SEDAR. Oncothyreon does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Array BioPharma Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about potential royalties, profits and other payments that may be received or paid by Array in the future, the potential for the results of ongoing clinical trials to support further development, regulatory approval or the marketing success of ARRY-380, anticipated clinical and other product development and marketing activities related to ARRY-380 and the costs and responsibilities of those activities, expected benefits and market potential for ARRY-380, and the success of activities to obtain market approval and sales. These statements involve significant risks and uncertainties, including those discussed in the most recent annual report filed on Form 10-K, quarterly reports filed on Form 10-Q, and other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect current expectations concerning future events, actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, the ability of Array and Oncothyreon to continue to fund and successfully progress research and development efforts with respect to ARRY-380; risks associated with dependence on collaborators for the clinical development and commercialization of out-licensed drug candidates, including ARRY-380; the ability to effectively and timely conduct clinical trials in light of increasing costs and difficulties in locating appropriate trial sites and in enrolling patients who meet the criteria for certain clinical trials; and risks associated with dependence on third-party service providers to successfully conduct clinical trials within and outside the United States. Array is providing this information as of May 30, 2013 and undertakes no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

Additional Information
Additional information relating to Oncothyreon can be found on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.
Additional information relating to Array BioPharma can be found on EDGAR at www.sec.gov.

Investor and Media Relations Contact:
Julie Rathbun
Rathbun Communications
206-769-9219
ir@oncothyreon.com

Array BioPharma Investor and Media Relations Contact:
Tricia Haugeto
(303) 386-1193
thaugeto@arraybiopharma.com